SECURITIES AND EXCHANGE COMMISSION
                     Washington D.C. 20549

                           FORM N-lA


                   1940 Act File No. 811-4421


                REGISTRATION STATEMENT UNDER THE
                 INVESTMENT COMPANY ACT OF 1940

                        Amendment No. 18


               CO-OPERATIVE BANK INVESTMENT FUND
                   d/b/a Bank Investment Fund
       (Exact Name of Registrant as Specified in Charter)


                         75 Park Plaza
                Boston, Massachusetts 02116-3934
            (Address of Principal Executive Offices)

                         (617) 695-0415
                (Registrant's Telephone Number)


                      JAMES L. BURNS, JR.
             President and Chief Executive Officer
                      Bank Investment Fund
                         75 Park Plaza
                Boston, Massachusetts 02116-3934
            (Name and Address of Agent for Service)


                           Copies to:

                   ROBERT E. McLAUGHLIN, ESQ.
                       Steptoe & Johnson
                 1330 Connecticut Avenue, N.W.
                     Washington, D.C. 20036

Dated:   March 31, 1999


                 (214 Pages, including Exhibits)

PART A

Items 1-3.

         Not applicable, as this Registration Statement is filed only under the Investment Company Act of 1940 (the 1940 Act") and does not relate to the registration of any securities of the Registrant under the Securities Act of 1933.

Item 4.  Investment Objectives, Principal Investment Strategies
		and Related Risks

        (a) The investment objective of Fund One is to maximize current income consistent with liquidity of assets and safety of principal. Fund One was formed to provide participating banks with a high liquid, diversified, high-quality investment vehicle designed to assist liquidity management.

        The investment objective of Liquidity Fund is to maximize current income consistent with liquidity of assets and safety of principal. The Liquidity Fund was formed to provide participating banks with a highly liquid, diversified, high-quality investment vehicle designed to assist liquidity management, while seeking preservation of capital.

        (b) Fund One invests principally in short and intermediate term marketable debt securities issued by the United States
Government or by agencies of the United States, repurchase agreements, reverse repurchase agreements and money market instruments. Asset investments for Fund One include principally those securities eligible to be included in legal liquidity for Massachusetts co-operative banks under Massachusetts General
Laws, Chapter 170, Section 22.


        The Registrant has a policy of investing Fund One's assets principally in (A) cash on hand and due from banks, (B) balances payable upon demand or certificates of deposits due from a trust company or a national banking association or banking company, (c) bonds and other direct obligations of the United States or obligations unconditionally guaranteed as to principal and interest by the United States, (D) certain federal agency obligations which have unexpired terms of five years or less, to include obligations of, or instruments issued by and fully guaranteed by, the Federal National Mortgage Association, debentures, bonds or other obligations issued by a Federal Home Loan Bank or consolidated Federal Home Loan Bank debentures or bonds issued by the Federal Home Loan Bank Board under the Federal Home Loan Bank Act, debentures issued by the Federal Central Bank for Co-operatives, or consolidated debentures issued by said Central Bank and the 12 regional Banks for Co-operatives under the Farm Credit Act of 1933 or any successors thereto, collateral trust debentures or other similar obligations issued by any Federal Intermediate Credit Bank or consolidated debentures or other similar obligations issued by the 12 Federal Intermediate Credit Banks under the Federal Farm Loan Act, farm loan bonds issued by any Federal
Loan Bank under the Federal Farm Loan Act, and promissory notes representing domestic farm labor housing loans authorized by
Section 514 of the Federal Housing Act of 1949, as amended by the Federal Housing Act of 1961,(E) repurchase agreements involving government securities, (F) debt instruments, to include, Federal funds and/or deposits in the Federal Home Loan Bank, deemed eligible for state banks legal liquidity by the Commonwealth of Massachusetts or the Commissioner of Banks, and (G) certain short-term money market instruments. The Registrant is authorized by statute to invest its assets in a variety of debt and equity securities. No more than 5% of the Registrant's assets, at the time of purchase, may be invested in the securities of any one issuer except for direct obligations of the United States or obligations guaranteed by the United States, and other obligations issued under certain federal programs or by certain federal agencies or instrumentalities. Fund One is further restricted through the investment policy maintained by the Registrant's Officers and Directors. The investment policy for Fund One restricts the Registrant from a) making any investment in equity securities , b) making any intermediate or long-term investment in corporate (non-governmental) debt securities and c) investing more than 25% of the of the Fund's total assets in the securities of a particular industry other than U.S. Government or Federal agency securities. Fund One's portfolio of investments was comprised of items (A), (B), (D), and (E) as of December 31, 1998.
        The Liquidity Fund invests principally in short term marketable debt securities issued by the United States
Government or by agencies of the United States, bank money instruments, repurchase agreements, short-term corporate debt instruments, commercial paper, and reverse repurchase agreements. Asset investments for Liquidity Fund include principally those securities eligible to be included in legal liquidity for Massachusetts co-operative banks under Massachusetts General Laws, Chapter 170, Section 22.

        The Registrant has a policy of investing the Liquidity Fund's assets principally in (A) cash on hand and demand deposits due from banks;(B)certificates of deposit due from any trust company, national banking association, banking company, or any federally insured savings bank, co-operative bank or savings & loan association (C) bankers acceptances; (D) bonds and other direct obligations of the United States or obligations unconditionally guaranteed as to principal and interest by the United States, and issues of U.S. Government agencies and instrumentalities which are established under the authority of an act of Congress; (E)repurchase agreements; (F) commercial paper which, when purchased, is rated A-1 by Standard & Poor's Corporation ("Standard & Poor's) or Prime-1 by Moody's
Investors Service, Inc.("Moody's") or, if not rated, has been determined under procedures adopted and supervised by the Registrant's Board of Directors to be of comparable high quality, including variable amount master demand notes and short-term obligations of corporations; (G)Second Tier securities to the extent permissible by Rule 2a-7 of the Investment Company Act of 1940 (no more than 5% of the Funds assets, in the aggregate, may be invested in "second tier" securities, with no more than 1% of the Fund's assets or one million dollars, whichever is greater, invested in the second tier securities of any one issuer) including commercial paper which when purchased is rated A-2 by Standard & Poor's or Prime-2 by Moody's or if not rated, has been determined under procedures adopted, and supervised by the Fund's Board of Directors to be of comparable quality. Commercial paper obligations in the second tier category may include variable amount master demand notes and short-term obligations of corporations;(H) any other debt instrument to include, Federal funds and/or deposits in the Federal Home Loan
Bank, deemed eligible for state banks legal liquidity by the Commonwealth of Massachusetts or the Commissioner of Banks or the Commissioner of Banks; and (I) certain short-term money market instruments. All of the investments for the Liquidity Fund must have a maturity or remaining maturities of 397 days or less; except for, variable rate instruments, which provide for adjustment of interest rates on set rates(currently daily or weekly) and which upon such adjustment is expected to have a market values that approximate their par values, may have a final maturity in excess of 397 days, but for purposes of calculating the average maturity will be deemed to have a maturity equal to (1)the period remaining until the next readjustment of the interest rate if it is an instrument issued or guaranteed by the United States Government or any agency thereof, or (2)the longer of the period remaining until the next readjustment of the interest rate or the period remaining until the principal amount can be recovered through demand. The Liquidity Fund will maintain a dollar-weighted average maturity of 90 days or less.
The Liquidity Fund may invest more than 25% of its assets in the banking industry through certificates of deposit and federal funds. The Liquidity Fund's portfolio of investments was comprised of items (A), (B), (D), (F), (H) and (I) as of December 31, 1998.


         The Registrant's board of directors has
established procedures designed to stabilize the per share net asset value of shares of the Liquidity Fund at $1,000. Under repurchase agreements entered into by the Registrant, the Registrant purchases government securities from a seller subject to an unconditional agreement to sell the same securities or other assets back to the seller at a higher price. If a purchaser under such a repurchase agreement does not assure its interest by taking possession of a sufficient amount of assets, or the market value of such assets does not remain sufficient, the purchaser is at risk in the event that the seller under such agreement does not fulfill its obligations under the agreement. It is the Registrant's policy to minimize risk under such agreements by (a) having its custodian take possession of securities purchased under such agreements and (b) determining that the market value of the securities purchased under such an agreement is adequate to secure its interest at the time of purchase and over the life of the agreement.

         The Funds may enter into reverse repurchase agreements to meet short term liquidity needs of the Funds. These agreements may not be in excess of three business days. Any such borrowing would be limited to borrowing allowable under Section 18 of the Investment Company Act of 1940 and applicable regulations promulgated thereunder.

         (c) The main risk factor in Fund One's performance is interest rates. The yield and share price of Fund One change daily based on changes in interest rates and market conditions, and in response to other economic, political or financial events. The Fund One's total return includes both income and price gains or losses. While income is the most important component of returns over time, Fund One's emphasis on income does not mean Fund One invests only in the highest-yielding bonds and notes available, or that it can avoid losses of principal. In general, bond and note prices rise when interest rates fall and fall when interest rates rise. Longer-term bonds and notes are usually more sensitive to interest rate changes. In other words, the longer the maturity of a bond or note, the greater the impact a change in interest rates is likely to have on the price.

         An additional risk factor in Fund One's performance is pre-payment risk. Many types of debt securities, including mortgage securities and callable bonds and notes may be subject to a prepayment risk. Prepayment risk occurs when the issuer of a security can prepay principal prior to the security's maturity. Securities subject to prepayment risk generally offer less potential for gains during a declining interest rate environment, and similar or greater potential for loss in a rising interest rate environment.

         These risk factors may adversely effect Fund One's net asset value, yield, total return and loss of money in an investment in the Fund may result.

         The main risk factor in Liquidity Fund's performance is interest rates, the fluctuation of which will cause the income of the Liquidity Fund to correspondingly change. The average portfolio duration may cause a delayed effect before the market interest rate change is fully reflected in the Liquidity Fund's income performance.


         An additional risk factor in the Liquidity Fund's performance, to a limited extent, is credit risk. Credit risk is the chance that the issuer of the security will be unable to pay interest and principal in a timely manner. While the credit quality of the Liquidity Fund's investment portfolio is extremely high based on the principal investment strategies discussed above, the Liquidity Fund is subject to some degree of credit risk.

         The Liquidity Fund seeks to maintain, but does not guaranty a stable net asset value of $1000 per share. In addition, the shares being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit
Insurance Corporation, U.S. Government or its agencies.


Item 5
         Not applicable, as this Registration Statement is filed only under the Investment Company Act of 1940 (the 1940 Act") and does not relate to the registration of any securities of the Registrant under the Securities Act of 1933.

Item 6  Management, Organization and Capital Structure

     (a)(1) The Registrant is a corporation organized effective April 7, 1985 pursuant to a special act of the Commonwealth of Massachusetts (Massachusetts Acts of 1984, Chapter 482, as amended by Massachusetts Acts of 1986, Chapter 244, Massachusetts Acts of 1990, Chapter 277, Massachusetts
Acts of 1991, Chapter 285, and Massachusetts Acts of 1993, Chapter 147) (collectively, the "Charter"). The
Registrant's chartered name is the Co-operative Bank Investment Fund, and the Registrant does business under the name Bank Investment Fund. The Registrant commenced active operations on October 18, 1985. The Registrant was established to provide one or more mutual investment funds for Massachusetts cooperative banks and other institutions. From October 18, 1985 through October 12, 1988, the Registrant's operations were performed through a single investment fund. On October 12, 1988, the Registrant organized a second fund as a money market fund.
The Registrant is regulated by the Massachusetts Commissioner of Banks.

         The Registrant is an open-end management company.
The Registrant operates as a diversified management company, but reserves the freedom of action to change its portfolio concentration to that of a nondiversified management company.
         The Registrant's current operation is performed through a no-load, diversified, open-end investment fund ("Fund One") and a no-load, diversified, open-end money market fund (the LiquidityFund") (Fund One and the Liquidity Fund are hereinafter referred to collectively as the "Funds").

         The Registrant may establish in the future other distinct investment funds with investment objectives different from those which the Registrant has adopted for the Funds. The Registrant's Charter, however, restricts the Registrant's authority to invest its assets to certain specified types of securities and other property.

         The Registrant's charter provides that its Board of Directors shall have full control of the business of the Registrant, except for certain powers retained by the Registrant's incorporators. In particular, the Board of Directors has authority to invest the Registrant's assets, subject to the limitations of the Registrant's Charter.

         The Registrant does not currently employ the services of an investment advisor. Investment decisions for the Registrant are made by authorized officers of the Registrant, pursuant to authority delegated by the Registrant's Board of Directors. The Registrant reserves the right to appoint an investment advisor at any reasonable and customary fee as may be agreed when, in the opinion of the Registrant's Board of Directors, the use of such services would improve the Funds' performance.

         (2) The primary investment officer of the Funds is James L. Burns, Jr., President. He has held this position since inception of the Registrant in 1985. For more than 15 years prior to the inception of the Funds, he managed investment portfolios for the Co-operative Central Bank and the State Street Bank and Trust Company, Boston, Massachusetts.

         The Registrant does not currently utilize the services of any person (other than its directors, officers or employees) to provide significant administrative or business affairs management services to the registrant.

         The Registrant does not utilize the services of a transfer agent or a dividend paying agent.

         (3) There are no legal proceedings pending to which the Registrant is a party.

        (b) The Registrant has no capital stock; beneficial ownership of the Registrant is represented by shares of beneficial interest divided into two classes, the Fund One Class and the Liquidity Fund Class. Each share within each such class is equal in every respect to every other share of that class.
The shares of beneficial interest in the Registrant do not provide holders of such shares with any voting rights. The right to elect the Registrant's board of directors is vested in the Registrant's incorporators, who are the directors of the Co-operative Central Bank ("Central Bank").


         Under the Registrant's Charter, its shares may not be issued to any persons other than Massachusetts co-operative banks, Massachusetts savings banks, the Co-operative Banks Employees Retirement Association, the Central Bank, the Massachusetts Co-operative Bank League, The Savings Bank Life Insurance Company of Massachusetts, the National Consumer Co-operative Bank, Massachusetts trust companies, credit unions incorporated in Massachusetts and federally chartered credit unions, savings banks and savings and loan associations with their principal places of business in Massachusetts and affiliates of other eligible investors in the Registrant. Notwithstanding these charter provisions, the Registrant is not currently offering its shares to any credit unions, the Co-operative Banks Employees Retirement Association, or the Massachusetts League of Community Banks (formerly called the Massachusetts Co-operative Bank League), nor is it offering its shares to any affiliate of an eligible investor other than a wholly-owned subsidiary of an otherwise eligible investor. Moreover, shares of the Liquidity Fund are not being offered to any affiliate of any eligible investor, but rather is offered to eligible banking institutions only. The Registrant's shares may not be transferred by eligible investors to any persons other than such eligible investors (except that the shares may be pledged to such other persons by such investors, or may be transferred to the Central Bank). If the Registrant's shares are acquired by any other person by operation of law or by foreclosure upon the pledge of such shares (or through transfer in the case of the Central Bank), and if such condition is known to the Registrant, no dividend may be paid on such shares after 30 days from the date of such acquisition. Furthermore, the Registrant must offer to repurchase the shares from such person at net asset value of the shares, less any dividends paid thereon, after said thirty days. If such offer is refused, the redemption price which the holder of such shares may obtain in any subsequent repurchase of those shares by the Registrant is limited to the net asset value of the shares as last determined during said thirty days.


Item 7  Shareholder Information

         (a) Fund One's net asset value per share is determined as of the close of the New York Stock Exchange on days when the Custodian Bank (State Street Bank) is open for business. The net asset value per share by Fund One is determined by adding the appraised values of all securities and all other assets, deducting liabilities and dividing by the number of shares outstanding. The price of which an order is effected is based on the next calculation of net asset values after the order is placed. U.S. debt securities are normally valued on the basis of valuations provided by market makers. Such prices are believed to reflect the fair value of such securities and to take into account appropriate factors such as institutional size trading in similar groups of securities, yield quality, coupon rate, maturity, type of issue, and other market data. Securities for which market quotations are not readily available will be valued at fair value using methods determined in good faith by or at the direction of the Board of Directors.

         The Liquidity Fund's net asset value per share is determined by dividing the value of all investment securities and all other assets, less liabilities, by the number of shares outstanding. The Liquidity Fund's investment securities are valued based on their amortized cost, which does not take into account unrealized appreciation or depreciation. The
Corporation's Board of Directors has established procedures reasonably designed to stabilize the net asset value per share at $1,000.00.

         The Registrant generally observes the following holidays during the calendar year: New Year's Day, Martin Luther King Day, President's Day, Memorial Day, Independence Day, Labor Day, Columbus Day, Veteran's Day, Thanksgiving Day, and Christmas Day.

(b) The Registrant continuously offers shares of each class to all eligible investors and such shares (except shares of which the redemption price has become fixed under special conditions set forth in the Charter, as described on Capital Structure under Item 6(b), are sold and redeemed by each Fund only at prices equal to the net asset value of the shares of such Fund's class outstanding. The net asset value per share for each Fund is determined by adding the value of all securities and other assets held by the applicable Fund, deducting liabilities of such Fund and dividing by the number of shares of such Fund's class outstanding.


         Shares of the Fund are offered for sale on days on which both the New York Stock Exchange and the custodian bank are open for business. There is no sales charge. The minimum initial investment is $59,000.00 (although in certain cases the Registrant may require a minimum investment in accordance with requirements of applicable securities laws). Additional investments may be made in any amount in excess of the minimum.

         Call your correspondent bank and speak to your account officer. Tell the officer that you want to transfer funds to State Street Bank and Trust Company. Instruct the officer to wire transfer the money before 12:00 noon, Boston time, to:
				State Street Bank and Trust Company
				Boston, Massachusetts
				Routing number 0110-0002-8
				For account of the Bank Investment
				Fund, Fund One
Account number:  9006-930-3  (in the case
 of Fund One purchase)
					or
				For account of The Bank Investment Fund
				Liquidity Fund
Account number: 9006-884-2 (in the case of Liquidity Fund Purchase

              If your correspondent bank account is with the State Street Bank and Trust Company, contact your account officer and instruct the officer to transfer funds from your account to the account of the Bank Investment Fund, Fund One, Account number 9006-930-3, or to the account of the Bank Investment Fund, Liquidity Fund, Account number 9006-884-2.

              AFTER INSTRUCTING YOUR BANK TO TRANSFER FUNDS, PLEASE CALL THE REGISTRANT AND TELL US THE AMOUNT YOU TRANSFERRED AND
THE NAME OF THE BANK SENDING THE TRANSFER.  YOUR BANK MAY CHARGE
A FEE FOR SUCH SERVICES.  REMEMBER, IT IS IMPORTANT TO DO THIS
BEFORE 12:00 NOON.

         The securities market, in which the Fund buys and sells securities, usually requires immediate settlement in Federal funds for all securities transactions; therefore, payment for the purchase of each Fund's shares not received in the form of Federal funds will be recorded as share subscriptions, and not invested in Fund shares until such payments are converted into Federal funds. Payments received by bank wire can be converted immediately into Federal funds; any other form of respective payment will result in a delay. Orders received prior to 12:00 noon, Boston time, will be invested in shares of the Fund at the next determined net asset value.

(c) The Registrant will redeem shares of either class from shareholders of record, without any charge, at the per share net asset value next determined for such class after a request for redemption is received. Redemption may be requested, if authorized in advance and in writing, by telephone request to the Registrant. Shareholders also may make redemption requests by signed written request addressed to the Registrant. When the amount to be redeemed is at least $5,000, the Registrant will wire transfer the amount redeemed to a bank account designated by the shareholder.

         Payment for shares redeemed will be made by the Registrant within one business day, except the Registrant reserves the right to delay payment upon request for redemption up to seven business days after any investment that has been made with uncollected funds. Redemption of shares or payment may be suspended at times (a) when the New York Stock Exchange is closed, (b) when trading on said Exchange is restricted, (c) when an emergency exists as a result of which disposal by the Registrant of securities owned by it is not reasonably practicable or it is not reasonably practicable for the Registrant to fairly determine the value of the net assets of the Funds, or (d) during any period when the Securities and Exchange Commission, by order, so permits; provided that applicable rules and regulations of the Securities and Exchange Commission shall govern as to whether the conditions prescribed in (b) or (c) exist.

         The Registrant has not established any procedure whereby a shareholder can sell its shares to the Registrant through a broker/dealer.

         The Registrant has not established any procedure which would permit it to redeem shares involuntarily in accounts below a certain number or value of shares.

(d) The Registrant's policy is to declare dividends from net income on each day the Funds are open for business and to make payments thereof to shareholders on a monthly basis.
Distributions of realized net capital gains, if any, are declared and paid once a year.

Unless an investor elects in writing to receive dividends on a cash basis, dividends and distributions are credited to each investor's investment account as additional shares in the Registrant of the same class as the shares on which the dividend was paid, at net asset value on the date of payment.An investor wishing to change the method by which it receives dividends and distributions must notify the Registrant in writing at least one week before the effective date of such change.

(e) The Registrant has and intends to continue to meet the requirements of Subchapter M of the Internal Revenue Code for regulated investment companies with respect to Fund One and intends to meet such requirements with respect to the Liquidity Fund and, therefore, will not be liable for federal income taxes to the extent that its earnings are distributed.

         Each of the Funds must meet several requirements to maintain its status as a regulated investment company. Among these requirements are that at least 90% of its gross income be derived from dividends, interest, payment with respect to securities loans or other disposition of securities and certain other income; that at the close of each quarter of its taxable year at least 50% of the value of its assets consist of cash and cash items, government securities, securities of other regulated investment companies and , subject to certain diversification requirements, other securities; and that no more than 30% of its gross income be derived from sales of securities held for less than three months.

         Dividends derived from interest, together with distributions of any short-term capital gains, are taxable as ordinary income whether or not reinvested in shares of the Registrant. Dividends of the Registrant will not qualify for the 85% dividends received provisions of the Internal Revenue Code for corporations. Investors in the Registrant may be proportionately liable for taxes on income and gains of the Registrant. The Registrant will inform its shareholders of the amount and nature of any income or gains.

         Shares of either Fund One or the Liquidity Fund may be exchanged for shares of the other Fund on the basis of the respective net asset values of the shares involved. Such exchange will be treated as a sale of the surrendered shares and any gain or the transaction may be subject to federal and state income taxes.

Item 8   Distribution Arrangements

(a) No sales charge will be made and no sales load will be involved in the distribution of any class of the Registrant's shares.

(b) The Registrant, by action of its Board of Directors, has adopted a plan under Rule 12b-1 of the 1940 Act for the payment of distribution expenses for the Funds (the "Plan"). The Plan provides for quarterly review by the Registrant's Board of Directors of the amount of and purposes for which expenditures were made under the Plan and an additional, more extensive annual review in determining whether the Plan will be continued. By its terms, continuation of the Plan from year to year is contingent on an annual approval (1) by a majority of the Registrant's Directors and (2) by a majority of the Directors who are not "interested persons" as defined in the 1940 Act and who have no direct or indirect financial interest in the operation of the Plan or any related agreements the Directors described in (1) and (2) being herein referred to as the "Plan Directors"). The Plan may be terminated at any time by vote of a majority of the Plan directors.

    The principal types of activities for which payments will be made pursuant to the Plan are: (1) fees for membership in trade associations, including associations in which investors eligible to invest in one or more of the Funds are members; (2) sponsorship of program activities at conferences attended by eligible investors, or attendance at such conferences by the Registrant's personnel, and related travel, meal and other expenses; (3) meals and other expenses, including travel expenses, related to business meetings with investors and potential investors in one or more of the Funds; (4) personal items marked with the name or logo of the Registrant for distribution to investors or eligible investors in the Funds;
(5) printing and postage expenses for written materials to be sent to eligible investors who are not shareholders in the Funds; (6) subscription to publications for re-distribution to eligible investors of the Registrant; (7) formulation and implementation of marketing and promotional activities;(8) compensation to officer responsible for sales and customer service and (9) any other activities of a substantially similar nature which may result in the sale of Shares, either directly or through other persons with which the Registrant may enter into agreements related to the Plan in accordance with Rule 12b-1.

         The Plan is applicable to both Fund One and the Liquidity Fund. Any expenses incurred pursuant to the Plan which directly relate to the sale or distribution of shares of either Fund, e.g., printing and mailing of offering materials, will be allocated to and paid by the applicable Fund. Expenses which do not directly relate to the sale and/or distribution of shares of either Fund will be allocated between the Funds in accordance with the annual budget as determine by the Board of Directors of the Corporation to be fair and equitable or on such other basis as the board of Directors of the Corporation may determine from time to time to be fair and equitable.

(c) Not applicable as the Registrant does not maintain any Multiple Class Fund or Master-Feeder Fund.

Item 9 Not applicable, as this Registration Statement is filed only under the Investment Company Act of 1940 (the 1940 Act") and does not relate to the registration of any securities of the Registrant under the Securities Act of 1933.




PART B


STATEMENT OF ADDITION AL INFORMATION
FUND ONE (SERIES I)
AND
LIQUIDITY FUND (SERIES 2)
CO-OPERATIVE BANK INVESTMENT FUND (REGISTRANT) d/b/a Bank Investment Fund

This Statement of Additional Information is not a prospectus, and should be read in conjunction with Part A of the Registrant's Statement dated March 31, 1999 under the Investment Company Act of 1940 of which this Statement of Additional Information is a part. A copy of the entire Registration Statement, including Part A, may be obtained, without charge, upon request from the Bank Investment Fund, 75 Park Plaza, Boston, Massachusetts 02116-3934, (617) 695-0415 ( collect)

Dated:  March 31, 1999





Item 10(b).   Table of Contents
Item No.                          Title                Page  No.

11                Fund History                                15

12 Description of The Fund and Its Investments 15 and Risks

13                Management of the Fund                      19

14                Control Persons and Principal Holders       23
                  of Securities

15                Investment Advisory and Other Services      25

16                Brokerage Allocation and Other Practices    28

17                Capital Stock and Other Securities          29

18                Purchase, Redemption and Pricing of         30
                  Shares

19                Taxation of The Fund                        32

20                Underwriters                                32

21                Calculations of Performance Data            32

22                Financial Statements                        33








Item 11.  Fund History

          The Registrant commenced active operations as an investment company on October 18, 1985. General information regarding the Registrant is included under Item 6(a) of Part A of the Registration Statement of which this Statement of Additional Information is a part.

Item 12  Description of the Fund and its Investments and Risks

           (a) The Registrant is an open-end management company. The Registrant operates as a diversified management company, but reserves the freedom of action to change its portfolio concentration to that of a non-diversified management company.

               (ii) The Registrant's current operation is performed through a no-load, diversified, open-end investment fund ("Fund One") and a no-load, diversified, open-end money market fund (the "Liquidity Fund") (Fund One and the Liquidity Fund are hereinafter referred to collectively as the "Funds").

         (b) Fund One invests principally in short and intermediate term marketable debt securities issued by the United
States Government or by agencies of the United States, repurchase agreements, reverse repurchase agreements and money market instruments.

             Asset investments for Fund One include principally those securities eligible to be included in legal liquidity for Massachusetts co-operative banks under Massachusetts General Laws, Chapter 170, Section 22. The categories of those securities include, but may not be limited to a) cash on hand and due from banks, b) certificates of deposit due from any trust company, national banking association or banking company, c) bonds and other direct obligations of the United States or such obligations as are unconditionally guaranteed as to principal and interest by the United States, d) federal agency obligations which have unexpired terms of five years or less, e) repurchase agreements,
f) any other debt instrument deemed eligible for legal liquidity by the Commonwealth or its agent, and g) certain common money market instruments of temporary duration.

             The Liquidity Fund invests principally in short-term marketable debt securities issued by the United States Government or by agencies of the United States, bank money instruments, repurchase agreements, short-term corporate debt instruments, commercial paper, and reverse repurchase agreements.


             Asset investments for Liquidity Fund include principally those securities eligible to be included in legal liquidity for Massachusetts co-operative banks under Massachusetts General Laws, Chapter 170, Section 22.The categories of those securities include, but may not be limited to a) cash on hand and due from banks, b) certificates of deposit due from any trust company, national banking association or banking company, or any federally insured savings banks, co-operative bank or savings & loan association, c) Federal Funds sold, d) bonds and other direct obligations of the United States which are unconditionally guaranteed as to principal and interest by the United States, and issues of U.S. Government agencies and instrumentalities: e) repurchase agreements; f) commercial paper which, when purchased, is rated A-1 by Standard & Poor's Corporation ("Standard & Poor's") and/or Prime-1 by Moody's Investors Service, Inc. ("Moody's") or, if not rated, has been determined under procedures adopted and supervised by the Fund's Board of Directors to be of comparable high quality. Commercial paper obligations may include variable amount of master demand notes; short-term obligations of corporations; g) Second Tier securities to the extent permissible by Rule 2a-7 of the Investment Company Act of 1940 (see investment restrictions) including commercial paper which when purchased is rated A-2 by Standard & Poor's or Prime-2 by Moody's or if not rated, has been determined under procedures adopted, supervised and approved by the Fund's Board of Directors to be of comparable quality, h) any other debt instrument deemed eligible for legal liquidity by the Commonwealth or its agent, and i) certain common money market instruments of temporary duration. All the above eligible investment must have original maturities or remaining maturities of 397 days or less. In addition, the Fund will maintain a dollar weighted average maturity of 90 days or less.

         The main risk factor in Fund One's performance is interest rates. The yield and share price of Fund One change daily based on changes in interest rates and market conditions, and in response to other economic, political or financial events.
 The Fund's total return includes both income and price gains or losses. While income is the most important component of returns over time, Fund One's emphasis on income does not mean the Fund invests only in the highest-yielding bonds and notes available, or that it can avoid losses of principal. In general, bond and note prices rise when interest rates fall and fall when interest rates rise. Longer-term bonds and notes are usually more sensitive to interest rate changes. In other words, the longer the maturity of a bond or note, the greater the impact a change in interest rates is likely to have on the price.

         An additional risk factor in the Fund One's performance is prepayment risk. Many types of debt securities, including mortgage securities and callable bonds and notes may be subject to a prepayment risk. Prepayment risk occurs when the issuer of a security can prepay principal prior to the security's maturity. Securities subject to prepayment risk generally offer less potential for gains during a declining interest rate environment, and similar or greater potential for loss in a rising interest rate environment.

         These risk factors may adversely effect Fund One's net asset value, yield, total return and loss of money in an investment in the Fund may result.

         The main risk factor in the Liquidity Fund's performance is interest rates, the fluctuation of which will cause the income of the Liquidity Fund to correspondingly change. The average portfolio duration may cause a delayed effect before the market interest rate change is fully reflected in the Liquidity Fund's income performance.

         An additional risk factor in the Liquidity Fund's performance, to a limited extent, is credit risk. Credit risk is the chance that the issuer of the security will be unable to pay interest and principal in a timely manner. While the credit quality of the Liquidity Fund's investment portfolio is extremely high based on the principal investment strategies discussed above, the Liquidity Fund is subject to some degree of credit risk.

         All software used by the Registrant for general ledger, investment securities, mutual fund operation and related purposes is provided and maintained by Bankware, Inc.. The Registrant believes that all such software is year 2000 compliant. Software review, evaluation, update, implemenation and testing validation were completed prior to December 31, 1998. The Registrant expects to process participating bank's investments, redemptions and monthly interest payments without disruption in the year 2000. The Registrant's costs related to this year 2000 systems issue have not material. Fund One and Liquidity Fund recorded expenses of $6,108 and $3,744, respectively in 1998 in this regard. Little, if any, further expenses are expected. Like other mutual funds and other financial and business organizations around the world, the Registrant could be adversly affected if the computer systems used by its third party transaction processors, such as custodians, banks, broker dealers or others that the Registrant does business with, do not properly process the date from and after January 1, 2000. The Registrant continues to seek assurances that comparable steps are being taken by these third party processors. However, there can be no assurance that these steps will be sufficient to prevent any adverse impact on the Fund. The Liquidity Fund plans to be more liquid at year end 1999 in the event that increased redemption activity is received prior to the century date.

         (c)(1) The restrictions and investment policies of the Registrant for Fund One and Liquidity Fund are described as follows:

         (i) The Registrant does not have any authority to issue any securities, including senior securities, other than the shares of beneficial interest which will be sold to eligible investors pursuant to the Registrant's Charter.



         (ii) The Registrant may borrow money under its Charter, provided that the term of such borrowing may not be in excess of three business days. This authority is designed to meet short-term liquidity needs of the Registrant which might otherwise require liquidation of portfolio assets. Any such borrowing, including reverse repurchase agreements, would be limited to borrowing allowable under Section 8 of the 1940 Act and applicable regulations promulgated thereunder.

         (iii) The Registrant has no power under its Charter to underwrite securities of other issuers, or to acquire securities that must be registered under the Securities Act of 1933 before they may be offered or sold to the public.

         (iv) The Registrant's Charter provides that no more than 5% of the Registrant's assets may be invested in the securities of any one issuer except for: (1) direct obligations of the United States; (2) obligations unconditionally guaranteed by the United States; (3) obligations of, or instruments issued by and fully guaranteed by, the Federal National Mortgage Association; (4) debentures, bonds or other obligations issued by a Federal Home Loan Bank or consolidated Federal Home Loan Bank debentures or bonds issued by the Federal Home Loan Bank Board under the Federal Home Loan Bank Act; (5) debentures issued by the central bank for co-operatives, or consolidated debentures issued by said central bank and the 12 regional banks for co-operatives under the Farm Credit Act of 1933 or any successors thereto; (6) collateral trust debentures or other similar obligations issued by any federal intermediate credit bank or consolidated debentures or other similar obligations issued by the 12 federal intermediate credit banks under the Federal Farm Loan Act; (7) farm loan bonds issued by and federal loan bank representing domestic farm labor housing loans authorized by
Section 514 of the Federal Housing Act of 1949, as amended by the Federal Housing Act of 1961.

         Fund One's investment policy restricts it from investing more than 25% of its assets in the securities of any particular industry other than U.S. Government or Federal agency securities.

        The Liquidity Fund may invest more than 25% of its assets in the banking industry through Certificates of Deposit and Federal Funds sold in the ordinary course of its business.

         The Registrant is not authorized to, and does not, invest in shares of common or preferred stock in either Fund One or Liquidity Fund.

         (v) As indicated above under Item 13 (a) (1) "investment Objectives and Policies," the Registrant's Charter allows the Registrant to make and acquire certain real estate mortgage loans. The Registrant does not currently intend to exercise such power.


         The Registrant has no power under its Charter to engage in the purchase or sale of commodities or commodity contracts.

         (vi) Other than the securities which are of the nature excepted from Item 13 (b) (8) of Form N-1A, the Registrant does not make loans to other persons, except that the Registrant may make short-term loans of portfolio securities to broker/dealers collateralized by securities received from such broker/dealers of like quality and value of which the Registrant will take possession.

         (vii) Fundamental investment policies and restrictions of the Registrant for Fund One and Liquidity Fund, followed in connection with the Registrant's operations, are described under Items 4 (a) of Part A of the Registration Statement of which this Statement of Additional Information is a part. The Registrant does not treat any other policy as a matter of "fundamental policy" pursuant to Section 8(b) (3) of the 1940 Act.

         The Registrant does not have any significant investment policies other than as described above and in Item 4 of Part A of the Registration Statement of which this Statement of Additional
Information is a part.

         The Board of Directors of the Corporation has investment discretion with regard to Fund One assets.

         (d)  Not applicable

         (e) The portfolio turnover ration for Fund One was 50.00% in 1998 as compared to 25.93% in 1997. The increased portfolio turnover is primarily attributed to the reinvestment of maturing and called securities in light of the declining interest rate environment in 1998. While securities were called in the third and fourth quarters of 1997, investment securities were called throughout 1998. In 1997, the established portfolio positions allowed management to limit its investment activity, primarily to new share investments and the reinvestment of maturing or called securities, in light of the declining interest rate environment it the third and fourth quarters of 1997.


         13  Management of The Fund

         (a) The business of the Corporation is conducted by a Board of Directors elected by the Corporation's Incorporators and the Directors have investment discretion relative to Corporation assets. The Incorporators of the Corporation are the Directors of the Co-operative Central Bank, which is the statutory reserve bank and insurer of deposits in excess of Federal deposit insurance limitations for Massachusetts co-operative banks.



         (b)

         (1)             (2)                   (3)

                       Position(s)
          Name         Held with        Principal Occupation(s)
      and Address      Registrant       during past 5 years

James L. Burns, Jr.    President and    President and Chief
75 Park Plaza          Chief Execu-    Executive Officer of the
Boston, MA 02116-3934  tive officer    Registrant and President
                                        (since November 1991) and
                                        Executive Vice President
                                        (from February 1973 to
                                        October 1991) of The
                                        Co-operative Central
                                        Bank, Boston,
                                        Massachusetts

William F. Casey, Jr.  Executive        Executive Vice President
75 Park Plaza          Vice President   of the Registrant and
Boston, MA 02116-3934                   Executive Vice President
                                        (since November 1991),
                                        Financial vice President
                                        (from May 1980 to October
                                        1991) and Treasurer of
                                        The Co-operative Central
                                        Bank, Boston,
                                        Massachusetts

Susan L. Ellis         Vice President   Vice President of
75 Park Plaza          and Treasurer    The Co-operative Central
Boston, MA 02116-3934                   Bank, Boston,
                                        Massachusetts, and
                                        Vice President of the
                                        Registrant, and (since
                                        March 1990) Treasurer
                                        of the Registrant

Jeremiah J. Foley      Vice President   Vice President of the
75 Park Plaza          and Clerk of     Registrant and Vice
Boston, MA 02116-3934  the Corpora-     President, and (since
                       tion             October 1990) Clerk of
                                        The Co-operative Central
                                        Bank, Boston,
                                        Massachusetts

Robert E. Haley        Vice President   Vice President of the
75 Park Plaza                           Registrant since August
Boston, MA 02116-3934                   1990




(b) cont)

         (1)             (2)                   (3)

                       Position(s)
          Name         Held with        Principal Occupation(s)
      and Address      Registrant       during past 5 years

Annemarie Lee          Vice President   Vice President (since
75 Park Plaza                           December 1993) and
Boston, MA 02116-3934                  Assistant Vice President
                                        of the Registrant,
                                        (1987-1993), and employed
                                        in various capacities
                                        since 1979 with The
                                        Co-operative Central
                                        Bank, Boston,
                                        Massachusetts

Claire R. Bothwell     Director         Chairman of the Board
P.O. Box 849                            the Ware Co-operative
Ware, MA 01082                          Bank, Ware, Massachusetts


John T. Day*           Director and     Chairman of the Board
430 W. Broadway        Chairman of      of Mount Washington
S. Boston, MA 02127    the Board        Co-operative Bank,
                                        S. Boston, Massachusetts
*deceased 01/28/1999


Robert F. Day          Director         President of The Needham
1063 Great Plain Ave.                   Co-operative Bank, Need-
Needham, MA 02192                       ham, Massachusetts


Charles P. Hooker      Director         Chairman of the Board of
70 South Street                         Pittsfield Co-operative
Pittsfield, MA 01202                    Bank,
                                        Pittsfield, Massachusetts


Ronald E. Lestan       Director         President of The Walpole
305 Bullard Street                      Co-operative Bank,
Walpole, MA 02081                       Walpole, Massachusetts


Walter A. Murphy       Director and     Chairman of the Board of
P.O. Box 557           Clerk of the     Falmouth Co-Operative
Falmouth, MA 02541     Board           Bank,
                                        Falmouth, Massachusetts



(b) cont)

         (1)             (2)                   (3)

                       Position(s)
          Name         Held with        Principal Occupation(s)
      and Address      Registrant       during past 5 years


John H. Pearson, Jr.    Director      President of Butler Bank,
62 Fairmount St.                      a Co-operative Bank
Lowell, MA 01852                      Lowell, Massachusetts


         (c)   Not applicable.


         (d) The following table sets forth, for each of the three highest paid officers and directors of the Registrant whose total direct or indirect remuneration from the Registrant exceeded $60,000 and for all directors and officers of the Registrant as a group, all direct and indirect remuneration paid or accrued by the Registrant for services in all capacities during the year ended December 31, 1998.


     (1)               (2)and(5)            (3)             (4)
Name of Person,      Aggregate        Pension or       Estimated
Position             Compensation     Retirement       Annual
                     From Registrant  Benefits Accrued Benefits
                     (1)              As Part of       Upon(2)
                                      Fund Expenses    Retirement
-----------------------------------------------------------------
Claire R. Bothwell
Director                  $  3,000             0                0

John T. Day*
Director and Chairman
of the Board                 4,000             0                0
*deceased 01/28/1999

Robert F. Day
Director                     4,000             0                0

Charles P. Hooker
Director                     4,000*            0                0

Ronald E. Lestan
Director                     4,000             0                0

Walter A. Murphy
Director and Clerk of
the Board                    4,100             0                0

John H.Pearson, Jr.
Director                     4,000             0                0

James L. Burns, Jr.
President and Chief
Executive Officer           75,725          3,068         107,648

William F. Casey, Jr.
Executive Vice President    45,000          3,655          98,233

Susan L. Ellis
Vice President              57,000          5,683         180,235


Robert E. Haley
Vice President             110,696         11,000          77,277


Officers and              $381,521        $29,695        $623,674
 Directors
 as a Group
 (thirteen
 persons
 including
 the above)


__________________________

(1) Includes Directors fees; does not include health and hospitalization insurance benefits provided to all salaried employees of the Registrant pursuant to plans which do not discriminate in favor of officers and directors; Does not include remuneration paid by the Co-operative Central Bank for services provided to such Bank.

(2) Includes all estimated benefits accrued with respect to the Co-operative Banks Employees' Retirement Association (the retirement association for the Central Bank, the Registrant, Massachusetts co-operative banks, and certain other institutions), whether attributable to the Central Bank or the Registrant.

 *  The above figure are deferred compensation totaling $4,000.

         (c)  Not Applicable
_______________________________

Item 14.   Control Persons and Principal Holders of Securities

         (a) No person is in a control relationship with the Registrant.


         (b) As of February 28, 1999 the following five (5) investors of Fund One and two (2) investors of Liquidity Fund owned of record 5% or more of the shares of beneficial interest. The shares of beneficial interest do not provide the holders of such shares with any voting rights.

                                              % of ownership,
                                              both beneficially
                         Holder                 and of record

Fund One

         The Co-operative Central Bank                 14.50%
         Boston, Massachusetts

         Needham Co-operative Bank
         Needham, Massachusetts                        11.08%

         Mt. Washington Co-operative Bank
         S. Boston, Massachusetts                       6.16%

         Pittsfield Co-operative Bank
         Pittsfield, Massachusetts                      5.74%

         United Co-operative Bank
         W. Springfield, Massachusetts                  5.41%


Liquidity Fund

         Woronoco Savings Bank
         Westfield, Massachusetts                      21.63%

         Massbank for Savings
         Melrose, Massachusetts                         7.11%

      (c) The directors and officers of the Registrant are not eligible to hold the equity securities of the Registrant; the Registrant's Charter limits its eligible shareholders to certain Massachusetts banks and certain other institutions. The directors are also directors and/or officers of co-operative banks which own beneficial interests in shares of the Funds.


Item 15.  Investment Advisory and Other Services

         (a)-(f) The Registrant as underwriter does not currently utilize the services of any investment advisor. Investment decisions for the Registrant are made by authorized officers of the Registrant, subject to authority delegated by the Registrant's Board of Directors. The Registrant reserves the right to appoint an investment advisor at any reasonable and customary fee as may be agreed when, in the opinion of the Registrant's Board of Directors, the use of such services would improve the Funds' performance. No person other than a director, officer or employee of the Registrant furnishes advice to the Registrant with respect to investments.

         (g ) See Item 8(b) of Part A of the Registration Statement of which this Statement of Additional Information is a part for a discussion of the Plan adopted by the Registrant pursuant to which it will incur expenses related to the distribution of each class of Shares. The expenditures to be made pursuant to the Plan may not exceed an amount calculated at the rate of .12% per annum of the average daily net assets of each of the Funds with respect to direct expenses and of both of the Funds with respect to indirect expenses.



         (1)  The Registrant spent $173,468 ($101,919
              Fund One and $71,549 Liquidity Fund) in the year ended December 31, 1998 for the following activities indicated under the Plan:

                    (i)  $5,200 and $3,119 for advertising in
                    trade journals and similar publications for Fund One and Liquidity Fund which the Registrant determines are likely to be read by representatives of eligible investors;

                    (ii)  $4,919 and $4,919 for printing and
                    mailing the offering materials for Fund
                    One and Liquidity Fund to eligible
                    investors which are not currently owners of shares of such Funds;

                    (iii, iv & vi) No amounts were spent for the activities described in Item 15(g)(iii) and
                    (iv) of the instructions to Form N-lA; and

                    (v)  $41,800 and $25,700 for compensation,
                    payroll taxes and benefits to officer
                    responsible for sales and customer service;

                    (vii-a) $6,700 and $4,100 for sponsorship of annual subscriptions on behalf of participating investors to IDC Financial
                    Publishing, Inc.;

                    (vii-b) $29,600 and $18,896 for other
                    promotional material;

                    (vii-c) $5,700 and $3,402 for sponsorship of and/or attendance at conferences and conventions of banking and other groups including eligible investors as members or participants; and

                    (vii-d) $8,000 and $12,113 for other related expenses (telephone, travel, etc.).







         (2) and (3) Not Applicable



         (4) Because more than one fund will be operated by the Corporation, operating expenses and expenses incurred pursuant to the Plan related directly to a single fund operation will be charged directly to that fund. Common or indirect expenses will be allocated among funds in accordance with the annual budget as determined by the Board of Directors of the Corporation to be fair and equitable or on such other basis as the Board of Directors of the Corporation may determine from time to time to be fair and equitable.


         (5) No interested person of the Registrant or director of the Registrant who is not an interested person of the Registrant has or will have any direct or indirect financial interest in the operation of the Plan, except that compensation, payroll taxes and other benefits to an officer responsible for sales and customer service are deemed by the Registrant to be expenses related to the distribution of the Registrant's shares and counted toward the limits of the Plan.

         (6) The Registrant is required by applicable state statute to distribute offering materials and periodic reports to all entities which are eligible investors of the Funds. The Registrant believes that the investors in the Funds will benefit from expenditures made to ensure that the Funds are operated in accordance with applicable state law and from the spread of the Funds, operating expenses over a larger pool of Fund assets resulting from increased subscriptions to the Funds.

     (h) (1), (2) and (4) Not Applicable

     (h) (3) The portfolio securities of the Registrant are held by a commercial bank pursuant to a custodian agreement.

         The Registrant's custodian is State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02110. This custodian holds cash and investments, other than Federal funds sold, and investments held under custody include certificates of deposit. The Fund maintains Federal funds sold balances with qualified national banks located in Massachusetts and Massachusetts state chartered banks, including State Street Bank and Trust Company. While the banks utilized have been determined by the officers and directors of the Fund to qualify as custodian banks themselves, the Fund acts as self custodian for Federal funds sold.


         The Registrant's independent public accountant is Parent, McLaughlin & Nangle, Certified Public Accountants, Inc., 176 Federal Street, Boston, Massachusetts 02110. This firm functions as the Registrant's auditors in the preparation of annual financial statements required by federal and state law, and provides general accounting services to the Registrant.

         The Registrant has also made arrangements with Parent McLaughlin and Nangle for the audit scope to include the confirmation of its federal funds sold position at least three times during the fiscal year, at least two of which shall be chosen by such accountants without prior notice to the Fund, in accordance with paragraph (f) of Rule 17f-2.


      (i) Not applicable.

Item 16  Brokerage Allocation

         (a) Transactions in portfolio securities are effected, by or through broker/dealers chosen by the Registrant.
Securities are received, delivered or exchanged by the Registrant's custodian bank in connection with such transactions upon written instructions received from such brokers or representatives of the Registrant. The Registrant has to date purchased and sold securities at prices reflecting broker/dealer markup for which no separate commission has been paid. Information regarding the amount of broker/dealer markups are not provided by broker/dealers and it is not possible to calculate the aggregate amount of such markups; however, the Registrant monitors securities prices available from a number of broker/dealers to ensure that competitive prices for securities purchases are obtained.

         (b)  Not applicable

         (c) The Registrant selects broker/dealers on the basis of prior experience of the Registrant's management with various broker/dealers and monitors the reliability and quality of their services to ensure that services rendered are comparable, and that securities prices paid and commissions paid, if any, are competitive, with those of other qualified broker/dealers.

         (d)  Not applicable

         (e)  Not applicable


Item 17  Capital Stock and Other Securities

         (a) (1) Section 3 of the Registrant's Charter provides that the Registrant will have no capital stock; beneficial ownership of the Registrant is represented by shares of beneficial interest without par value divided into Fund One Class shares and Liquidity Fund Class shares. Such shares are referred to as the Registrant's shares.

             (2)(i) Fund shares may not be transferred by banks holding such shares to any persons other than an eligible bank (except that the shares may be pledged to such other persons or they may be transferred to The Co-operative Central Bank, hereinafter the "Central Bank"). If the Fund shares are acquired by any other persons by operation of law or by foreclosure upon the pledge of such shares (or through transfer, in the case of the Central Bank), the Corporation must offer to repurchase the shares from such person at net asset value of the shares. If such offer is refused, no dividend may be paid by the Corporation or Fund on such shares, and the redemption price which the holder of such shares may obtain in any subsequent repurchase of those shares by the Corporation or Fund is limited to the net asset value of the shares on the date of the Corporation's offer.

         (ii) In the event of any transfer, it is extremely important to notify the Corporation immediately of any purchase, sale or transfer of Fund shares not made through the Corporation or its transfer agent. Immediate notification should be furnished to the Corporation by telephone, with written notification as a follow-up thereto. Prompt notification is essential to avoid any delay in redemption offer and loss of earnings. Please remember that a statutory restriction exists on the Corporation and it would be unable to pay a dividend to an ineligible holder after expiry of the 30-day repurchase period which is statutorily available following such transfer. The Registrant is not aware any material obligation or potential liabilities associated with owning The Fund shares beyond the investment risks that were discussed in Item 4(c) of Part A of the Registration Statement of which the statement of Additional Information is a part.

         (iii)  The declaration of dividends is in the
discretion of the Registrant's Board of Directors, subject to certain limitations specified in the Registrant's Charter.

         (iv)  For the reasons stated in the response to Item
6, "Capital Stock and other Surplus," of Part A of the
Registration Statement of which this Statement of Additional
Information is a part, there are no securities of the Registrant having voting rights.

         (v) All shares if each class of the Registrant s shares have equal rights upon any liquidation to the assets of the Fund for which such class of shares was issued.

         (vi) Holders of the Registrant's shares do not have pre-emptive rights

         (vii) Holders of the Registrant's shares do not have any conversion rights.

         (viii)  (F) See Item 7 (c), "Redemption of
Repurchase," of Part A of the Registration Statement of which this Statement of Additional Information is a part for a discussion of the redemption provisions applicable to the Registrant's shares.

         (ix) There are no sinking fund provisions applicable to the Registrant's shares.

         (x) Holders of the Registrant's shares have no liability to further calls or to assessments by the Registrant.

         (b)  Not applicable

Item 18  Purchase, Redemption and Pricing of Shares

         (a)  See Item 7 (b) of Part A of the Registration
Statement of which this Statement of Additional Information is a part as to the manner in which the Registrant's shares are offered to eligible investors.

         (b)  Not applicable

         (c) The Registrant's shares are offered and sold pursuant to a private offering to eligible investors. The offering price of the shares of each Fund's class is the net asset value per share of that Fund's shares as of the date of purchase of such shares. The net asset value per share for each class of the Registrant's shares is determined by the Registrant as of the close of trading on the New York Stock Exchange (currently 4:00 p.m. New York Time) on days when the Registrant's custodian bank is open for business. The net assets value per share for each Fund is computed by taking the value of all assets of the applicable Fund, subtracting its liabilities , and dividing by the number of such Fund's class outstanding.


         With respect to Fund One, investments in United States government and Federal agency debt securities held by the Registrant are normally valued on the basis of valuations provided by market makers. Such prices are believed to reflect the fair value of such securities and take into account appropriate factors such as institutional size, trading in similar groups of securities, yield quality, coupon rate, maturity, type of issue, and other market data.

         The Liquidity Fund's investment securities are valued based on their amortized cost without taking into account unrealized appreciation or depreciation. This method of valuation involves valuing an instrument at its cost and thereafter assuming a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the instrument. While this method provides certainty in valuation, it may result in periods during which values, as determined by amortized cost, is higher or lower than the price the Liquidity Fund would receive if it sold the instrument.

         The valuation of portfolio instruments based upon their amortized cost and the concomitant maintenance of the Liquidity Fund's per share net asset value of $1,000 is permitted in accordance with Rule 2a-7 of the 1940 Act, subject to the adherence by the Liquidity Fund to certain conditions. The Liquidity Fund must (I) maintain a dollar-weighted average maturity of 90 days or less, (ii) purchase only instruments having remaining maturities of one year or less, and (iii) invest only in securities determined by the Registrant's Board of Directors to present minimal credit risks and which are of high quality as determined by a major rating service, or, in the case of any instrument which is not rated, which are of comparable quality as determined by the Registrant's Board of Directors.
The Board of Directors has established procedures designed to stabilize the Liquidity Fund's net asset value per share at $1,000. Such procedures will include review of the Liquidity Fund's investments by the Board of Directors, at such intervals as they may deem appropriate, to determine whether the Liquidity Fund's net asset value calculated by using available, market quotations deviates from $1,000 per share and, if so, whether such deviation may result in material dilution or is otherwise unfair to existing shareholders. In the event the Board of Directors determines that such a deviation exists, it will take such corrective action as it regards as necessary and appropriate, including (i) the sale of portfolio instruments prior to maturity to realize capital gains or losses or to shorten average portfolio maturity, (ii) withholding dividends, or (iii) establishing a net asset value per share by using available market quotations.



         The information requested in Instructions 2 and 3 of
Item 18 are not applicable to either of the Registrant's Funds.
A specimen price make up sheet, as requested by Instruction 4, is furnished as part of Exhibit 18.


         (d) The Registrant has not received an order of exemption from Section 18(f) of the 1940 Act from the Commission nor filed a notice of election pursuant to Rule 18f-1.


Item 19  Taxation of the Fund

         See discussion under Item 7(c) of Part A of the Registration Statement of which this Statement of Additional
Information is a part.

Item 20  Underwriters

         Not Applicable

Item 21  Calculations of Performance Data

         (a) (1) Yield. The yield for the Liquidity Fund for the seven-day period ended December 31, 1998 was 5.09% Yield is calculated based on the 7-day period ending on the date of the most recent statement of Assets and Liabilities as included herein, using the formula prescribed by Item 21 (a) (2) of Form N-1A. A schedule of the computation of yield is furnished as part of Exhibit 16

         (b) (1) Total Return. The total return for Fund One for the year ended December 31, 1998 was 6.32% total return for the five years ended December 31, 1998 was 5.50% Total return for the ten years ended December 31, 1998 was 7.19%.

         Fund One's total return for each of the foregoing periods was computed by finding, through the use of the formula prescribed by Item 21 (b) (1) of Form N-1A, the average annual compounded rates of return over the period that equates an assumed $1,000 invested to the value of the investment at the end of the period. For purposes of computing total return, income dividends and capital gains distributions paid on shares of Fund One are assumed to have been reinvested when received . A schedule of the computation of total return is furnished as part of Exhibit 16


         (b) (2) Yield. The yield for Fund One for the thirty-day period ended December 31, 1998 was 5.69% Yield is calculated based on the 30-day period ending on the date of the most recent statement of Assets and Liabilities as included herein, using the formula prescribed by Item 21 (b) (2) of Form N-1A. A schedule of the computation of yield is furnished as part of Exhibit 16

Item 22  Financial Statements

         Financial Statements of Fund One of the Registrant for the year ended December 31, 1998 and the report of the Registrant's independent certified public accountants thereon for the year ended December 31, 1998 are included herewith.
Financial Statements of the Liquidity Fund of the Registrant for the year ended December 31, 1998 and the report of the Registrant's independent certified public accountants thereon for the year ended December 31, 1998 are also included herewith.





BANK INVESTMENT FUND - FUND ONE


FINANCIAL STATEMENTS

For the year ended December 31, 1998



                       [BIF FUND ONE PAGES 19-28 ONLY]




                        BANK INVESTMENT FUND-FUND ONE

                     STATEMENT OF ASSETS AND LIABILITIES
                              December 31, 1998



ASSETS:
  INVESTMENTS IN SECURITIES, at value
   (Identified cost $121,737,234)
$122,659,962

  REPURCHASE AGREEMENTS
6,330,000

  INTEREST RECEIVABLE
1,971,031

  CASH
50,649

------------

      TOTAL ASSETS
131,011,642

------------

LIABILITIES:
  ACCOUNTS PAYABLE-BROKER
2,000,000

  DIVIDENDS PAYABLE
410,103

  ACCRUED EXPENSES
126,210

------------

      TOTAL LIABILITIES
2,536,313

NET ASSETS: (Equivalent to $987.5026 per share based on 130,101.2565 shares of
 beneficial interest outstanding)
$128,475,329

============

REPRESENTED BY:
  Paid-in Capital
$144,814,662
  Accumulated net losses on investments
(17,262,056)
  Unrealized appreciation of investments-net
922,723

------------

      TOTAL NET ASSETS
$128,475,329

============


                     See notes to financial statements.



                        BANK INVESTMENT FUND-FUND ONE

                           STATEMENT OF OPERATIONS
                        Year Ended December 31, 1998


INVESTMENT INCOME:
  Interest income, net of interest expense of $11,583
$8,294,216

EXPENSES:
  Compensation, payroll taxes and benefits-officers                  $233,305
  Compensation, payroll taxes and benefits-other                       84,983
  Distribution expenses                                               101,919
  Occupancy                                                            59,539
  Meetings and travel                                                  36,400
  Professional fees                                                    32,635
  Equipment and data processing                                        28,600
  Directors' fees                                                      16,800
  Postage and telephone                                                14,100
  Stationary and supplies                                               7,300
  Shareholder reports                                                   4,919
  Insurance expense                                                     4,800
  Custodian and other bank service fees                                 3,300
  Other expenses                                                       15,150
                                                                     --------
      TOTAL EXPENSES
643,750

----------
       INVESTMENT INCOME-NET
7,650,466

----------

REALIZED AND UNREALIZED GAIN ON INVESTMENTS:
  Net realized gain on investments
2,375
  Change in net unrealized appreciation on investment securities
588,959

----------
      Net realized and unrealized gain on investments
591,334

----------
      NET INCREASE IN NET ASSETS RESULTING FROM
       OPERATIONS
$8,241,800

==========


                     See notes to financial statements.



                        BANK INVESTMENT FUND-FUND ONE

                     STATEMENT OF CHANGES IN NET ASSETS



                                                                  Year Ended
December 31,
                                                               --------------
---------------
                                                                   1998
1997
                                                                   ----
----

INCREASE IN NET ASSETS FROM OPERATIONS:
  Investment income-net                                        $  7,650,466
$  8,839,050
  Net realized gain on investments                                    2,375
5,078
  Unrealized appreciation-net                                       588,959
1,330,580
                                                               --------------
---------------

      Net increase in net assets resulting from operations        8,241,800
10,174,708

DIVIDENDS TO SHAREHOLDERS FROM:
  Investment income-net                                          (7,650,466)
(8,839,050)

TRANSACTIONS IN SHARES OF BENEFICIAL INTEREST-NET
 DECREASE                                                       (15,724,503)
(9,318,402)
                                                               --------------
---------------

      TOTAL DECREASE IN NET ASSETS                              (15,133,169)
(7,982,744)

NET ASSETS:
  Beginning of year                                             143,608,498
151,591,242
                                                               --------------
---------------

  End of year                                                  $128,475,329
$143,608,498

=============================


                     See notes to financial statements.


                        BANK INVESTMENT FUND-FUND ONE

                          PORTFOLIO OF INVESTMENTS
                              December 31, 1998

Obligations of Federal Agencies-95.4%

                                     Par        Coupon        Maturity Date
Value
                                     ---        ------        -------------
-----

Federal Farm Credit Bank         $ 2,500,000    6.19%           03/19/01
$  2,560,937
                                   2,000,000    6.20            04/09/01
2,050,000
                                   2,500,000    6.78            01/15/02
2,502,344
                                 -----------
------------
                                 $ 7,000,000               (Cost $
7,000,000)     $  7,113,281
                                 -----------
------------

Federal Home Loan Bank           $ 3,000,000    7.88%           02/09/00
$  3,093,750
                                   1,000,000    6.00            12/14/00
1,019,375
                                   1,985,000    5.745           01/25/01
1,982,519
                                   2,000,000    5.735           02/13/01
1,996,250
                                   2,000,000    6.04            02/14/01
1,998,125
                                   5,000,000    6.09            03/21/01
5,118,750
                                   5,000,000    6.48            01/08/02
5,045,312
                                   3,000,000    6.60            09/03/02
3,028,125
                                   2,000,000    6.015           02/05/03
2,000,000
                                   2,000,000    5.73            11/24/03
1,981,875
                                   2,000,000    6.08            12/01/03
2,004,375
                                 -----------
------------
                                 $28,985,000               (Cost $
28,985,000)     $ 29,268,456
                                 -----------
------------

Federal Home Loan Mortgage
 Corporation                     $ 2,000,000    7.98%           01/19/00
$  2,061,250
                                   4,000,000    6.125           03/03/03
4,003,750
                                   2,000,000    6.15            03/06/03
2,016,250
                                   2,000,000    5.48            10/08/03
1,985,625
                                   1,500,000    5.85            11/19/03
1,487,344
                                 -----------
------------
                                 $11,500,000               (Cost $
11,488,639)     $ 11,554,219
                                 -----------
------------

Federal National Mortgage
 Association                     $ 2,000,000    5.91%           01/12/01
$  1,996,250
                                   2,000,000    5.84            01/19/01
2,000,000
                                   2,500,000    6.37            03/22/01
2,503,906
                                   3,000,000    6.45            04/12/01
3,007,500
                                 $ 4,500,000    6.40%           05/02/01
$  4,651,875
                                   1,500,000    5.35            12/17/01
1,498,594
                                   2,500,000    6.375           01/16/02
2,600,000
                                   5,000,000    6.45            12/16/02
5,059,375
                                   2,000,000    6.15            12/26/02
2,013,125
                                   2,000,000    5.96            02/07/03
2,004,375
                                   2,500,000    6.16            02/19/03
2,501,562
                                   4,000,000    5.96            03/05/03
4,060,000
                                   2,000,000    6.08            06/23/03
2,004,375
                                   2,000,000    6.01            08/18/03
2,005,625
                                   4,000,000    5.91            08/25/03
4,037,500
                                   3,000,000    6.07            09/02/03
2,993,438
                                   2,000,000    5.75            09/23/03
1,983,750
                                   2,000,000    5.52            10/06/03
1,983,750
                                   2,000,000    5.27            10/14/03
1,982,500
                                   2,000,000    5.62            10/14/03
1,981,875
                                   2,000,000    5.80            11/17/03
1,989,375
                                   1,500,000    5.64            11/19/03
1,486,406
                                   2,000,000    5.66            01/05/04
2,000,000
                                 -----------
------------
                                 $58,000,000               (Cost $
57,994,020)     $ 58,345,156
                                 -----------
------------

Government National Mortgage
 Association                     $   441,999    6.50%           11/15/07
$    450,287
                                   2,480,040    6.50            07/15/08
2,526,540
                                   2,405,358    6.50            11/15/08
2,450,459
                                     358,157    6.50            12/15/08
364,873
                                     645,027    5.50            12/15/08
637,771
                                   1,927,868    7.50            03/15/22
1,987,511
                                   2,893,077    7.00            10/15/22
2,961,787
                                   2,828,690    7.00            05/15/23
2,895,872
                                 -----------
------------
                                 $13,980,216               (Cost $
14,175,825)     $ 14,275,100
                                 -----------
------------

Student Loan Marketing
 Association                     $ 2,000,000    7.723%          01/25/99
$  2,003,750
                                 -----------
------------
                                                           (Cost $
1,993,755)

Certificates of Deposit-0.1%

NCB Savings Bank, FSB            $   100,000    5.75%           01/19/99
$    100,000
                                                           (Cost $
100,000)

------------

                                                           (Cost
$121,737,239)     $122,659,962

------------

Repurchase Agreement-4.9%

$6,330,000                      Repurchase Agreement dated December 31, 1998
with
                                PaineWebber, Inc. due January 4, 1999 with
respect to
                                various Federal Agencies ranging from:
                                  Par Value         $1,000-$3,100,000
                                  Rate Range             2.00%-12.50%
                                  Maturity Range    07/14/99-09/01/26
                                Maturity value of $6,333,341 for an effective
yield of
                                4.75%.
                                                           (Cost $
6,330,000)     $  6,330,000

------------

Total Investments-100.4%                                   (Cost
$128,067,239)     $128,989,962

------------
Liabilities in excess of other assets-(0.4)%
(514,633)

------------
Net assets-100%
$128,475,329

============


                     See notes to financial statements.


                        BANK INVESTMENT FUND-FUND ONE

                        NOTES TO FINANCIAL STATEMENTS


NOTE 1. Organization:

      The Bank Investment Fund (the "Corporation") was organized effective April 7, 1985 pursuant to a Special Act of the Commonwealth of Massachusetts (Acts of 1984, Chapter 482, as amended,) under its chartered name "Co-operative Bank Investment Fund" and does business under the name "Bank Investment Fund." The Corporation is registered with the Securities and Exchange Commission under the Investment Company Act of 1940, as amended, as a diversified, open-end management investment company. The Corporation invests and manages two mutual investment funds derived from the voluntary subscriptions made by eligible investors.

      Fund One (the "Fund") is a no-load, diversified, open-end investment fund. Fund shares are currently offered to the following eligible investors: Massachusetts Co-operative Banks, Massachusetts Savings Banks, Massachusetts Trust Companies, Federally Chartered Savings Banks and Savings and Loan Associations with their principal place of business in Massachusetts, The Co-operative Central Bank Reserve Fund, The Savings Bank Life Insurance Company of Massachusetts, the National Cooperative Bank, and directly or indirectly wholly-owned subsidiaries of such institutions.

      Because more than one fund will be operated by the Corporation, operating expenses related directly to a single fund operation will be charged directly to that fund. Common or indirect expenses will be allocated among funds in proportion to the ratio of the net assets of each fund to total net assets of the Corporation or on such other basis as the Board of Directors of the Corporation may determine from time to time to be fair and equitable.

NOTE 2. Significant Accounting Policies:

      The Fund's financial statements are prepared in accordance with generally accepted accounting principles which require the use of management estimates. The policies described below are followed consistently by the Fund in the preparation of its financial statements.

Investment security valuation:

      U.S. debt securities are normally valued on the basis of valuations provided by market makers. Such prices are believed to reflect the fair value of such securities and to take into account appropriate factors such as institutional size trading in similar groups of securities, yield quality, coupon rate, maturity, type of issue, and other market data. Securities for which market quotations are not readily available will be valued at fair value using methods determined in good faith by or at the direction of the Board of Directors.

Accounting for investments:

      Security transactions are accounted for on the trade date (date the order to buy or sell is executed). In computing net investment income prior to January 1, 1997, the Fund did not amortize premiums or accrete discounts on fixed income securities in the portfolio, except those original issue discounts for which amortization is required for federal income tax purposes. Since January 1, 1997, the Fund amortizes premiums or accretes discounts on related fixed income securities, which change had an immaterial effect on investment income. Premiums, if any, and discounts are amortized or accreted on a straight line basis, which approximates the income method. Additionally, with respect to market discount on bonds issued after July 18, 1984, a portion of any capital gain realized upon disposition may be recharacterized as taxable ordinary income in accordance with the provisions of the 1984 Tax Reform Act. Realized gains and losses on security transactions are determined on the identified cost method.

Repurchase agreements:

      It is the policy of the Fund to require the custodian bank to take possession, to have legally segregated in the Federal Reserve Book Entry System or to have segregated within the custodian bank's vault, all securities held as collateral in support of repurchase agreement investments. Additionally, procedures have been established by the Fund to monitor, on a daily basis, the market value of each repurchase agreement's underlying investments to ensure the existence of a proper level of collateral.

Federal income taxes:

      The Corporation's policy is to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its taxable income to its shareholders. Therefore, no federal income tax provision is required. The Fund realized a gain of $2,375 during 1998, which was offset by the available capital loss carryforward, resulting in a remaining capital loss carryforward of ($3,906,419) at December 31, 1998. Such capital loss carryforward will reduce the Fund's taxable income arising from future net realized gain on investments, if any, to the extent permitted by the Internal Revenue Code, and thus will reduce the amount of the distributions to shareholders which would otherwise be necessary to relieve the Fund of any liability for federal income tax. Such capital loss carryforward will expire on December 31, 2003 ($3,906,419).

Dividends to shareholders:

      The Fund distributes all of its net investment income on a daily basis. Dividends are declared on each day that the Fund is open for business. Investors receive dividends in additional shares unless they elect to receive cash. Payment is made in additional shares at the net asset value on the payable date or in cash, on a monthly basis. Distributions of otherwise taxable realized net capital gains, if any, are declared and paid once each year and are reinvested in additional shares at net asset value or, at each shareholder's option, paid in cash.

Net asset value:

      The net asset value per share is determined daily by adding the appraised value of all securities and all other assets, deducting liabilities and dividing by the number of shares outstanding.

NOTE 3. Security Transactions:

      The cost of securities purchased and the proceeds from the sales of securities, all of which were Obligations of Federal Agencies, (excluding short-term investments) aggregated $64,588,735 and $78,099,219, respectively for the year ended December 31, 1998. As of December 31, 1998, unrealized appreciation of investments was $922,723; accumulated net realized loss on investment transactions totaled ($17,262,056).

NOTE 4. Borrowed Funds:

      The average balance of borrowed funds was $202,055 for the year ended December 31, 1998. The average interest rate on these borrowings was 5.49%. Total expense of $11,583 was netted against investment income for the year ended December 31, 1998.

NOTE 5. Distribution Expenses:

      The Fund has adopted a Plan of Distribution (the "Plan"), pursuant to rule 12b-1 under the Investment Company Act of 1940, to use the assets of the Fund to finance certain activities relating to the distribution of its shares to investors. The Plan authorizes the Fund to pay for the cost of preparing, printing, and distributing offering circulars to prospective investors, for certain other direct or indirect marketing expenses, direct payments to sales personnel, and for the cost of implementing and operating the Plan. Plan expenses may not exceed an amount computed at an annual rate of .12 of 1% of the Fund's average daily net assets. The Fund paid or accrued $101,919 (.08% of average net assets) pursuant to this Plan for the year ended December 31, 1998.

NOTE 6. Pension Plans:

      The Fund is a participating employer in the Co-operative Banks Employees Retirement Association, and has, in effect, a Defined Contribution Plan covering all eligible officers and employees. Under the plan, contributions by employees are doubled by the Fund, up to a maximum of 10% of each employee's salary. Effective January 1, 1989, the Fund also participates in a Defined Benefit Plan, which covers all eligible employees, and is funded currently. The Fund's contributions to these multi-employer plans for the year ended December 31, 1998 was $32,970.

NOTE 7. Shares of Beneficial Interest:

      Chapter 482 of the Acts of 1984, as amended, of the Commonwealth of Massachusetts permits the directors to issue an unlimited number of full and fractional shares of beneficial interest (no par, non-voting, with a stated value of $1,000 per share). As of December 31, 1998 capital paid-in aggregated $144,814,662.

      Transactions in shares of beneficial interest are summarized as follows:

                                                 Year Ended
Year Ended
                                              December 31, 1998
December 31, 1997
                                        -----------------------------     ---
------------------------
                                           Shares           Amount
Shares          Amount
                                           ------           ------          -
-----          ------

Sold                                      1,696.8609     $  1,674,618
2,216.1487     $ 2,170,000
Issued in reinvestment of dividends       2,750.3006        2,716,925
2,790.7661       2,724,117
                                        -------------------------------------
------------------------
                                          4,447.1615        4,391,543
5,006.9148       4,894,117
Redeemed                                 20,326.3359       20,116,046
14,536.5484      14,212,519
                                        -------------------------------------
------------------------
Net decrease                            (15,879.1744)    $(15,724,503)
(9,529.6336)    $(9,318,402)

=============================================================

NOTE 8. Transactions With Related Parties:

      The Incorporators of the Corporation are the Directors of The Co-operative Central Bank, which is the statutory reserve bank and insurer of deposits in excess of Federal deposit insurance limitations for Massachusetts co-operative banks. The Board of Directors of the Corporation is elected by the Incorporators.

      The Fund has reimbursed The Co-operative Central Bank for its proportionate share of expense items used in common by both the Fund and The Co-operative Central Bank. All fees and expenses for the Fund are estimated and accrued daily. Actual operating expenses for the year ended December 31, 1998 was .48% of average net assets. Operating expenses paid to the Central Bank for the year ended December 31, 1998 was $40,800.


BANK INVESTMENT FUND - LIQUIDITY FUND


FINANCIAL STATEMENTS

For the year ended December 31, 1998






[BIF-LIQUIDITY PAGES 17-27 ONLY]


                     BANK INVESTMENT FUND-LIQUIDITY FUND

                     STATEMENT OF ASSETS AND LIABILITIES
                              December 31, 1998


ASSETS:
  INVESTMENTS, at cost which approximates value
$286,109,400

  INTEREST RECEIVABLE
1,003,438

  CASH
236,835

------------

      TOTAL ASSETS
287,349,673

------------

LIABILITIES:
  DIVIDENDS PAYABLE
639,503

  OTHER ACCRUED EXPENSES
81,536

------------

      TOTAL LIABILITIES
721,039

------------

NET ASSETS: (Equivalent to $1,000 per share based on 286,628.6340 shares of beneficial interest outstanding)
$286,628,634

============

REPRESENTED BY:
  Paid-in Capital
$286,628,634

============


                     See notes to financial statements.



                     BANK INVESTMENT FUND-LIQUIDITY FUND

                           STATEMENT OF OPERATIONS
                        Year Ended December 31, 1998



INVESTMENT INCOME:
$16,804,967

EXPENSES:
  Compensation, payroll taxes and benefits-officers     $143,008
  Compensation, payroll taxes and benefits-other          52,092
  Distribution expenses                                   71,549
  Occupancy                                               36,400
  Professional fees                                       51,393
  Other expenses                                          23,077
  Custodian and other bank service fees                   29,708
  Equipment and data processing                           17,464
  Meetings and travel                                     21,973
  Directors' fees                                         10,300
  Printing and postage                                     6,622
  Stationary and supplies                                  4,470
  Insurance expense                                        3,025
  Shareholder reports                                      4,919
                                                        --------
      TOTAL EXPENSES
476,000
                                                                     --------
---
       INVESTMENT INCOME-NET
16,328,967
                                                                     --------
---

      NET INCREASE IN NET ASSETS RESULTING FROM
       OPERATIONS
$16,328,967

===========


                     See notes to financial statements.


                     BANK INVESTMENT FUND-LIQUIDITY FUND

                     STATEMENT OF CHANGES IN NET ASSETS



                                                     Year Ended December 31,
                                                  ---------------------------
-
                                                      1998            1997
                                                      ----            ----


INCREASE IN NET ASSETS RESULTING FROM
 OPERATIONS:
  Investment income-net                           $ 16,328,967    $
12,091,702

DIVIDENDS TO SHAREHOLDERS FROM:
  Investment income-net                            (16,328,967)
(12,091,702)

TRANSACTIONS IN SHARES OF BENEFICIAL INTEREST-
 NET INCREASE                                       51,424,170
24,996,908
                                                  ---------------------------
-

      TOTAL INCREASE IN NET ASSETS                  51,424,170
24,996,908

NET ASSETS:
  Beginning of year                                235,204,464
210,207,556
                                                  ---------------------------
-

  End of year                                     $286,628,634
$235,204,464

============================


                     See notes to financial statements.


                     BANK INVESTMENT FUND-LIQUIDITY FUND

                          PORTFOLIO OF INVESTMENTS
                              December 31, 1998


Obligations of Federal Agencies-10.1%


                                     Par        Coupon        Maturity Date
Cost
                                     ---        ------        -------------
----

Federal Home Loan Mortgage
 Corporation                     $  5,000,000   5.04%*          01/06/99
$  4,995,800
Federal National Mortgage
 Association                        5,000,000   5.06*           01/04/99
4,997,200
Federal National Mortgage
 Association                        5,000,000   6.45            07/01/99
5,033,794
Student Loan Marketing
 Association-Floater               14,000,000   4.858**         08/02/99
14,000,000
                                 ------------
------------
                                 $ 29,000,000              (Value $
29,006,944)    $ 29,026,794
                                 ------------
------------

Certificates of Deposit-3.2%

Avon Cooperative Bank            $    250,000   5.00%           05/03/99
$    250,000
Ben Franklin Savings Bank           1,000,000   5.50            01/29/99
1,000,000
Ben Franklin Savings Bank             300,000   5.10            06/28/99
300,000
Bank of Fall River,
 a Cooperative Bank                   500,000   5.50            01/20/99
500,000
Fidelity Cooperative Bank             500,000   5.50            01/27/99
500,000
First Trade Union                      90,000   5.50            11/10/99
90,000
Foxborough Savings Bank               250,000   5.50            01/14/99
250,000
Foxborough Savings Bank               200,000   5.25            03/31/99
200,000
Foxborough Savings Bank               300,000   5.00            06/01/99
300,000
Hyde Park Cooperative Bank            250,000   5.50            02/02/99
250,000
Lowell Cooperative Bank               200,000   5.50            02/04/99
200,000
Marlborough Cooperative Bank          500,000   5.60            01/27/99
500,000
Marlborough Cooperative Bank          250,000   5.65            07/01/99
250,000
Marlborough Cooperative Bank          250,000   5.60            09/30/99
250,000
Mechanics Cooperative Bank            500,000   5.00            06/28/99
500,000
Mt. Washington Cooperative
 Bank                                 600,000   5.55            01/11/99
600,000
Mt. Washington Cooperative
 Bank                                 300,000   5.55%           02/25/99
300,000
Mt. Washington Cooperative Bank       450,000   5.00            06/17/99
450,000
NCB Savings Bank, FSB                 100,000   5.00            04/05/99
100,000
South Shore Cooperative Bank        1,000,000   5.55            02/25/99
1,000,000
South Shore Savings Bank              500,000   5.50            02/09/99
500,000
South Shore Savings Bank            1,000,000   5.50            02/24/99
1,000,000
                                 ------------
------------
                                 $  9,290,000              (Value $
9,290,000)    $  9,290,000
                                 ------------
------------

Commercial Paper-62.0%

Anheuser Busch Corp.             $  5,000,000   5.05%*          01/07/99
$  4,995,090
Anheuser Busch Corp.                5,000,000   5.05*           01/20/99
4,985,972
Anheuser Busch Corp.                7,000,000   5.00*           01/26/99
6,974,722
Bank One Funding Corp.              4,717,000   5.43*           01/13/99
4,707,751
Bank One Funding Corp.              7,000,000   5.45*           01/21/99
6,977,746
Carolina Power & Light Co.          5,000,000   5.15*           02/11/99
4,969,958
Carolina Power & Light Co.          5,000,000   5.10*           02/26/99
4,959,625
Coca Cola & Co.                     3,000,000   5.00*           01/14/99
2,994,167
Coca Cola & Co.                     5,000,000   5.09*           02/01/99
4,977,378
Coca Cola & Co.                     3,000,000   5.05*           02/12/99
2,981,904
Consolidated Natural Gas Co.        5,475,000   5.05*           01/22/99
5,458,104
Consolidated Natural Gas Co.        3,000,000   5.12*           01/28/99
2,988,053
Consolidated Natural Gas Co.        3,000,000   5.05*           02/02/99
2,985,920
Duke Energy Corp.                   5,000,000   5.17*           01/13/99
4,990,665
Duke Energy Corp.                   5,000,000   5.15*           02/04/99
4,974,965
Duke Energy Corp.                   3,000,000   5.20*           02/08/99
2,983,100
Fleet Funding Corp.                 5,000,000   5.30*           01/11/99
4,991,903
Fleet Funding Corp.                 5,000,000   5.45*           01/14/99
4,989,403
Ford Motor Credit Co.               4,000,000   5.02%*          01/22/99
3,987,729
General Electric Capital Corp.      5,000,000   5.01*           01/25/99
4,982,604
Gillette Inc.                       5,000,000   5.12*           01/07/99
4,995,022
Gillette Inc.                       5,000,000   5.12*           01/08/99
4,994,311
Gillette Inc.                       7,000,000   5.12*           01/12/99
6,988,053
GTE Funding Inc.                    5,000,000   5.16*           02/16/99
4,966,317
Lucent Technologies Inc.            5,000,000   5.15*           01/29/99
4,979,257
Lucent Technologies Inc.            8,000,000   5.10*           02/03/99
7,961,467
Merrill Lynch & Co. Inc.            5,000,000   5.23*           01/19/99
4,986,199
Merrill Lynch & Co. Inc.            5,000,000   5.30*           01/27/99
4,980,125
Merrill Lynch & Co. Inc.            5,000,000   5.20*           02/23/99
4,961,000
National Rural Utilities Inc.       5,000,000   5.00*           01/11/99
4,992,361
National Rural Utilities Inc.       5,000,000   5.12*           02/19/99
4,964,444
National Rural Utilities Inc.       3,000,000   5.04*           03/23/99
2,965,560
Receivables Captial Corp.           2,159,000   5.22*           01/14/99
2,154,584
USAA Capital Corp.                  5,000,000   5.16*           01/12/99
4,991,400
USAA Capital Corp.                  3,000,000   5.15*           01/20/99
2,991,417
USAA Capital Corp.                  4,000,000   5.11*           01/28/99
3,984,102
USAA Capital Corp.                  3,000,000   5.00*           03/31/99
2,962,500
Winn-Dixie, Inc.                    5,000,000   5.03*           01/05/99
4,996,507
                                 ------------
------------
                                 $178,351,000              (Value $
177,703,887)   $177,671,385
                                 ------------
------------

Short-Term Corporate Bonds and Notes-10.7%

Asssociates Corp. of N.A.        $  5,500,000   6.75%           10/15/99
$  5,581,958
Avco Financial Corp.                2,000,000   7.25            07/15/99
2,015,366
Ford Motor Corp.                      530,000   5.625           01/15/99
530,027
GMAC Corp.                          5,594,000   7.75            01/15/99
5,599,099
GMAC Corp.                          1,000,000   8.50            01/15/99
1,001,101
GMAC Corp.                            750,000   6.04            03/19/99
751,164
GMAC Corp.                          1,500,000   7.50            07/22/99
1,519,939
Household Finance Corp.             2,500,000   7.28%           07/22/99
2,530,170
Household Finance Corp.             1,600,000   8.86            12/15/99
1,657,661
IBM Corp.                           1,500,000   5.40            01/27/99
1,499,969
Morgan Stanley Dean Witter
 Corp.                              4,000,000   6.125           01/05/99
4,000,153
Morgan Stanley Dean Witter
 Corp.                              1,000,000   7.44            06/08/99
1,007,182
Pepsico                               500,000   6.25            09/01/99
503,204
Transamerica Financial Corp.        2,500,000   6.80            03/15/99
2,505,716
                                 ------------
------------
                                 $ 30,474,000              (Value $
30,727,466)    $ 30,702,709
                                 ------------
------------

Federal Funds Sold-13.8%


                                     Par        Coupon        Maturity Date
Cost
                                     ---        ------        -------------
----

BankBoston                       $ 13,811,096   4.875%          01/04/99
$ 13,811,096
Fleet Bank, N.A.                   11,765,000   4.75            01/04/99
11,765,000
U. S. Trust Co.                    13,842,416   4.938           01/04/99
13,842,416
                                 ------------
------------
                                 $ 39,418,512              (Value $
39,418,512)    $ 39,418,512
                                 ------------
------------

Total Investments-99.8%                                    (Value
$286,146,809)    $286,109,400

------------

Other assets in excess of liabilities-0.2%
519,234

------------

Net assets-100%
$286,628,634

============

--------------------
*     Annualized yield on date of purchase.
**    Rate changes weekly.


                     See notes to financial statements.

BANK INVESTMENT FUND-LIQUIDITY FUND

NOTES TO FINANCIAL STATEMENTS

NOTE 1. Organization:

      The Bank Investment Fund (the "Corporation") was organized effective April 7, 1985 pursuant to a Special Act of the Commonwealth of Massachusetts (Acts of 1984, Chapter 482, as amended,) under the chartered name "Co-operative Bank Investment Fund" and does business under the name "Bank Investment Fund." The Corporation is registered with the Securities and Exchange Commission under the Investment Company Act of 1940, as amended, as a diversified, open-end management investment company. The Corporation invests and manages two mutual funds derived from the voluntary subscriptions made by eligible banks.

      Liquidity Fund (the "Fund") is a no-load, diversified, open-end money market fund, which commenced operations on October 12, 1988. Fund shares are currently offered to the following eligible investors: Massachusetts Co-operative Banks, Massachusetts Savings Banks, Massachusetts Trust Companies, Federally Chartered Savings Banks and Savings and Loan Associations with their principal place of business in Massachusetts, The Co-operative Central Bank Reserve Fund, The Savings Bank Life Insurance Company of Massachusetts and the National Cooperative Bank.

      Because more than one fund will be operated by the Corporation, operating expenses related directly to a single fund operation will be charged directly to that fund. Common or indirect expenses will be allocated among funds in proportion to the ratio of the net assets of each fund to total net assets of the Corporation or on such other basis as the Board of Directors of the Corporation may determine from time to time to be fair and equitable.

NOTE 2. Significant Accounting Policies:

      The Fund's financial statements are prepared in accordance with generally accepted accounting principles which require the use of management estimates. The policies described below are followed consistently by the Fund in the preparation of its financial statements.

Accounting for investments:

      Security transactions are accounted for on the trade date (date the order to buy or sell is executed). The Fund's investment securities are carried at their amortized cost, which does not take into account unrealized appreciation or depreciation. Interest income is accrued on all debt securities on a daily basis and includes accretion of original issue discount. Premiums, if any, and discounts are amortized or accreted on a straight line basis, which approximates the income method.

Repurchase agreements:

      It is the policy of the Fund to require the custodian bank to take possession, to have legally segregated in the Federal Reserve Book Entry System or to have segregated within the custodian bank's vault, all securities held as collateral in support of repurchase agreement investments. Additionally, procedures have been established by the Fund to monitor, on a daily basis, the market value of each repurchase agreement's underlying investments to ensure the existence of a proper level of collateral.

Federal income taxes:

      The Corporation's policy is to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its taxable income to its shareholders. Therefore, no federal income tax provision is required.

Dividends to shareholders:

      The Fund distributes all of its net investment income on a daily basis. Dividends are declared on each day that the Fund is open for business. Investors receive dividends in additional shares unless they elect to receive cash. Payment is made in additional shares at the net asset value on the payable date or in cash, on a monthly basis. Distributions of realized net capital gains, if any, are declared and paid once each year and are reinvested in additional shares at net asset value or, at each shareholder's option, paid in cash.

Net asset value:

      The net asset value per share is determined daily by dividing the value of all investment securities and all other assets, less liabilities, by the number of shares outstanding. The Fund has established procedures reasonably designed to stabilize the net asset value per share at $1,000.

NOTE 3. Shares of Beneficial Interest:

      Chapter 482 of the Acts of 1984, as amended by Chapter 244, Acts of 1986, of the Commonwealth of Massachusetts permits the directors to issue an unlimited number of full and fractional shares of beneficial interest (no par, non-voting, with a stated value of $1,000 per share).

      Transactions in shares of beneficial interest are summarized as follows:


                                                 Year Ended
Year Ended
                                              December 31, 1998
December 31, 1997
                                        -----------------------------     ---
------------------------
                                           Shares           Amount
Shares          Amount
                                           ------           ------          -
-----          ------

Sold                                    1,468,133.7242   $1,468,133,724
763,373.3134   $763,373,313
Issued in reinvestement
 of dividends                               9,254.9275        9,254,927
7,740.8565      7,740,856
                                        -------------------------------------
------------------------
                                        1,477,388.6517    1,477,388,651
771,114.1699    771,114,169
Redeemed                                1,425,964.4817    1,425,964,481
746,117.2619    746,117,261
                                        -------------------------------------
------------------------
Net increase                               51,424.1700   $   51,424,170
24,996.9080   $ 24,996,908

=============================================================


NOTE 4. Distribution Expenses:

      The Fund has adopted a Plan of Distribution (the "Plan"), pursuant to rule 12b-1 under the Investment Company Act of 1940, to use the assets of the Fund to finance certain activities relating to the distribution of its shares to investors. The Plan authorizes the Fund to pay for the cost of preparing, printing, and distributing offering circulars to prospective investors, direct payments to sales personnel, for certain other direct or indirect marketing expenses, and for the cost of implementing and operating the Plan. Plan expenses may not exceed an amount computed at an annual rate of .12 of 1% of the Fund's average daily net assets. The Fund paid or accrued $71,549 (.02% of average net assets) pursuant to the Plan for the year ended December 31, 1998.

NOTE 5. Pension Plans:

      The Fund is a participating employer in the Co-operative Banks Employees Retirement Association, and has, in effect, a Defined Contribution Plan covering all eligible officers and employees. Under the Plan, contributions by employees are doubled by the Fund, up to a maximum of 10% of each employee's salary. Effective January 1, 1989, the Fund also participates in a Defined Benefit Plan, which covers all eligible employees, and is funded currently. The Fund's contributions to these multi-employer plans for the year ended December 31, 1998 was $20,207.

NOTE 6. Transactions With Related Parties:

      The Incorporators of the Corporation are the Directors of The Co-operative Central Bank, which is the statutory reserve bank and insurer of deposits in excess of Federal deposit insurance limitations for Massachusetts co-operative banks. The Board of Directors of the Corporation is elected by the Incorporators.

      The Fund reimburses The Co-operative Central Bank and/or the Bank Investment Fund-Fund One for its proportionate share of expense items used in common. All fees and expenses for the Fund are estimated and accrued daily. Annual operating expenses were .15% of the Fund's net assets for the year ended December 31, 1998. As reimbursement of allocated expenses, the Fund paid or accrued $24,200 to the Bank Investment Fund-Fund One, for the year ended December 31, 1998.







                                 PART C

                         OTHER INFORMATION NOT REQUIRED
                               IN PROSPECTUS


Item 23  Exhibits

         (a) Copy of the Registrant's charter, being Chapter 482 of the Acts of 1984 of the Commonwealth of Massachusetts, as amended by Chapter 244 of the Acts of 1986 of the Commonwealth of Massachusetts and Chapters 277 and 285 of the Acts of 1990 and 1991, respectively, of the Commonwealth of Massachusetts (filed as Exhibit 1 to Amendment 11 of the Registrant's Registration Statement on Form N-1A, dated March 30, 1992, and incorporated herein by reference) and as further amended by Chapter 147 of the Acts of 1993 of the Commonwealth (filed as Exhibit 1 to Amendment 13 of the Registrant's Registration Statement on Form N-1A, dated March 25, 1994, and incorporated herein as reference).

         (b) Copy of the By-Laws of the Registrant as amended and restated as of March 20, 1997 ( filed as Exhibit 2 of the Registration Statement on Form N-1A, dated March 31, 1998 and incorporated herein by reference).

         (c)  None

         (d)  None

         (e)  None

         (f) Copy of the Defined Contribution Plan (Plan A) of the Cooperative Banks Employees Retirement Program (1998 Reinstatement) dated December 30, 1998. A Copy of Defined Pension Plan (Plan C) of the Coperative Banks Employees Retirement Program (1998 Reinstatement) dated December 30, 1998, shown as Exhibit 7.

         (g) Copy of the safekeeping agreements between the Registrant and the State Street Bank and Trust Company dated December 20, 1996. (filed as Exhibit 8 to Amendment 16 of the Registrant's Registration Statement on Form N-1A, dated March 27, 1997, and incorporated herein by reference).

         (h) None.

         (i) Not applicable.

         (j) Not applicable.

         (k) Not applicable.

         (l) None.

         (m) Plan of Distribution Pursuant to Rule 12b-1, as amended (filed as Exhibit 15 to Amendment 16 of the Registrant's
Registration statement in Form N-1A, dated March 27, 1996, and incorporated herein by reference).


         (n)  Financial Data Schedule

         Computation of performance quotations provided in
Item 21. Independent Auditor's Consent (Exhibits 16 and 17)

         (o)  None.

         Specimen price make up sheet required by Instruction 5 of Item
18(c)(4).

Item 24  Persons Controlled by or Under Common Control with registrant

         Not applicable

Item 25  Indemnification

         Section 1 of Article XII of the Registrant's By-Laws provides that the Registrant shall indemnify each officer and director of the corporation against all expenses incurred by such officer or director in connection with any proceeding in which he or she is involved as a result of (a) serving or having served as an officer of director of the corporation; (b) serving or having served as a director, officer or employee of any wholly-owned subsidiary, or (c) serving or having served any other corporation, organization, partnership, joint venture, trust or other entity a the request or direction of the corporation.

         No indemnification shall be provided to an officer or director with respect to a matter as to which such person shall not have acted in good faith and with the reasonable belief that his or her action was in the best interest of the corporation. The registrant may purchase and maintain insurance to protect itself and any officer or director against liability of any character asserted against and incurred by the Registrant or any such officer or director, or arising out of any such status, whether or not the Registrant would have the power to indemnify such person against such liability by law or under the provisions of the By-laws, except such person shall not be insured in the event of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person's office.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to provisions described above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in said Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter had been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 26  Business and Other Connection of Investment Advisor

         Not applicable, as the Registrant does not currently contemplate the utilization of the services of an investment advisor.

Item 27  Principal Underwriters

         Not applicable, as the Registrant does not use an underwriter in connection with the distribution of its securities.

Item 28  Location of Accounts and Records

         The accounts, books and other documents of the Registrant are physically maintained a the principal offices of the Registrant at 75 Park Plaza, Boston, Massachusetts 02116-3934


Item 29  Management Services

         There are not management-related service contracts under which services are provided to the Registrant.


Item 30  Undertakings

         Not applicable, as this Registration Statement does not relate to the Securities Act of 1933






                               SIGNATURES

         Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amended
Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Boston and Commonwealth of Massachusetts on the 31st day of March, 1999.

                               CO-OPERATIVE BANK INVESTMENT
                               FUND d/b/a BANK INVESTMENT FUND

                               By:
                                  James L. Burns, Jr.
                                  President

                            1940 ACT FILE NO. 811-4421


                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549


                         EXHIBITS TO FORM N-lA
                           AMENDMENT NO. 18



                   REGISTRATION STATEMENT UNDER THE
                    INVESTMENT COMPANY ACT OF 1940






                   CO-OPERATIVE BANK INVESTMENT FUND
                      d/b/a Bank Investment Fund


                             75 Park Plaza
                   Boston, Massachusetts 02116-3934

                            (617) 695-0415






Exhibit 7

THE PLAN A 1998 RESTATEMENT
CONSISTS OF THE PLAN A 1994
RESTATEMENT EXECUTED ON
OCTOBER 26, 1994, THE FIRST
AMENDMENT EXECUTED ON DECEMBER
30, 1994, THE SECOND AMENDMENT
EXECUTED ON MARCH 29, 1995,
THE THIRD AMENDMENT EXECUTED
ON SEPTEMBER 27, 1995, THE
FOURTH AMENDMENT EXECUTED ON
FEBRUARY 28, 1996, THE FIFTH
AMENDMENT EXECUTED ON FEBRUARY
26, 1997, THE SIXTH AMENDMENT
EXECUTED ON DECEMBER 17, 1997,
AND CERTAIN OTHER CHANGES
GENERALLY DESIGNED TO COMPLY
WITH RECENT LAW AND
REGULATIONS.












 	THE DEFINED CONTRIBUTION PLAN (PLAN A)

	OF THE

	COOPERATIVE BANKS EMPLOYEES RETIREMENT PROGRAM

(1998 RESTATEMENT)
















	FOREWORD


This is The Defined Contribution Plan (Plan A) (the "Plan") which forms part of The Cooperative Banks Employees Retirement Program (the "Retirement Program"). The Retirement Program was originally established in 1946 and has been amended and restated periodically thereafter. The Retirement Program was amended and restated as of November 1, 1976 to comply with the Employee Retirement Income Security Act of 1974 ("ERISA") and was again amended and restated as of November 1, 1984 to comply with the applicable requirements of the Tax Equity and Fiscal Responsibility Act of 1982, the Tax Reform Act of 1984 and the Retirement Equity Act of 1984. The Plan was amended and restated, effective as of January 1, 1989, to add a cash or deferred arrangement described in section 401(k) of the Internal Revenue Code of 1986, as amended, and to comply with the applicable requirements of the Tax Reform Act of 1986, the Omnibus Budget Reconciliation Acts of 1986 and 1987, the Technical and Miscellaneous Revenue Act of 1988, and other applicable statutory and regulatory requirements. The Plan was restated in 1993 to incorporate the provisions of three amendments since being restated in 1989, as well as to make additional changes. The Plan was further amended, generally effective as of January 1, 1989, by the 1994 Restatement to incorporate the provisions of an amendment to the 1993 Restatement, as well as to make additional desired changes and to fully comply with the current requirements of applicable law and regulations. The Plan has now been further amended by this 1998 Restatement to incorporate the provisions of six amendments to the 1994 Restatement, as well as to make additional desired changes and to comply with the current requirements of applicable law and regulations. This 1998 Restatement is generally effective as of January 1, 1998; provided, however, any provision of the Plan which is required by law to be effective as of an earlier date will be effective as of such date.

The Plan is intended to be a "single plan" within the meaning of Code section 414(l), and for reporting and disclosure purposes is classified as a "multiple employer plan-other".



	THE DEFINED CONTRIBUTION PLAN (PLAN A)
	OF THE
	COOPERATIVE BANKS EMPLOYEES RETIREMENT PROGRAM
	1998 RESTATEMENT

	Table of Contents

ARTICLE	PAGE

ARTICLE 1.  INTRODUCTION	1
1.1.  Purpose	1
1.2.  Application of the Restated Defined Contribution Plan
(Plan A)	1
1.3.  Defined Terms	1
1.4.  Applicable Law	1
1.5.  Headings	1

ARTICLE 2.  DEFINITIONS OTHER THAN SERVICE DEFINITIONS	2
2.1.  "Account"	2
2.2.  "Adoption Agreement"	2
2.3.  "Affiliate"	2
2.4.  "Association"	3
2.5.  "Beneficiary"	3
2.6.  "By-Laws"	3
2.7.  "Code"	3
2.8.  "Compensation"	3
2.9.  "Deferred Retirement Date"	5
2.10.  "Disability"	5
2.11.  "Discretionary Contribution"	5
2.12.  "Early Retirement Age"	5
2.13.  "Early Retirement Date"	5
2.14.  "Elective Contribution"	5
2.15.  "Eligible Employee"	6
2.16.  "Employee"	6
2.17.  "Employee Contribution"	6
2.18.  "Employer"	6
2.19.  "Entry Date"	6
2.20.  "ERISA"	6
2.21.  "Highly Compensated Employee"	6
2.22.  "Investment Medium"	6
2.23.  "Matching Contribution"	6
2.24.  "Normal Retirement Date"	6
2.25.  "Participant"	7
2.26.  "Participating Employer"	7
2.27.  "Participating Employer's Participation Date"	7
2.28.  "Plan"	7
2.29.  "Plan Year"	7
2.30.  "Qualified Domestic Relations Order"	7
2.31.  "Qualified Nonelective Contribution"	7
2.32.  "Retirement Program"	7
2.33.  "Rollover Contributions"	7
2.34.  "Terminated Eligible Employee"	7
2.35.  "Trustee"	7
2.36.  "Trust"	7
2.37.  "Valuation Date"	8
2.38.  "Withdrawal Date"	8

ARTICLE 3.	SERVICE DEFINITIONS	9
3.1.  "Absence in Military Service"	9
3.2.  "Authorized Leave of Absence"	9
3.3.  "Hour of Service"	9
3.4.  "Employment Commencement Date"	10
3.5.  "One-Year Break in Service"	10
3.6.  "Period of Service"	11
3.7.  "Reemployment Commencement Date"	11
3.8.  "Termination of Employment"	11
3.9.  "Vesting Service"	11
3.10.  "Year of Eligibility Service"	11
3.11.  Crediting Periods of Service earned before Employer
becomes a Participating Employer	11
3.12.  Crediting Periods of Service earned before Employer
is merged with or acquired by a Participating Employer	12
3.13.  Application of Service Definitions	12

ARTICLE 4.  PARTICIPATION	13
4.1.  Participation Requirements	13
4.2.  Date of Participation	13
4.3.  Duration of Participation; Reemployment	13
4.4.  Reclassification of employment status	13

ARTICLE 5.  CONTRIBUTIONS TO THE PLAN	14
5.1.  Elective Contributions and Employee Contributions	14
5.2.  Form and Manner of Contribution Agreements	14
5.3.  Matching Contributions	14
5.4.  Discretionary Contributions	15
5.5.  Qualified Nonelective Contributions	15
5.6.  Rollover Contributions; Direct Transfers	15
5.7.  Crediting of Contributions	15
5.8.  Time for Making Contributions	15
5.9.  Certain Limits Apply	16
5.10.  Return of Contributions	16
5.11.  Establishment of Trust Fund	16

ARTICLE 6.  LIMITS ON CONTRIBUTIONS	17
6.1.  Code Section 404 Limits	17
6.2.  Code Section 415 Limits	17
6.3.  Code Section 402(g) Limits	20
6.4.  Code Section 401(k)(3) Limits	22
6.5.  Code Section 401(m) Limits	26
6.6.  Section 410(b) Limits	30

ARTICLE 7.  PARTICIPANT ACCOUNTS	32
7.1.  Accounts	32
7.2.  Adjustment of Accounts	32
7.3.  Investment of Accounts	32

ARTICLE 8.  VESTING OF ACCOUNTS	34
8.1.  Immediate Vesting of Certain Accounts	34
8.2.  Deferred Vesting of Other Accounts	34
8.3.  Special Vesting Rules	34
8.4.  Distribution of Less Than Entire Vested Percentage	34
8.5.  Changes in Vesting Schedule	35
8.6.  Forfeitures	35

ARTICLE 9.  PAYMENT OF ACCOUNTS	37
9.1.  Retirement	37
9.2.  Death	37
9.3.  Disability	37
9.4.  Other Termination of Employment	37
9.5.  Valuation for Distribution	37
9.6.  Timing of Distribution	37
9.7.  Mode of Distribution	38
9.8.  Consent to Distributions by Participant	39
9.9.  Beneficiary Designation	40
9.10.  Facility of Payments	41
9.11.  Payment as Discharge of Liability	41
9.12.  Direct Rollover Option	41
9.13.  Distributions to Certain Participants	42

ARTICLE 10.  LOANS TO PARTICIPANTS	43
10.1.  Loan Application	43
10.2.  Rules and Procedures	43
10.3.  Maximum Amount of Loan	43
10.4.  Minimum Amount of Loan	43
10.5.  Note; Interest; Security; Default	43
10.6.  Repayment	45
10.7.  Repayment upon Distribution	45
10.8.  Note as Trust Asset	45
10.9.  Nondiscrimination	45

ARTICLE 11.  SPECIAL TOP-HEAVY PROVISIONS.	46
11.1.  Provisions to Apply	46
11.2.  Minimum Contribution	46
11.3.  Special Vesting Schedule	47
11.4.  Adjustment to 415 Limitations	47
11.5.  Definitions	47

ARTICLE 12.  ADMINISTRATION OF THE PLAN	51
12.1.  Powers and Duties of the Association	51
12.2.  Appointment of Trustee and Investment Managers	52
12.3.  Conclusiveness of Various Documents	52
12.4.  Indemnification	52
12.5.  Claims Procedure	53
12.6.  Expenses of Administration	53
12.7.  Authority to Correct Operational Defects	54
12.8.  Effect of Interpretation or Determination	54

ARTICLE 13.  AMENDMENT AND TERMINATION	55
13.1.  Amendment or Termination by Association	55
13.2.  Voluntary Participation	55
13.3.  Withdrawal by Participating Employer	55
13.4.  Effect of Withdrawal on a Withdrawing Participating
Employer	57
13.5.  Effect of Withdrawal on Participants and
Beneficiaries	57
13.6.  Failure to Maintain Qualified Status	57
13.7.  Merger, Consolidation or Transfer of Plan Assets	58

ARTICLE 14.  MISCELLANEOUS	59
14.1.  Exclusive Benefit Rule	59
14.2.  Limitation of Rights	59
14.3.  Nonalienability of Benefits	59
14.4.  Rights of Eligible Employees	59
14.5.  Payment Under Domestic Relations Order	59
14.6.  Plan Mergers	60
14.7.  Veterans' Reemployment and Benefit Rights	62

ARTICLE 15.  ADOPTION AGREEMENT	63
15.1.  Adoption Agreement	63






ARTICLE 1.  INTRODUCTION tc \l1 "ARTICLE 1.  INTRODUCTION .

1.1.	 Purpose tc \l2 "1.1.	 Purpose .  The Plan and its
related trust are intended to qualify as a profit-sharing plan and trust under Code sections 401(a) and 501(a), and the cash or deferred arrangement forming part of the Plan is intended to qualify under Code section 401(k). The Plan is also intended to constitute a plan described in section 404(c) of ERISA. The purpose of the Plan is to provide benefits to Participants in a manner consistent and in compliance with such Code sections and Title 1 of ERISA and the provisions of the Plan and Trust shall be construed and applied accordingly.

1.2.  Application of the Restated Defined Contribution Plan
(Plan A) tc \l2 "1.2. Application of the Restated Defined Contribution Plan (Plan A) . Except as otherwise specifically provided herein, the provisions of this restated Defined Contribution Plan (Plan A) shall apply only to those individuals who are Eligible Employees on or after January 1, 1998. Except as otherwise provided herein, the rights and benefits, if any, of a former Employee whose employment terminated before January 1, 1998 or other effective date specified in the Plan shall be determined in accordance with the provisions of the Retirement Program as in effect from time to time before that date. Generally, the provisions of the Plan in effect at the time an Employee terminates employment are controlling with respect to that Employee.

1.3. Defined Terms tc \l2 "1.3. Defined Terms . All capitalized terms used in the following provisions of the Plan have the meanings given them under the Articles entitled
"Definitions Other Than Service Definitions" and "Service
Definitions; Special Service Crediting".

1.4. Applicable Law tc \l2 "1.4. Applicable Law . The provisions of the Plan shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts, except to the extent to which the Plan is governed by federal law.

1.5.  Headings tc \l2 "1.5.  Headings .  The headings of the
Plan are inserted for convenience of reference only and shall have no effect upon the meaning of the provisions hereof.

ARTICLE 2.  DEFINITIONS OTHER THAN SERVICE DEFINITIONS.
 tc \l1 "ARTICLE 2. DEFINITIONS OTHER THAN SERVICE DEFINITIONS. Where used in the Plan, the words and phrases contained in
Article 2 and Article 3 have the meanings specified below, unless a different meaning is plainly required by the context. Wherever used in this instrument, a singular word shall be deemed to include the singular and plural in all cases where the context requires.

2.1. "Account" tc \l2 "2.1. "Account" means, for any Participant, each account established under the Plan to which contributions made for the Participant's benefit, and any allocable income, expense, gain and loss, are allocated. The term "Account" shall refer, as the context indicates, to any or all of the following:

(a) "Matching Contribution Account" means the Account to which are credited Matching Contributions allocated to a Participant, and earnings thereon.

(b) "Discretionary Contribution Account" means the Account to which are credited Discretionary Contributions allocated to a Participant, and earnings thereon.

(c) "Rollover Contribution Account" means the Account to which are credited a Participant's Rollover Contributions and direct transfer amounts, and earnings thereon. A Participant shall be fully vested at all times in his or her Rollover Account.

(d) "Elective Contribution Account" means the Account to which are credited pre-tax contributions made for the Participant pursuant to his or her Compensation reduction agreement, and earnings thereon. A Participant shall be fully vested at all times in his or her Elective Contribution Account.

(e) "Employee Contribution Account" means the Account to which are credited a Participant's voluntary after-tax contributions, and earnings thereon. A Participant shall be fully vested at all times in his or her Employee Contribution
Account.

2.2.  "Adoption Agreement" tc \l2 "2.2.  "Adoption
Agreement" means the agreement described in the Plan made by and between a Participating Employer and the Trustee.

2.3.  "Affiliate" tc \l2 "2.3.  "Affiliate"  of a
Massachusetts Cooperative Bank or other organization which is permitted to participate in the Retirement Program pursuant to the By-Laws means (i) any corporation after it becomes a member of a controlled group of corporations (as defined in section 414(b) of the Code) with such Bank or other organization, (ii) any trade or business, whether or not incorporated, after it comes under common control (as defined in section 414(c) of the Code) with such Bank or other organization, (iii) any trade or business that is a member of an affiliated service group (as defined in section 414(m) of the Code) of which such Bank or other organization is also a member, or (iv) any other entity required to be aggregated with such Bank or other organization under section 414(o) of the Code.


2.4.  "Association" tc \l2 "2.4.  "Association"  means the
Cooperative Banks Employees Retirement Association, organized and operated pursuant to the provisions of Sections 30, 31 and 32 of Chapter 170 of the General Laws of Massachusetts, as amended from time to time.

2.5. "Beneficiary" tc \l2 "2.5. "Beneficiary" means any person designated by a Participant to receive any benefits which become payable under the Plan upon the death of the Participant.

2.6. "By-Laws" tc \l2 "2.6. "By-Laws" means the By-Laws of the Association, as amended from time to time in accordance with the provisions thereof.

2.7.  "Code" tc \l2 "2.7.  "Code"  means the Internal
Revenue Code of 1986, as amended from time to time. Reference to any section or subsection of the Code includes reference to any comparable or succeeding provisions of any legislation which amends, supplements or replaces such section or subsection, and also includes reference to any regulation issued pursuant to or with respect to such section or subsection.

2.8.  "Compensation" tc \l2 "2.8.  "Compensation"  means:

 (a) for purposes of determining contributions under the Plan, the amount of compensation described in (i), (ii), or (iii) below, as elected by the Participating Employer in its Adoption Agreement, where

 			(i)  is the basic salary and wages paid to a
Participant during a Plan Year by the Participating
Employer, increased by any amounts that would have been received by the Participant from the Participating
Employer as basic salary and wages but for an election under sections 125, 401(k), or 403(b) of the Code, but excluding all additional amounts such as overtime, commissions, bonus payments, or other distributions;

(ii)  is the basic salary and wages paid to a
Participant during a Plan Year by the Participating
Employer, increased by draws against commissions, mortgage originator's commissions (up to the amount, if any, elected by a Participating Employer in its Adoption Agreement) and any amounts which would have been received by the Participant from the Participating
Employer as basic salary and wages but for an election under sections 125, 401(k), or 403(b) of the Code, but excluding all additional amounts such as overtime, commissions (including the commissions against which such draws are taken), bonus payments, or other distributions, and


(iii)  is the total salary and wages paid to a
Participant during the Plan Year by the Participating
Employer, including overtime, bonus payments, commissions, and any other distributions (but excluding taxable fringe benefit payments), increased by any amounts which would have been received by the Participant from the Participating Employer as total salary and wages but for an election under sections
125, 401(k), or 403(b) of the Code.

 (b) for purposes of Code section 415 limits and minimum contributions under Code section 416, the Participant's salary, wages and other amounts received from a Participating Employer or its Affiliate, as defined under Code section 415(c)(3) and the regulations promulgated thereunder. To the extent permitted under Code sections 415 and 416, Compensation under this paragraph will also include amounts which would have been received by the Participant from a Participating Employer or its Affiliate as salary and wages but for an election under sections 125, 401(k) or 403(b) of the Code.

 (c) for purposes of the discrimination testing requirements of Code sections 401(k) and 401(m), the Participant's salary, wages and other amounts as defined in section 414(s) of the Code, increased, if elected by the Association for a given Plan Year, by any amounts which would have been received by the Participant from the Participating Employer or its Affiliate as such Compensation but for an election under sections 125, 401(k), or 403(b) of the Code.

 (d) for purposes of determining the status of an individual as a Highly Compensated Employee, or as a key Employee under Code section 416, the Participant's salary, wages and other amounts received from a Participating Employer or its Affiliate, as defined in Code section 415(c)(3) and the regulations promulgated thereunder, increased by amounts which would have been received by the Participant from the Participating Employer or its Affiliate as such salary and wages but for an election under sections 125, 401(k), or 403(b) of the Code.

(e) in no event may the amount of Compensation taken into account under paragraphs (a), (b) or (c) above exceed the amount determined from time to time under Code section
401(a)(17). The Association may prescribe procedures for applying such limit consistent with the applicable requirements of Code section 401(a)(17).

A Participating Employer may elect in its Adoption Agreement a different amount of compensation under (i), (ii) or (iii) above for purposes of determining different types of contributions under the Plan.

2.9.  "Deferred Retirement Date" tc \l2 "2.9.  "Deferred
Retirement Date" means the first day of any calendar month coinciding with or next following the date a Participant elects to retire at any time after his or her Normal Retirement Date.

2.10. "Disability" tc \l2 "2.10. "Disability" means an Eligible Employee's physical or mental incapacity which has terminated his or her Eligible Employee status if the Participating Employer, on the basis of the certification of a licensed physician acceptable to it and such other medical substantiation as it may reasonably require from time to time, has determined that the Eligible Employee is unable to perform his or her regular duties with his or her Participating Employer.
 In such event, the Eligible Employees' Disability shall be deemed to commence 90 days following the date on which he or she terminated his or her Eligible Employee status by reason of such physical or mental incapacity, and shall end on the date which is the earlier of (a) his or her Normal Retirement Date, or (b) the date on which the Participating Employer determines (either on the basis of the certification of a licensed physician acceptable to it or on the basis of the Eligible Employee's failure to submit such medical substantiation as the Participating Employer may reasonably require from time to time) that the Eligible Employee is no longer disabled. For purposes of this Section, medical substantiation of Disability shall not be required more frequently than semiannually.

2.11.  "Discretionary Contribution" tc \l2 "2.11.
"Discretionary Contribution" means a contribution (other than a Qualified Nonelective Contribution) made for the benefit of a Participant by a Participating Employer in its discretion pursuant to its Adoption Agreement.

2.12.  "Early Retirement Age" tc \l2 "2.12.  "Early
Retirement Age" means the earliest of the date on which a Participant has (a) attained his or her 62nd birthday, (b) attained his or her 55th birthday and completed at least 5 years of Vesting Service, or (c) attained his or her 50th birthday and completed at least 15 years of Vesting Service.

2.13.  "Early Retirement Date" tc \l2 "2.13.  "Early
Retirement Date" means the first day of any calendar month, prior to a Participant's Normal Retirement Date and coinciding with or following the date he or she attains his or her Early
Retirement Age, on which he or she elects to retire.

2.14.  "Elective Contribution" tc \l2 "2.14.  "Elective
Contribution" means a contribution made to the Plan for the benefit of a Participant pursuant to a Compensation reduction agreement under the Compensation Agreement.


2.15.  "Eligible Employee" tc \l2 "2.15.  "Eligible
Employee" means an individual who is a common-law employee of a Participating Employer. In no event shall a "leased employee" (as defined in Code section 414(n)) become an Eligible Employee until he or she becomes actually employed by a Participating Employer.

2.16. "Employee" tc \l2 "2.16. "Employee" means an individual who is a common-law employee of a Participating Employer or its Affiliate, and to the extent required by section 414(n) of the Code, any leased employee (as defined in section 414(n) of the Code) who performs services for such Employer. Notwithstanding the foregoing, if such leased employees constitute less than 20% of an Employer's non-highly compensated workforce within the meaning of section 414(n)(5)(c)(ii) of the Code, the term Employee shall not include those leased employees covered by a plan described in section 414(n)(5) of the Code.

2.17.  "Employee Contribution" tc \l2 "2.17.  "Employee
Contribution" means a voluntary after-tax contribution made by a Participant under the Plan pursuant to a Compensation Agreement.

2.18. "Employer" tc \l2 "2.18. "Employer" means (i) a Massachusetts Cooperative Bank or other organization which is permitted to participate in the Retirement Program pursuant to the By-Laws and (ii) any Affiliate of each such Bank or other organization, and any successor to any of the foregoing, either singly or as a group, as the context may require.

2.19.  "Entry Date" tc \l2 "2.19.  "Entry Date"  means any
January 1, April 1, July 1 or October 1 of any Plan Year.

2.20. "ERISA" tc \l2 "2.20. "ERISA" means the Employee Retirement Income Security Act of 1974, as from time to time amended. Reference to any section or subsection of ERISA refers to any comparable or succeeding provisions of any legislation which amends, supplements or replaces such section or subsection, and also includes reference to any regulation issued pursuant to or with respect to such section or subsection.

2.21. "Highly Compensated Employee" tc \l2 "2.21. "Highly Compensated Employee" means an Employee of a Participating Employer or its Affiliate who is a "highly compensated employee" within the meaning of Code section 414(q), the provisions of which are incorporated herein by reference.

2.22.  "Investment Medium" tc \l2 "2.22.  "Investment
Medium" means any fund, contract, obligation or other mode of investment to which a Participant may direct the investment of assets of his or her Account.

2.23. "Matching Contribution" tc \l2 "2.23. "Matching Contribution" means a contribution made by a Participating Employer for the benefit of a Participant under the Plan on account of an Elective Contribution or Employee Contribution.


2.24.  "Normal Retirement Date" tc \l2 "2.24.  "Normal
Retirement Date" means the first day of the calendar month coinciding with or next following the Participant's 65th birthday.

2.25.  "Participant" tc \l2 "2.25.  "Participant"  means an
Eligible Employee or Terminated Eligible Employee who participates in the Plan pursuant to its provisions.

2.26.  "Participating Employer" tc \l2 "2.26.
"Participating Employer" means an Employer that has adopted the Plan in accordance with the By-Laws and has entered into an Adoption Agreement.

2.27.  "Participating Employer's Participation Date" tc \l2
"2.27. "Participating Employer's Participation Date" means the date as of which such Participating Employer adopts the Plan for the benefit of its Eligible Employees.

2.28.  "Plan" tc \l2 "2.28.  "Plan"  means The Defined
Contribution Plan (Plan A) of the Cooperative Banks Employees
Retirement Program.

2.29. "Plan Year" tc \l2 "2.29. "Plan Year" means the calendar year.

2.30. "Qualified Domestic Relations Order" tc \l2 "2.30. "Qualified Domestic Relations Order" means any judgment, decree or order (including approval of a property settlement agreement) which constitutes a "qualified domestic relations order" within the meaning of Code section 414(p). A judgment, decree or order shall not be considered not to be a Qualified Domestic Relations Order merely because it requires a distribution to an alternate payee (or the segregation of accounts pending distribution to an alternate payee) before the Participant is otherwise entitled to a distribution under the Plan.

2.31.  "Qualified Nonelective Contribution" tc \l2 "2.31.
"Qualified Nonelective Contribution" means a contribution made in the discretion of the Participating Employer which is designated by the Participating Employer as a Qualified
Nonelective Contribution pursuant to its Adoption Agreement.

2.32.  "Retirement Program" tc \l2 "2.32.  "Retirement
Program"  means The Cooperative Banks Employees Retirement
Program as from time to time in effect.

2.33.  "Rollover Contributions" tc \l2 "2.33.  "Rollover
Contributions" means a contribution made by a Participant which satisfies the applicable requirements of the Code and any administrative requirements imposed by the Association.

2.34.  "Terminated Eligible Employee" tc \l2 "2.34.
"Terminated Eligible Employee" means an individual who has ceased to be an Eligible Employee (other than on account of death) prior to becoming eligible to retire on his or her Normal
Retirement Date or Early Retirement Date.

2.35. "Trustee" tc \l2 "2.35. "Trustee" means any person or persons who are at any time acting as Trustee under the Trust.

2.36. "Trust" tc \l2 "2.36. "Trust" means the Trust established under a trust agreement between the Association and the Trustee for purposes of the Plan.


2.37. "Valuation Date" tc \l2 "2.37. "Valuation Date" means the last day of each calendar quarter or such other dates selected by the Association.

2.38. "Withdrawal Date" tc \l2 "2.38. "Withdrawal Date" means the date as of which a Participating Employer withdraws from the Plan pursuant to the provisions of the Plan.

ARTICLE 3.	SERVICE DEFINITIONS tc \l1 "ARTICLE 3.	SERVICE
DEFINITIONS ; SPECIAL SERVICE CREDITING RULES

3.1. "Absence in Military Service" tc \l2 "3.1. "Absence in Military Service" means an absence of an Employee in military or governmental service for the United States of America for the period during which the Employee retains rights to re-employment with his or her Participating Employer or its Affiliate under the federal laws of the United States of America; provided, that the Employee in fact returns to the active service of his or her Participating Employer or its Affiliate within the period during which he or she is entitled to such re-employment rights.

3.2.  "Authorized Leave of Absence" tc \l2 "3.2.
"Authorized Leave of Absence" means any absence of an Employee granted by his or her Participating Employer or its Affiliate in accordance with rules of uniform application to all Employees similarly situated.

3.3. "Hour of Service" tc \l2 "3.3. "Hour of Service" means, for purposes of determining the beginning of an Employee's period of Vesting Service, each hour described in paragraph (a) below, and for purposes of determining an Employee's Years of Eligibility Service, each hour described in paragraphs (a), (b),
(c) and (d) below, where

(a) is each hour for which the Employee is directly or indirectly paid, or entitled to payment, for the performance of duties for a Participating Employer or its Affiliate, each such hour to be credited to the Employee for the period of service in which the duties were performed;

(b) is each hour for which the Employee is directly or indirectly paid, or entitled to payment, by a Participating Employer or its Affiliate (including payments made or due from a trust fund or insurer to which the Participating Employer or its Affiliate contributes or pays premiums) on account of a period of time during which no duties are performed (irrespective of whether a Termination of Employment has occurred) due to vacation, holiday, illness, incapacity, disability, layoff, jury duty, military duty or leave of absence, each such hour to be credited to the Employee for the period of Eligibility Service in which such period of time occurs, subject to the following rules:

(i) No more than 501 Hours of Service shall be credited under this paragraph (b) to the Employee on account of any single continuous period during which the Employee performs no duties;

(ii) Hours of Service shall not be credited under this paragraph (b) to an Employee for a payment which solely reimburses the Employee for medically related expenses incurred by the Employee, or which is made or due under a plan maintained solely for the purpose of complying with applicable workers' compensation, unemployment compensation, or disability insurance laws; and


(iii)  If the period during which the Employee
performs no duties falls within two or more computation periods, and if the payment made on account of such period is not calculated on the basis of units of time, the Hours of Service credited with respect to such period shall be allocated between not more than the first two such computation periods on any reasonable basis consistently applied with respect to similarly situated Employees;

(c)  is each hour not counted under paragraph (a) or
(b) for which back pay, irrespective of mitigation of damages, has been awarded or agreed to be paid by the Participating Employer or its Affiliate, each such hour to be credited to the Employee for the computation period to which the award or agreement for back pay pertains, provided that crediting of Hours of Service under this paragraph (c) with respect to periods described in paragraph (b) above shall be subject to the limitations and special rules set forth in clauses (i), (ii) and (iii) of paragraph (b); and

(d) is each non-compensated hour while an Employee that is not credited under (a), (b) or (c) above during a period of Authorized Leave of Absence or Absence in Military
Service from the Participating Employer or its Affiliate, or within such longer period as may be specified by the Participating Employer or its Affiliate for which the Employee returns for work.

Hours of Service to be credited to an individual under (a),
(b) and (c) above shall be calculated and credited pursuant to paragraphs (b) and (c) of Section 2530.200(b)-2 of the Department of Labor Regulations which are incorporated herein by reference.
 Hours of Service to be credited to an individual during an absence described in (d) above shall be determined by the Employer with reference to the individual's most recent normal work schedule. If the Employer cannot so determine the number of Hours to be credited, there shall instead be credited 8 Hours of Service for each day of absence.

3.4.  "Employment Commencement Date" tc \l2 "3.4.
"Employment Commencement Date" means the date on which an Employee first performs an Hour of Service.

3.5.  "One-Year Break in Service" tc \l2 "3.5.  "One-Year
Break in Service" means, for any Employee or former Employee, a 12-month period commencing on his or her Termination of Employment or any anniversary thereof during which the Employee or former Employee failed to perform an Hour of Service for an Employer. Solely for purposes for determining whether an Employee has incurred a One-Year Break in Service, if an Employee is absent from work (i) by reason of the Employee's pregnancy,
(ii) by reason of the birth of the Employee's child, (iii) by reason of the placement of a child with the Employee in connection with the adoption of such child by the Employee, or
(iv) for purposes of caring for such child for a period beginning immediately following such birth or placement, the date of an Employee's Termination of Employment shall be twelve (12) months after the date otherwise determined. The preceding sentence shall be construed and applied in a manner consistent with the Family Medical Leave Act of 1993.


3.6.	 "Period of Service" tc \l2 "3.6.	 "Period of
Service" means, for each Employee, the period or periods of time elapsed between his or her Employment Commencement Date or Reemployment Commencement Date and his or her Termination of Employment. Each Period of Service shall be measured in years and days.

3.7.  "Reemployment Commencement Date" tc \l2 "3.7.
"Reemployment Commencement Date" means the date on which a rehired former Employee of a Participating Employer first performs an Hour of Service on or following such reemployment.

3.8. "Termination of Employment" tc \l2 "3.8. "Termination of Employment" means the date on which an Employee quits, is discharged, retires or dies.

3.9. "Vesting Service" tc \l2 "3.9. "Vesting Service" means, for any Participant, the aggregate of all his or her Periods of Service, but excluding, except as otherwise provided in this Article, any Period of Service rendered prior to his or her Participating Employer's Participation Date.

In addition, if an Employee has a Reemployment Commencement Date within 12 months after the date of his or her Termination of Employment, such Employee's Vesting Service shall include the period of severance measured from his or her date of Termination of Employment until his or her subsequent Reemployment Commencement Date.

Vesting Service shall also include any period not otherwise included in a Period of Service during which a Participant is absent due to Disability, Authorized Leave of Absence, Absence in Military Service or absent on maternity, paternity leave described in the definition of One-Year Break in Service.

Two or more Periods of Service or periods of severance that are included in a Participant's Vesting Service and that contain fractions of a year (computed in months and days) shall be aggregated on the basis of 365 days constituting a year.

3.10. "Year of Eligibility Service" tc \l2 "3.10. "Year of Eligibility Service" means a 12-consecutive-month period commencing on an Employee's Employment Commencement Date, or any Plan Year thereafter which commences after such Employment Commencement Date, during which he or she completes at least 1,000 Hours of Service.

3.11. Crediting Periods of Service earned before Employer becomes a Participating Employer tc \l2 "3.11. Crediting Periods of Service earned before Employer becomes a Participating Employer . All or any portion of periods of service earned by an Employee prior to his or her Participating Employer's Participation Date shall be credited on a non-discriminatory basis under the Plan as of such Participation Date for vesting purposes if the Association approves such crediting and if his or her Participating Employer agrees, on or prior to such Participation Date, to pay the cost, if any, of crediting such periods of service under the Plan.


3.12. Crediting Periods of Service earned before Employer is merged with or acquired by a Participating Employer tc \l2 "3.12. Crediting Periods of Service earned before Employer is merged with or acquired by a Participating Employer . All or any portion of periods of service earned by an Employee prior to his or her employer's merger with or acquisition by a Participating Employer shall be credited on a non-discriminatory basis under the Plan for eligibility or vesting purposes (or both) if and to the extent the Association approves such crediting and if such Participating Employer agrees to pay the cost, if any, of crediting such periods of service under the Plan.

3.13.  Application of Service Definitions tc \l2 "3.13.
Application of Service Definitions . All provisions of the Plan relating to the crediting of service shall be construed and applied consistent with the requirements of Code section 413(c).

ARTICLE 4.  PARTICIPATION tc \l1 "ARTICLE 4.  PARTICIPATION .

4.1.	 Participation Requirements tc \l2 "4.1.
Participation Requirements .

(a) Age and Service. Unless waived under (b) below, to become a Participant in the Plan each Eligible Employee must have attained age 21 and completed one Year of Eligibility Service.

(b)  Waiver.  Under its Adoption Agreement, a
Participating Employer may elect to waive or reduce either or both of the age and service requirements described in (a) above.

4.2.  Date of Participation tc \l2 "4.2.  Date of
Participation . An Eligible Employee will become a Participant in the Plan on the Entry Date coinciding with or next following the date on which he or she satisfies the participation requirements of Section 4.1 provided he or she is an Eligible
Employee on such date.

4.3. Duration of Participation; Reemployment tc \l2 "4.3. Duration of Participation; Reemployment . An individual who has become a Participant will remain a Participant for as long as an Account is maintained under the Plan for his or her benefit, or until his or her death, if earlier. No contributions shall be made by or for (and no forfeitures may be allocated with respect to) a Participant who is not an Eligible Employee. A Participant or former Participant who is reemployed as an Eligible Employee will again become eligible to receive or make contributions, and may enter into a contribution agreement, immediately upon reemployment.

4.4.  Reclassification of employment status tc \l2 "4.4.  .
 Notwithstanding anything herein to the contrary, an individual who is not characterized or treated as a common law employee of the Participating Employer shall not be eligible to participate in the Plan. However, in the event that such an individual is reclassified or deemed to be reclassified as a common law employee of the Participating Employer, the individual shall be eligible to participate in the Plan as of the Entry Date coinciding with or next following the actual date of such reclassification (to the extent such individual otherwise qualifies as an Eligible
Employee hereunder). If the effective date of any such reclassification is prior to the actual date of such reclassification, in no event shall the reclassified individual be eligible to participate in the
Plan retroactively to the effective date of such reclassification.

ARTICLE 5.  CONTRIBUTIONS TO THE PLAN tc \l1 "ARTICLE 5.
CONTRIBUTIONS TO THE PLAN .

5.1.  Elective Contributions and Employee Contributions tc
\l2 "5.1. Elective Contributions and Employee Contributions . Each Participant may enter into a contribution agreement specifying Elective Contributions or Employee Contributions, or both. Such Elective Contributions or Employee Contributions shall be expressed as a percentage (which may be any percentage allowed by the Association under its administrative procedures) of the Participant's Compensation. Unless the Participating Employer elects otherwise in its Adoption Agreement, during any period for which a Matching Contribution is being made for a Participant, the Participant shall be required, as a condition of continued employment, to enter into and to continue a contribution agreement specifying Elective Contributions or Employee Contributions in an amount equal to at least one
(1) percent of his or her Compensation. By agreeing to Elective Contributions, the Participant agrees to a reduction in Compensation in the amount designated and the Participating Employer agrees in consideration of such reduction to contribute an equivalent amount to the Trust for the Participant. By agreeing to Employee Contributions, the Participant agrees to contribute the designated amount to the Trust out of after-tax Compensation and the Participating Employer agrees to facilitate such contributions through payroll deductions.

5.2.  Form and Manner of Contribution Agreements tc \l2
"5.2. Form and Manner of Contribution Agreements . Each contribution agreement shall be on a form prescribed or approved by the Association, and may be changed by the Participant from time to time. A contribution agreement or a change in such Agreement shall be effective with respect to Compensation payable on and after the first day of the calendar quarter coinciding with or next following receipt of such Agreement by the Association or such other time as the Association may prescribe.

5.3.  Matching Contributions tc \l2 "5.3.  Matching
Contributions .

(a) Formula Matching Contributions. In its Adoption Agreement, a Participating Employer may specify an amount of Matching Contributions up to a specified percentage of Compensation to be made to the Trust for a Plan Year for the benefit of each Participant on whose behalf a contribution agreement with the Participating Employer was in effect during the Plan Year. Formula Matching Contributions for a Plan Year shall be expressed as a percentage (which may be any percentage allowed by the Association under its administrative procedures), as specified by the Participating Employer of Elective Contributions and/or Employee Contributions for the Plan Year and shall be credited to the Matching Contribution Accounts of Participants on that basis.


(b) Discretionary Matching Contributions. If so provided in its Adoption Agreement, a Participating Employer, in addition to formula Matching Contributions, may determine whether a discretionary Matching Contribution shall be made to the Trust for a Plan Year, and if so, the amount to be contributed with respect to Elective Contributions and/or Employee Contributions for the Plan Year. The Participating Employer must notify the Association in writing of the amount of such discretionary Matching Contribution and the matching formula.

5.4.  Discretionary Contributions tc \l2 "5.4.
Discretionary Contributions . If so provided in its Adoption Agreement, a Participating Employer, in its discretion, may determine whether a Discretionary Contribution shall be made to the Trust for a Plan Year, and if so, the amount to be contributed. The Discretionary Contribution of a Participating Employer for a Plan Year shall be allocated among and credited to the Discretionary Contribution Accounts of all Participants who are eligible to receive such Contribution, as determined in accordance with the Adoption Agreement, in proportion to their relative amounts of Compensation for that portion of the Plan Year during which they were both a Participant and an Eligible Employee.

5.5. Qualified Nonelective Contributions tc \l2 "5.5. Qualified Nonelective Contributions . If so provided in its Adoption Agreement, to the extent necessary to satisfy the Code section 401(k)(3) limits with respect to Elective Contributions or the Code section 401(m) limits with respect to Matching Contributions, a Participating Employer, in its discretion, may determine whether a Qualified Nonelective Contribution shall be made to the Trust for a Plan Year and, if so, the amount to be contributed. A Qualified Nonelective Contribution for a Plan Year shall be allocated among and credited to the QNEC Accounts of Participants in such manner as the Participating Employer shall determine in order to accomplish its intended purpose.

5.6. Rollover Contributions; Direct Transfers tc \l2 "5.6. Rollover Contributions; Direct Transfers . An Eligible Employee
may make a Rollover Contribution to the Plan upon demonstration satisfactory to the Association that the contribution is eligible for transfer to the Plan pursuant to the rollover provisions of the Code. A Participant may request the Trustee to accept a direct transfer of funds held under another plan qualified under Code section 401(a), subject to such information and demonstration as the Association may require.

5.7. Crediting of Contributions tc \l2 "5.7. Crediting of Contributions . Each type of contribution for a Plan Year shall be allocated among and credited to the respective Accounts of Participants eligible to share in the contributions as of the Valuation Date coinciding with or next following the date the contributions are received by the Trustee (but in no event later than the last Valuation Date of the Plan Year).


5.8.  Time for Making Contributions tc \l2 "5.8.  Time for
Making Contributions . Elective Contributions and Employee Contributions will be paid in cash to the Trust as soon as such contributions can reasonably be segregated from the general assets of the Participating Employer, but in any event within the time required under the Code and ERISA. Any Matching Contributions, Discretionary Contributions, or Qualified Nonelective Contributions for a Plan Year will be contributed in cash to the Trust at such time as the Participating Employer determines, but in any event no later than the time prescribed by law (including extensions) for filing the Participating Employer's federal income tax return for its taxable year in or with which the Plan Year ends. In addition, Qualified Nonelective Contributions and Matching Contributions for a Plan Year must be made no later than the last day of the 12-month period immediately following the Plan Year (or in the case of Qualified Nonelective Contributions, such earlier date as may be required by the Code).

5.9.  Certain Limits Apply tc \l2 "5.9.  Certain Limits
Apply . All contributions to the Plan are subject to the applicable limits set forth under Code sections 401(k), 402(g), 401(m), 404, and 415, as further described elsewhere in the Plan.
 In addition, certain minimum allocations may be required under Code sections 410(b) and 416, as also further described elsewhere in the Plan.

5.10.  Return of Contributions tc \l2 "5.10.  Return of
Contributions . If any contribution by a Participating Employer to the Trust is

(a)  made by reason of a good faith mistake of fact, or

(b) believed by the Participating Employer in good faith to be deductible under Code section 404, but the deduction is disallowed, the Trustee shall, upon request by the Participating Employer, return to the Participating Employer the excess of the amount contributed over the amount, if any, that would have been contributed had there not occurred a mistake of fact or a mistake in determining the deduction. Such excess shall be reduced by the losses of the Trust attributable thereto, if and to the extent such losses exceed the gains and income attributable thereto. In no event shall the return of a contribution hereunder cause any Participant's Accounts to be reduced to less than they would have been had the mistaken or nondeductible amount not been contributed. No return of a contribution hereunder shall be made more than one year after the mistaken payment of the contribution, or disallowance of the deduction, as the case may be.

5.11.  Establishment of Trust Fund tc \l2 "5.11.
Establishment of Trust Fund . The Association will enter into a trust agreement with a Trustee under which agreement the Trustee shall accept, hold and invest such contributions as the Participating Employers shall deliver to it and pay such benefits as the Participating Employers shall direct in writing. Contributions with respect to a Participating Employer will be accounted for separately. The contributions, together with any income, gains, or profits, less distributions and losses, shall constitute the Trust Fund.


ARTICLE 6.  LIMITS ON CONTRIBUTIONS tc \l1 "ARTICLE 6.  LIMITS ON
CONTRIBUTIONS .

6.1. Code Section 404 Limits tc \l2 "6.1. Code Section 404 Limits . The sum of the contributions made by each Participating Employer under the Plan for any Plan Year shall not exceed the maximum amount deductible under the applicable provisions of the Code. All contributions under the Plan made by a Participating Employer are expressly conditioned on their deductibility under Code section 404 for the taxable year when paid (or treated as paid under Code section 404(a)(6)).

6.2.  Code Section 415 Limits tc \l2 "6.2.  Code Section 415
Limits .

(a) Incorporation by reference. Code section 415 is hereby incorporated by reference into the Plan and the provisions of this Section shall be construed and applied in accordance with Section 415.

(b) Annual addition. The Association shall determine an "annual addition" for each Participant for each limitation year, which shall consist of the following amounts allocated to the Participant's Accounts for the year:

(i)	Elective Contributions,

(ii)	Qualified Nonelective Contributions,

(iii)	Employee Contributions,

(iv)	Matching Contributions,

(v)	Discretionary Contributions,

(vi)	forfeitures

  	(vii) Amounts allocated to an individual medical amount (as defined in Code section 415(l)(2) which is part of a pension or annuity plan maintained by an Affiliated Employer; and

 	(viii) Amounts derived from contributions paid or accrued which are attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code section 419(e)) maintained by an Affiliated Employer.


(c) General limitation on annual additions. The annual addition to a Participant's Accounts under the Plan for any limitation year, when added to the annual additions to his or her accounts for such Year under all other defined contributions plans maintained by the Participating Employer and its Affiliates, shall not exceed the lesser of
(i) $30,000 (increased from time to time in accordance with Code section 415(d)), or (ii) 25% of the Participant's Compensation for such limitation year.

(d) Combined limitations. The provisions of this subsection will cease to apply on and after January 1, 2000.
 In the case of a Participant who also participates in a defined benefit plan maintained by the Participating Employer or its Affiliates, the annual addition for a limitation year will, if necessary, be further limited so that the sum of the Participant's defined contribution fraction and his or her defined benefit plan fraction for such limitation year does not exceed 1.0.

(i)  A Participant's "defined contribution
fraction" shall be a fraction, the numerator of which is the sum of the annual additions to the Participant's accounts under all the defined contribution plans
(whether or not terminated) maintained by the Participating Employer and its Affiliates for the current and all prior limitation years (including the annual additions attributable to the Participant's non-deductible employee contributions to all defined benefit plans, whether or not terminated, maintained by the Participating Employer and its Affiliates, and the annual additions attributable to all welfare benefit funds, as defined in section 419(e) of the Code, and individual medical accounts, as defined in section
415(l)(2) of the Code, maintained by the Participating
Employer and its Affiliates, and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior limitation years of service with the Participating Employer and its Affiliates
(regardless of whether a defined contribution plan was maintained by the Participating Employer and its Affiliates. The maximum aggregate amount in any limitation year is the lesser of 125 percent of the dollar limitation determined under Code sections 415(b) and (d) in effect under Code section 415(c)(1)(A) or 35 percent of the Participant's Compensation for such year. If the employee was a Participant as of the end of the first day of the first limitation year beginning after December 31, 1986, in one or more defined contribution plans maintained by the Participating
Employer and its Affiliates which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the defined benefit fraction would otherwise exceed 1.0 under the terms of this plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0 times (2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last limitation year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the plan made after May 5, 1986, but using the section 415 limitation applicable to the first limitation year beginning on or after January 1, 1987, shall not be recomputed to treat all employee contributions as annual additions.

(ii) A Participant's "defined benefit fraction" shall be a fraction, the numerator of which is the sum of the Participant's projected annual benefits under all the defined benefit plans (whether or not terminated) maintained by an Affiliated Employer, and the denominator of which is the lesser of 125 percent of the dollar limitation determined for the limitation year under Code sections 415(b) and (d) or 140 percent of the highest average compensation, including any adjustments under Code section 415(b). Notwithstanding the above, if the Participant was a Participant as of the first day of the first limitation year beginning after December 31, 1986, in one or more defined benefit plans maintained by an Affiliated Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125 percent of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last limitation year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Code section 415 for all limitation years beginning before January 1, 1987.

(e) Limitation Year. For purposes of determining the Code section 415 limits under the Plan, the "limitation year" shall be the calendar year.

(f) To the extent necessary to satisfy the limitations of Code section 415 for any Participant, the annual addition which would otherwise be made on behalf of the Participant under the Plan shall be reduced after the Participant's benefit is reduced under any and all defined benefit plans, and after the Participant's annual addition is reduced under any other defined contribution plan.


(g) If, as a result of the allocation of forfeitures, a reasonable error in estimating a Participant's compensation for a Plan Year or limitation year, a reasonable error in determining the amount of elective deferrals (within the meaning of Code section 402(g)(3)) that may be made with respect to any individual under the limits of Code section 415, or under such other facts and circumstances as may be permitted under regulation or by the Internal Revenue Service, the annual addition under the Plan for a Participant would cause the Code section 415 limitations for a limitation year to be exceeded, any Elective Contributions and Employee Contributions made pursuant to a contribution agreement together with earnings thereon made by or on behalf of the Participant for the Limitation Year, to the extent necessary, will be returned to the Participant. Any contributions so returned will be disregarded for purposes of the limits under Code sections 402(g) and 401(k)(3) and 401(m)(2). If the remaining Annual Addition for the Participant still exceeds the Code section 415 limits for the limitation year, Qualified Nonelective Contributions followed by Discretionary Contributions, followed by Matching Contributions (including forfeitures applied to reduce any such Participating Employer contributions), together with earnings thereon, will not be allocated to the Participant's Account to the extent necessary for limitation year, but will be used to reduce Participating Employer contributions for the next limitation year (and succeeding limitation years, as necessary) for that Participant if the Participant is covered by the Plan as of the end of the limitation year. However, if the Participant is not covered by the Plan as of the end of the limitation year, the excess amounts will not be distributed to Participants or former Participants, but will be held unallocated for that limitation year in a suspense account.
 If the suspense account is in existence at any time during any subsequent limitation year, all amounts in the suspense account will be allocated to the Discretionary Contribution Accounts of all Participants in proportion to their relative amounts of Compensation for the subsequent limitation year, before any other contributions which would be part of an annual addition are made to the Plan for the subsequent limitation year. No investment gains or losses will be allocated to any suspense account described in this paragraph; instead, any such gains or losses shall be allocated among the remaining Accounts in proportion to their respective balances.

6.3.  Code Section 402(g) Limits tc \l2 "6.3.  Code Section
402(g) Limits .

(a) In general. The maximum amount of Elective Contributions made on behalf of any Participant for any calendar year, when added to the amount of elective deferrals under all other plans, contracts and arrangements of an Affiliated Employer with respect to the Participant for the calendar year), shall in no event exceed the maximum applicable limit in effect for the calendar year under Regulation section 1.402(g)-1(d). For purposes of the Plan, an individual's elective deferrals for a taxable year are the sum of the following:

(i) Any elective contribution under a qualified cash or deferred arrangement (as defined in Code section 401(k)) to the extent not includable in the individual's gross income for the taxable year on account of Code section 402(a)(8) (before applying the limits of Code section 402(g) or this section);

(ii) Any employer contribution to a simplified employee pension (as defined in code section 408(k) to the extent not includable in the individual's gross income for the taxable year on account of Code section
402(h)(1)(B) (before applying the limits of Code section 402(g));

(iii) Any employer contribution to a custodial account or annuity contract under section 403(b) under a salary reduction agreement (within the meaning of Code section 3121(a)(5)(D)), and any elective contribution pursuant to an eligible deferred compensation plan under Code section 457, to the extent not includable in the individual's gross income for the taxable year on account of Code section 403(b) or 457 before applying the limits of Code section 402(g); and

(iv)  Any employee contribution designated as
deductible under a trust described in Code section
501(c)(19) (before applying the limits of Code section
402(g)).

A Participant will be considered to have made "excess deferrals" for a taxable year to the extent that the Participant's elective deferrals for the taxable year exceed the applicable limit described above for the year.

(b) Distribution of excess deferrals. In the event that an amount is included in a Participant's gross income for a taxable year as a result of an excess deferral under Code section 402(g), and the Participant notifies the Association on or before the March 1 following the taxable year that all or a specified part of an Elective Contribution made for his or her benefit represents an excess deferral, the Association shall make every reasonable effort to cause such excess deferral, adjusted for allocable income, to be distributed to the Participant no later than the April 15 following the calendar year in which such excess deferral was made. The Participant will be deemed to have notified the Association before March 1 of any excess deferral arising under a plan maintained by an Affiliated Employer. The income allocable to excess deferrals is equal to the allocable gain or loss for the taxable year of the individual, but not the allocable gain or loss for the period between the end of the taxable year and the date of distribution (the "gap period"). Income allocable to excess deferrals for the taxable year shall be determined by multiplying the gain or loss attributable to the Participant's Elective Contribution Account for the taxable year by a fraction, the numerator of which is the Participant's excess deferrals for the taxable year, and the denominator of which is the sum of the Participant's Elective Contribution Account balance as of the beginning of the taxable year plus the Participant's Elective Contributions for the taxable year. No distribution of an excess deferral shall be made during the taxable year of a Participant in which the excess deferral was made unless the correcting distribution is made after the date on which the Plan received the excess deferral and both the Participant and the Plan designates the distribution as a distribution of an excess deferral. The amount of any excess deferrals that may be distributed to a Participant for a taxable year shall be reduced by the amount of Elective Contributions that were excess contributions and were previously distributed to the Participant or recharacterized for the Plan Year beginning with or within such taxable year.

(c) Treatment of excess deferrals. For other purposes of the Code, including Code sections 401(a)(4), 401(k)(3), 404, 409, 411, 412, and 416), excess deferrals must be treated as employer contributions even if they are distributed in accordance with paragraph (b) above. However, excess deferrals of a non-Highly Compensated Employee are not to be taken into account for purposes of Code section 401(k)(3) (the actual deferral percentage test) to the extent the excess deferrals are prohibited under Code section 401(a)(30).
Excess deferrals are also to be treated as employer contributions for purposes of Code section 415 unless distributed under paragraph (b) above.


6.4.  Code Section 401(k)(3) Limits tc \l2 "6.4.  Code
Section 401(k)(3) Limits .

(a)  In General.  Elective Contributions made under the
Plan are subject to the limits of Code section 401(k)(3), as more fully described below. The Plan provisions relating to the 401(k)(3) limits are to be interpreted and applied in accordance with Code sections 401(k)(3) and 401(a)(4), which are hereby incorporated by reference, and in such manner as to satisfy such other requirements relating to Code section 401(k) as may be prescribed by the Secretary of the Treasury from time to time. A Participating Employer may elect in its Adoption Agreement contribution provisions which will cause the Plan for such Participating Employer to become a safe harbor plan within the meaning of Code section 401(k)(12). In such event, the Plan for such Participating Employer will be administered in all respects as such a safe harbor plan in accordance with the applicable requirements of Code section 401(k)(12).

(b) Actual deferral ratios. For each Plan Year, the Association will determine the "actual deferral ratio" for each Participant who is eligible for Elective Contributions.
 The actual deferral ratio shall be the ratio, calculated to the nearest one-hundredth of one percent, of the Elective Contributions (plus any Qualified Nonelective Contributions treated as Elective Contributions) made on behalf of the Participant for the Plan Year to the Participant's Compensation for the applicable period. For purposes of determining a Participant's actual deferral ratio,

(i) Elective Contributions will be taken into account only if each of the following requirements are satisfied:

(A)  the Elective Contribution is allocated
to the Participant's Elective Contribution Account as of a date within the Plan Year, is not contingent upon participation in the Plan or performance of services on any date subsequent to that date, and is actually paid to the Trust no later than the end of the 12-month period immediately following the Plan Year to which the contribution relates; and

(B)  the Elective Contribution relates to
Compensation that either would have been received by the Participant in the Plan Year but for the Participant's election to defer under the Plan, or is attributable for services performed in the Plan
Year and, but for the Participant's election to defer, would have been received by the Participant within 2? months after the close of the Plan Year.

To the extent Elective Contributions which meet the requirements of (A) and (B) above constitute excess deferrals, they will be taken into account for each Highly Compensated Employee, but will not be taken into account for any non-Highly Compensated Employee.

(ii)  in the case of a Participant who is a Highly
Compensated Employee for the Plan Year and is eligible to have elective deferrals (and qualified nonelective or qualified matching contributions, to the extent treated as elective deferrals) allocated to his or her accounts under two or more cash or deferred arrangements described in Code section 401(k) maintained by a Participating Employer or its Affiliate, the Participant's actual deferral ratio shall be determined as if such elective deferrals (as well as qualified nonelective or qualified matching contributions) are made under a single arrangement, and if two or more of the cash or deferred arrangements have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement;

(iii)  the applicable period for determining
Compensation for each Participant for a Plan Year shall be the 12-month period ending on the last day of such Plan Year; provided, that to the extent permitted under Regulations, the Association may choose, on a uniform basis, to treat as the applicable period only that portion of the Plan Year during which the individual was a Participant;

(iv) Qualified Nonelective Contributions made on behalf of Participants who are eligible to receive
Elective Contributions shall be treated as Elective
Contributions to the extent permitted by Regulation
section 1.401(k) 1(b)(5);

(v) in the event that the Plan satisfies the requirements of Code sections 401(k), 410(a)(4), or 410(b) only if aggregated with one or more other plans with the same plan year, or if one or more other plans with the same Plan Year satisfy such Code sections only if aggregated with this Plan, then this section shall be applied by determining the actual deferral ratios as if all such plans were a single plan;

(vi) an employee who would be a Participant but for the failure to make Elective Contributions shall be treated as a Participant on whose behalf no Elective
Contributions are made; and

(vii) Elective Contributions which are made on behalf of non-Highly Compensated Employees which could be used to satisfy the Code section 401(k)(3) limits but are not necessary to be taken into account in order to satisfy such limits, may instead be taken into account for purposes of the Code section 401(m) limits to the extent permitted by Regulation sections
1.401(m)-1(b)(5).


(c) Actual deferral percentages. The actual deferral ratios for all Highly Compensated Employees who are eligible for Elective Contributions for a Plan Year shall be averaged to determine the actual deferral percentage for the highly compensated group for the Plan Year, and the actual deferral ratios for all Employees who are not Highly Compensated Employees but are eligible for Elective Contributions for the Plan Year shall be averaged to determine the actual deferral percentage for the nonhighly compensated group for the Plan Year. The actual deferral percentages for any Plan Year must satisfy at least one of the following tests:

(i) the actual deferral percentage for the highly compensated group for the Plan Year does not exceed
125% of the prior year actual deferral percentage for the prior year nonhighly compensated group; or

(ii) the excess of the actual deferral percentage for the highly compensated group for the Plan Year over the prior year actual deferral percentage for the prior year nonhighly compensated group does not exceed two percentage points, and the actual deferral percentage for the highly compensated group for the Plan Year does not exceed twice the prior year actual deferral percentage of the prior year nonhighly compensated group.

For purposes of satisfying the above tests for a Plan Year, the "prior year actual deferral percentage for the prior year nonhighly compensated group" refers to the actual percentage determined for the immediately preceding Plan Year for the nonhighly compensated group existing during such preceding Plan Year. Notwithstanding the foregoing, in satisfying the above tests, the Association may elect, in accordance with Code section 401(k)(3) and applicable Regulations, to use the actual deferral percentage for the nonhighly compensated group determined for the current Plan Year.

(d) Adjustments by Association. If, prior to the time all Elective Contributions for a Plan Year have been contributed to the Trust, the Association determines that Elective Contributions are being made at a rate which will cause the Code section 401(k)(3) limits to be exceeded for the Plan Year, the Association may, in its sole discretion, limit the amount of Elective Contributions to be made with respect to one or more Highly Compensated Employees for the balance of the Plan Year by suspending or reducing Elective
Contribution elections to the extent the Association deems appropriate. Any Elective Contributions which would otherwise be made to the Trust shall instead be paid to the affected Participant in cash.

(e)  Excess contributions.  If the Code section
401(k)(3) limits have not been met for a Plan Year after all contributions for the Plan Year have been made, the Association will determine the amount of excess contributions with respect to Participants who are Highly
Compensated Employees in the manner prescribed by Code
section 401(k)(8).


(f) Distribution of excess contributions. Unless a Participant elects to have his or her excess contributions recharacterized, the Participant's excess contributions, adjusted for income, will be designated by the Participating Employer as a distribution of excess contributions and distributed to the Participant. The income allocable to excess contributions is equal to the allocable gain or loss for the Plan Year, but not the allocable gain or loss for the period between the end of the Plan Year and the date of distribution (the "gap period"). Income allocable to excess contributions for the Plan Year shall be determined by multiplying the gain or loss attributable to the Participant's Elective Contribution Account and QNEC Account balances by a fraction, the numerator of which is the excess contributions for the Participant for the Plan Year, and the denominator of which is the sum of the Participant's Elective Contribution Account and QNEC Account balances as of the beginning of the Plan Year plus the Participant's Elective Contributions and Qualified Nonelective Contributions for the Plan Year. Distribution of excess contributions will be made after the close of the Plan Year to which the contributions relate, but within 12 months after the close of such Plan Year. Excess contributions shall be treated as annual additions under the Plan, even if distributed under this paragraph.

(g) Recharacterization. In lieu of receiving a distribution of excess contributions, a Highly Compensated Employee may elect, at such time and in such manner as the Association may prescribe, to have all or a portion of his or her excess contributions recharacterized as Employee Contributions. Excess contributions may be recharacterized only to the extent that additional Employee Contributions otherwise could have been contributed by the Highly Compensated Employee for the Plan Year under the Plan, and must be recharacterized no later than two and one-half months after the close of the Plan Year to which the recharacterization relates. If a Highly Compensated Employee elects recharacterization, the Association will (i) timely provide such forms to the Highly Compensated Employee and his or her Participating Employer, and take such other action, as the Internal Revenue Service shall require, and
(ii) account for such recharacterized amounts as contributions by the Highly Compensated Employee for purposes of Code sections 72 and 6047. Recharacterized excess contributions shall continue to be treated as Elective Contributions for all purposes under the Plan other than determination of the Code section 401(k)(3) and 401(m) limits (see Section 6.5(b)(vii)).

(h) Special rules. For purposes of recharacterizing or distributing excess contributions, the amount of excess contributions that may be recharacterized or distributed with respect to a Highly Compensated Employee for a Plan
Year shall be reduced by the amount of excess deferrals previously distributed to the Highly Compensated Employee for his or her taxable year ending with or within such Plan
Year.


(i) Recordkeeping requirement. The Association, on behalf of the Participating Employers, shall maintain such records as are necessary to demonstrate compliance with the Code section 401(k)(3) limits including the extent to which Qualified Nonelective Contributions are taken into account in determining the actual deferral ratios.

(j) Effect on Matching Contributions. A Participant's Elective Contributions which are returned or recharacterized as a result of the Code section 401(k)(3) limits for a Plan Year shall not be taken into account in determining the amount of Matching Contributions to be made for the Participant's benefit for the Year. To the extent Matching Contributions have already been made with respect to the Elective Contributions at the time the Elective Contributions are determined to be excess contributions, such Matching Contributions shall be forfeited to the extent they are not vested, or distributed to the extent they are vested to the Participant at the same time as the Elective Contributions are returned or recharacterized.

(k) Excise tax where failure to correct. If the excess contributions are not corrected within 2? months after the close of the Plan Year to which they relate, the Participating Employers will be liable for a 10 percent excise tax on the amount of excess contributions attributable to them, to the extent provided by Code section 4979. Qualified Nonelective Contributions properly taken into account under this Section for the Plan Year may enable the Plan to avoid having excess contributions, even if the contributions are made after the close of the 2? month period.

(l)  Special rule for early participation.  Effective
January 1, 1999, the Association may elect to follow the rules set forth in Code section 401(k)(3)(F) for purposes of determining the applicable Code section 401(k)(3) limits.

6.5.  Code Section 401(m) Limits tc \l2 "6.5.  Code Section
401(m) Limits .

(a) In General. Employee and Matching Contributions made under the Plan are subject to the limits of Code section 401(m), as more fully described below. The Plan provisions relating to the 401(m)(11) limits are to be interpreted and applied in accordance with Code sections 401(m) and 401(a)(4), which are hereby incorporated by reference, and in such manner as to satisfy such other requirements relating to Code section 401(m) as may be prescribed by the Secretary of the Treasury from time to time. A Participating Employer may elect in its Adoption Agreement contribution provisions which will cause the Plan for such Participating Employer to become a safe harbor plan within the meaning of Code section 401(m). In such event, the Plan for such Participating Employer will be administered in all respects as such a safe harbor plan in accordance with the applicable requirements of Code section 401(m)(11).


(b) Actual contribution ratios. For each Plan Year, the Association will determine the "actual contribution ratio" for each Participant who is eligible for Employee Contributions or Matching Contributions. The actual contribution ratio shall be the ratio, calculated to the nearest one-hundredth of one percent, of the sum of the Employee Contributions, Matching Contributions, and Qualified Nonelective Contributions which are not treated as Elective Contributions made by and on behalf of the Participant for the Plan Year, to the Participant's Compensation for the Plan Year. For purposes of determining a Participant's actual contribution ratio,

(i) An Employee Contribution shall be taken into account for the Plan Year in which the Contribution is made to the Trust. A payment by the Participant to an agent of the Trustee (including a Participating
Employer) shall be treated as a contribution to the Trust at the time of payment to the agent if the funds are transmitted to the Trust within the time allotted by the Plan. A Matching Contribution will be taken into account only if the Contribution is allocated to a Participant's Account as of a date within the Plan
Year, is actually paid to the Trust no later than 12 months after the close of the Plan Year, and is made on behalf of a Participant on account of the Participant's
Employee or Elective Contributions for the Plan Year;

(ii)  in the case of a Participant who is a Highly
Compensated Employee for the Plan Year and is eligible to have matching contributions or employee contributions (including amount treated as matching contributions) allocated to his or her accounts under two or more plans maintained by an Affiliated Employer which may be aggregated for purposes of Code sections
410(b) and 401(a)(4), the Participant's actual contribution ratio shall be determined as if such contributions are made under a single plan, and if two or more of the plans have different Plan Years, all plans ending with or within the same calendar year shall be treated as a single plan;

(iii)  the applicable period for determining
Compensation for each Participant for a Plan Year shall be the 12-month period ending on the last day of such Plan Year; provided, that to the extent permitted under regulations, the Association may choose, on a uniform basis, to treat as the applicable period only that portion of the Plan Year during which the individual was a Participant.

(iv)  Elective Contributions not applied to
satisfy the Code section 401(k)(3) limits and Qualified
Nonelective Contributions not treated as Elective
Contributions may be treated as Matching Contributions to the extent permitted by Regulation section 1.401(m)-
1(b)(5).

(v) in the event that the Plan satisfies the requirements of Code sections 401(k), 410(a)(4), or 410(b) only if aggregated with one or more other plans with the same plan year, or if one or more other plans with the same Plan Year satisfy such Code sections only if aggregated with this Plan, then this section shall be applied by determining the actual deferral ratios as if all such plans were a single plan;

(vi)  Elective Contributions which are
recharacterized as Employee Contributions shall be taken into account as Employee Contributions for the Plan Year that includes the time at which the excess contributions are includible in the gross income of the Participant;

(c) Actual contribution percentages. The actual contribution ratios for all Highly Compensated Employees who are eligible for Employee Contributions or Matching Contributions for a Plan Year shall be averaged to determine the actual contribution percentage for the highly compensated group for the Plan Year, and the actual contribution ratios for all Employees who are not Highly Compensated Employees but are eligible for Employee Contributions or Matching Contributions for the Plan Year shall be averaged to determine the actual contribution percentage for the nonhighly compensated group for the Plan Year. The actual contribution percentages for any Plan Year must satisfy at least one of the following tests:

(i) The actual contribution percentage for the highly compensated group for the Plan Year does not exceed 125% of the prior year actual contribution percentage for the prior year nonhighly compensated group; or

(ii)  The excess of the actual contribution
percentage for the highly compensated group for the Plan Year over the prior year actual contribution percentage for the prior year nonhighly compensated group does not exceed two percentage points, and the actual contribution percentage for the highly compensated group for the Plan Year does not exceed twice the prior year actual contribution percentage of the prior year nonhighly compensated group.

For purposes of satisfying the above tests for a Plan Year, the "prior year actual contribution percentage for the prior year nonhighly compensated group" refers to the actual contribution percentage determined for the immediately preceding Plan Year for the nonhighly compensated group existing during such preceding Plan Year. Notwithstanding the foregoing, in satisfying the above tests, the Association may elect, in accordance with Code section 401(m)(2) and applicable regulations, to use the actual contribution percentage for the nonhighly compensated group calculated for the current Plan Year.


(d) Multiple use test. In the event that (i) the actual deferral percentage and actual contribution percentage for the highly compensated group each exceed 125% of the respective actual deferral and actual contribution percentages for the nonhighly compensated group, and (ii) the sum of the actual deferral percentage and the actual contribution percentage for the highly compensated group exceeds the "aggregate limit" within the meaning of Regulation section 1.401(m)-2(b)(3), the Association shall reduce the actual contribution ratios of Highly Compensated Employees who had both an actual deferral ratio and an actual contribution ratio for the Plan Year to the extent required by such section and in the same manner as described in paragraph (f) below.

(e) Adjustments by Association. If, prior to the time all Employee Contributions or Matching Contributions for a Plan Year have been contributed to the Trust, the Association determines that such Contributions are being made at a rate which will cause the Code section 401(m) limits to be exceeded for the Plan Year, the Association may, in its sole discretion, limit the amount of such Contributions to be made with respect to one or more Highly
Compensated Employees for the balance of the Plan Year by limiting the amount of such Contributions to the extent the Association deems appropriate.

(f)  Excess aggregate contributions.  If the Code
section 401(m) limits have not been satisfied for a Plan Year after all contributions for the Plan Year have been made, the excess of the aggregate amount of the Employee and Matching Contributions (and any Qualified Nonelective Contribution or elective deferral taken into account in computing the actual contribution percentages) actually made on behalf of Highly Compensated Employees for the Plan Year over the maximum amount of such contributions permitted under Code section 401(m)(2)(A) shall be considered to be "excess aggregate contributions". The Association shall determine the amount of excess aggregate contributions made with respect to each Participant who is a Highly Compensated Employee in the manner prescribed by Code section 401(m)(6)(C).

(g) Distribution of excess aggregate contributions. A Participant's excess aggregate contributions, adjusted for income will be designated by the Participating Employer as a distribution of excess aggregate contributions, and distributed to the Participant. The income allocable to excess aggregate contributions is equal to the allocable gain or loss for the taxable year of the individual, but not the allocable gain or loss for the period between the end of the taxable year and the date of distribution (the "gap period"). Income allocable to excess aggregate contributions for the taxable year shall be determined by multiplying the gain or loss attributable to the Participant's Matching Contribution Account and Employee Contribution Account balances by a fraction, the numerator of which is the excess aggregate contributions for the Participant for the Plan Year, and the denominator of which is the sum of the Participant's Matching Contribution Account and Employee Contribution Account balances as of the beginning of the Plan Year plus the Participant's Employee Contributions and Matching Contributions for the Plan Year.
 Distribution of excess aggregate contributions will be made after the close of the Plan Year to which the contributions relate, but within 12 months after the close of such Plan Year. Excess aggregate contributions shall be treated as employer contributions for purposes of Code sections 401(a)(4), 404, and 415 even if distributed from the Plan.


(h) Special Rules. For purposes of distributing excess aggregate contributions, distribution of excess aggregate contributions (in each case adjusted for income or loss) shall be accomplished in the following order:

(1)  unmatched Employee Contributions;

(2)  Matched Employee Contributions;

(3)  Matching Contributions attributable to
Employee Contributions; and

(4)  Matching Contributions attributable to
Elective Contributions.

(i) Recordkeeping requirement. The Association, on behalf of the Participating Employers, shall maintain such records as are necessary to demonstrate compliance with the Code section 401(m) limits, including the extent to which Elective Contributions and Qualified Nonelective
Contributions are taken into account in determining the actual contribution ratios.

(j) Excise tax where failure to correct. If the excess aggregate contributions are not corrected within 2?
months after the close of the Plan Year to which they relate, the Participating Employers will be liable for a 10 percent excise tax on the amount of excess aggregate contributions attributable to them, to the extent provided by Code section 4979. Qualified Nonelective Contributions properly taken into account under this section for the Plan
Year may enable the Plan to avoid having excess aggregate contributions, even if the contributions are made after the close of the 2? month period.

(k)  Special rule for early participation.  Effective
January 1, 1999, the Association may elect to follow the rules set forth in Code section 401(m)(5)(C) for purposes of determining the application Code section 401(m) limits.

6.6.  Section 410(b) Limits tc \l2 "6.6.  Section 410(b)
Limits .


(a) Notwithstanding anything to the contrary, if the number of Participants who are eligible to share in any contribution for a Plan Year is such that the Plan would fail to meet the requirements of Code sections 410(b)(1) or 410(b)(2)(A)(i), because a Participating Employer's contribution would not be allocated to a sufficient number of Participants, then the group of Participants eligible to share in the contribution for the Plan Year will be increased to include such minimum number of Participants who are not in the service of the Company on the anniversary date, as may be necessary to satisfy the applicable tests under the above Code sections. The Participants who will become eligible to share in the contribution will be those participants who, when compared to Participants who are similarly situated, completed the greatest number of hours of service in the Plan Year before the termination of their service.

(b) The preceding paragraph will not be construed to permit the reduction of any Participant's Account balance, and any amounts which were allocated to Participants whose eligibility to share in the contribution did not result from the application of the preceding paragraph will not be reallocated to satisfy such requirements. Instead, the Participating Employer will make an additional contribution equal to the amount which the affected Participants would have received had they been included initially in the allocation of the Participating Employer's Contribution, even if it would cause the contributions of the participating Employer for the Plan Year to exceed the amount which is deductible by the participating Employer for such Plan Year under Code section 404. Any adjustments pursuant to this paragraph will be considered to be a retroactive amendment of the Plan which was adopted by the last day of the Plan Year.




ARTICLE 7.  PARTICIPANT ACCOUNTS tc \l1 "ARTICLE 7.  PARTICIPANT
ACCOUNTS .

7.1. Accounts tc \l2 "7.1. Accounts . The Association will establish and maintain (or cause the Trustee to establish and maintain) for each Participant, such Accounts as are necessary to carry out the purposes of this Plan.

7.2.  Adjustment of Accounts tc \l2 "7.2.  Adjustment of
Accounts . As of each Valuation Date, each Account will be adjusted to reflect the fair market value of the assets allocated to the Account. In so doing,

(a) each Account balance will be increased by the amount of contributions, income and gain allocable to such Account since the prior Valuation Date; and

(b) each Account balance will be decreased by the amount of distributions from the Account and expenses and losses allocable to the Account since the prior Valuation
Date.

Income, expense, gain and loss which is generated by a particular investment within the Trust shall be allocated to an Account participating in such investment in the ratio to which the portion of the Account which is invested in the fund bears to the entire amount of Trust assets invested in the fund. Any expenses relating to a specific Account or Accounts, or commissions or sales charges with respect to an investment in which the Account participates, may be charged solely to the particular Account or Accounts.


7.3.  Investment of Accounts tc \l2 "7.3.  Investment of
Accounts . Participant's Accounts will be invested in accordance with the provisions of the Trust. The Trust shall permit each Participant to direct the Trustee to invest his or her Accounts from among such investment options as the Association may make available from time to time. It is the intention of the Association to make such investment options available under the Trust as will fully satisfy the requirements of Section 404(c) of ERISA and the regulations promulgated thereunder. The Plan is intended to be an "ERISA Section 404(c) plan" as described in
Section 404(c) of ERISA and shall be administered and interpreted in a manner consistent with that intent. The Association shall prescribe the form and manner in which such directions shall be made, as well as the frequency with which such directions shall be made or changed, the dates as of which they shall be effective, and the allocation of Accounts with respect to which no directions are submitted, in each case consistent with Section 404(c) of ERISA and the regulations promulgated thereunder so that Participants will have a reasonable opportunity within the meaning of such regulations to give investment instructions (in writing or otherwise with an opportunity to obtain written confirmation of such instructions) to the Association which is the "identified plan fiduciary" for purposes of ERISA Section 404(c) obligated to comply with such instructions, except as otherwise provided under such regulations. Any other assets of the Trust not specified above in this Section shall be invested by the Trustee in the sole discretion of the Trustee and in accordance with the provisions of the Trust; provided, that if an investment manager or other named fiduciary has been appointed with respect to all or a portion of such assets, the Trustee shall invest such portion as the investment manager or other named fiduciary directs.


ARTICLE 8.  VESTING OF ACCOUNTS tc \l1 "ARTICLE 8.  VESTING OF
ACCOUNTS .

8.1. Immediate Vesting of Certain Accounts tc \l2 "8.1. Immediate Vesting of Certain Accounts . A Participant will at all times be 100% vested in his or her Elective Contribution Account, Qualified Non Elective Contribution Account, Employee Contribution Account, and Rollover Contribution Account.

8.2.	Deferred Vesting of Other Accounts tc \l2 "8.2.
	Deferred Vesting of Other Accounts . Each Participant will have a vested interest in a percentage of his or her Matching
Contribution Account and Discretionary Contribution Account determined in accordance with the following schedule and based on his or her Years of Service for Vesting:


Years of Vesting	Applicable
    Service     	Percentage

fewer than 2	   0%
2 but fewer than 3	  20%
3 but fewer than 4	  40%
4 but fewer than 5	  60%
     	5 but fewer than 6	  80%
6 or more	 100%

8.3.  Special Vesting Rules tc \l2 "8.3.  Special Vesting
Rules . Notwithstanding any provision of the Plan to the contrary, a Participant will be fully vested in 100% of the Accounts maintained for his or her benefit upon the happening of any one of the following events:

(a)  the Participant's attainment of his or her Early
Retirement Age while an Employee;

(b)  the Participant's death while an Employee;

(c) the termination or partial termination of the Plan or the complete cessation of contributions to the Plan, to the extent that the Participant is affected by such termination, partial termination, or complete discontinuance.

8.4.  Distribution of Less Than Entire Vested Percentage tc
\l2 "8.4. Distribution of Less Than Entire Vested Percentage . If a distribution has been made to a Participant from an Account at a time when he or she has a vested percentage in such Account equal to less than 100%, at any relevant time after the distribution, the Participant's vested interest will be equal to (P*(AB+D))-D, where P is the Participant's vested percentage at the relevant time, AB is the Account balance at the relevant time, and D is the amount of the distribution.


8.5. Changes in Vesting Schedule tc \l2 "8.5. Changes in Vesting Schedule . If the Plan's vesting schedule is amended, or the Plan is amended in any way that directly or indirectly adversely affects the computation of a Participant's vested percentage (or if the Plan changes to or from a top-heavy vesting schedule), each Participant who has completed 3 Years of Service for Vesting may elect, within the period described below, to have his or her vested percentage determined without regard to such amendment or change. The period referred to in the preceding sentence will begin on the date the amendment of the vesting schedule is adopted and will end 60 days thereafter, or, if later, 60 days after the later of

(a) the date on which such amendment becomes effective; and

(b) the date on which the Participant is issued written notice of such amendment by the Association.

8.6.  Forfeitures tc \l2 "8.6.  Forfeitures .

(a)  In general.  Any portion of a Participant's
Account in which he or she is not vested upon separation from service for any reason will be forfeited as of the earlier of

(i)  the expiration of 5 consecutive One Year
Breaks in Service, or

(ii) the distribution of the vested portion of the Account if such distribution is made as a result of the Participant's separation from service.

(b) Certain Restorations. Notwithstanding the preceding paragraph, if a Participant forfeits any portion of an Account as a result of the complete distribution of the vested portion of the Account but thereafter returns to the employ of a Participating Employer, the amount forfeited will be recredited to the Participant's Account if he or she repays to the Plan the entire amount attributable to Matching Contribution and Discretionary Contribution Accounts previously distributed, without interest, prior to the earlier of (i) the close of the fifth consecutive One Year Break in Service or (ii) the fifth anniversary of the date on which the Participant is reemployed. The Participant's vested percentage in the amount so recredited will thereafter be determined under the terms of the Plan as if no forfeiture had occurred. The money required to effect the restoration of a Participant's Account shall come from other Accounts forfeited during the Plan Year of restoration, and to the extent such funds are inadequate, from a special contribution by the Participant's Participating Employer.

(c) Application of forfeitures. Any forfeitures occurring in a Plan Year with respect to an Employee of a Participating Employer


(i) first, will be applied to the restoration of any Accounts of Employees of the Participating Employer as required for such Year; and

(ii)  to the extent amounts remain after the
application of (i) above, will be applied against the Participating Employer's Matching Contributions for the
Plan Year in which the forfeitures occurred, and to the extent any forfeitures remain after such application, they will be applied against the Employer's Matching
Contributions for the next Plan Year.

ARTICLE 9.  PAYMENT OF ACCOUNTS tc \l1 "ARTICLE 9.  PAYMENT OF
ACCOUNTS .

9.1.  Retirement tc \l2 "9.1.  Retirement .  Each
Participant may elect to retire on his or her Early Retirement Date, his or her Normal Retirement Date, or his or her Deferred Retirement Date, and receive his or her Account in accordance with Section 9.7. If elected by the Participating Employer in the Adoption Agreement, a Participant who attains his or her Normal Retirement Age may elect to receive his or her Account in accordance with Section 9.7 even though such Participant does not have a Termination of Employment.

9.2.  Death tc \l2 "9.2.  Death .  The Accounts of any
Participant who dies shall be paid to his or her Beneficiary in accordance with Section 9.7.

9.3.  Disability tc \l2 "9.3.  Disability .  If a
Participant incurs a Disability prior to a Termination of Employment, he or she may elect to receive his or her entire
Account, other than his or her Matching and Discretionary
Contribution Accounts, in a single sum cash payment.

9.4. Other Termination of Employment tc \l2 "9.4. Other Termination of Employment . If a Participant has a Termination of Employment prior to attaining his or her Early Retirement Age for any reason other than death, he or she may receive the vested and non-forfeitable portion of his or her Account payable in accordance with Section 9.7.
 tc \l2 "
9.5. Valuation for Distribution tc \l2 "9.5. Valuation for Distribution . For the purposes of paying the amounts to be distributed to a Participant or his or her Beneficiary or Beneficiaries under the provisions of this Article, the value of the Trust Fund and the value of the Participant's Accounts therein shall be determined in accordance with the provisions of
Article 7 as of the Valuation Date coincident with or immediately preceding the date of any payment under this Article. There shall be added to such amount the additional contributions which have been or are to be allocated to the Participant's Accounts since that Valuation Date.

9.6.  Timing of Distribution tc \l2 "9.6.  Timing of
Distribution . Unless the Participant elects otherwise, in no event shall the payment of any Participant's Account be made any later than the 60th day after the latest of the following:

(a) the close of the Plan Year in which occurs the date on which the Participant would first be eligible for normal retirement under Section 9.1;

(b) the close of the Plan Year in which occurs the 10th anniversary of the year in which the Participant commenced participation in the Plan; and

(c)  the close of the Plan Year in which the
Participant ceases to be an Employee.


Notwithstanding the foregoing, distribution of a Participant's Account under the Plan shall occur no later than the Participant's required beginning date (as defined in section 401(a)(9) of the Code) and may continue to the Participant or to his or her Beneficiary no longer than the maximum period permitted under section 401(a)(9). The applicable provisions of Code section 401(a)(9) are incorporated herein by reference.

9.7.  Mode of Distribution tc \l2 "9.7.  Mode of
Distribution . A Participant's Account shall be paid to him or her (or to his or her Beneficiary), subject to the limitations of
Section 9.6, as follows:

(a) Any Participant who qualifies under Section 9.1 to receive his or her Account because he or she has attained
(or elected to retire on) his or her Early Retirement Date, Normal Retirement Date or Deferred Retirement Date under
Section 9.1, may elect (on a form provided by the Association)

(i) to receive his or her entire Account in a single cash payment; or

(ii) to receive his or her entire Account in up to five payments of at least $10,000 each, provided he or she shall not be entitled to more than one payment in any Plan Year; or

(iii) to transfer his or her entire Account to The
Defined Benefit Pension Plan (Plan C) of The
Cooperative Banks Employees Retirement Program
(hereinafter referred to as "Plan C") for the purpose of applying the transferred amount to the payment of benefits from Plan C in the form of an annuity that is available thereunder; or

(iv) to receive his or her Employee Contributions in a single cash payment and to transfer the balance of his or her Account to Plan C for the purpose described in subparagraph (iii) above; or

(v) to receive his or her entire Account, other than his or her Matching and Discretionary Contribution
Accounts, and to transfer the balance of his or her Account to Plan C for the purpose described in subparagraph (iii) above; or

(vi) subject to the provisions of Section 9.6, to defer receipt of his or her entire Account or to receive his or her entire Account, other than his or her Matching Contribution Account, and to defer receipt of his or her Matching Contribution Account.

(b) Any Participant who has a Termination of Employment under Section 9.4 may elect

(i) to receive his or her entire Account in a single cash payment; or


(ii) subject to the provisions of Section 9.6, to defer receipt of his or her entire Account or to receive his or her entire Account other than his or her Matching Contribution Account and Discretionary
Contribution Account and to defer receipt of his or her Matching Contribution Account and Discretionary
Contribution Account; or

(iii) when and if the Participant attains his or her Early Retirement Age, any of the payment options described in 9.7(a) above.

A Participant who has elected to defer receipt of any portion of his or her Account under this Section may subsequently elect to receive his or her Account in accordance with such procedures as the Association shall prescribe. The Beneficiary distribution options under this Section will be the same as the options that would have been available to the Participant had he or she retired or terminated employment immediately before his or her death.

9.8.  Consent to Distributions by Participant tc \l2 "9.8.
Consent to Distributions by Participant . Subject to the provisions of Section 9.6, no distribution shall be made to any Participant unless

(a) the Association has (i) provided the Participant with a written notice, not less than 30 days (unless the Participant waives in writing the 30 days' notice consistent with the applicable requirements of the Code) nor more than 90 days prior to his or her annuity starting date (as defined in section 417(f)(2) of the Code), informing the Participant of his or her right to defer receipt of such distribution, and thereafter (ii) obtained the Participant's prior written consent to such distribution within 90 days prior to his or her annuity starting date; or

(b) the value of the vested and nonforfeitable portion of the Participant's Account, determined under Section 8.1 as of the Valuation Date coinciding with or immediately preceding the date of the distribution, does not exceed $500, in which event the Association will direct the Trustee to pay the Participant the value of his or her Account in cash in a single lump sum.


9.9.  Beneficiary Designation tc \l2 "9.9.  Beneficiary
Designation .

(a) Except as provided in this Section 9.9, a Participant may designate the Beneficiary or Beneficiaries who shall receive, on or after his or her death, his or her interest in the Trust Fund. Such designation shall be made by executing and filing with the Association a written instrument in such form as may be prescribed by the Association for that purpose. Except as provided in this
Section 9.9, the Participant may also revoke or change, at any time and from time to time, any beneficiary designations previously made. Such revocations and/or changes shall be made by executing and filing with the Association a written instrument in such form as may be prescribed by the Association for that purpose. If a Participant names a trust as his or her Beneficiary, a change in the identity of the trustees or in the instrument governing such trust shall not be deemed a change in Beneficiary.

(b) No designation, revocation, or change of Beneficiaries shall be valid and effective unless and until filed with the Association.

(c) A Participant who does not establish to the satisfaction of the Association that he or she has no spouse may not designate someone other than his or her spouse to be his or her Beneficiary unless:

(i)(A)	such spouse (or the spouse's legal
guardian, if the spouse is legally incompetent) executes a written instrument whereby such spouse consents not to receive such benefit and consents either:

(1)  to the specific Beneficiary or
Beneficiaries designated by the Participant;
or

(2)  to the Participant's right to
designate any Beneficiary without further consent by the spouse;

(B)  such instrument acknowledges the effect
of the election to which the spouse's consent is being given; and

(C)  such instrument is witnessed by a Plan
representative or notary public;

(ii)  the Participant:

(A)  establishes to the satisfaction of the
Association that his or her spouse cannot be located; or


(B)  furnishes a court order to the
Association establishing that the Participant is legally separated or has been abandoned (within the meaning of local law), unless a qualified domestic relations order pertaining to such Participant provides that the spouse's consent must be obtained; or

(iii) the spouse has previously given consent in accordance with this subsection (c) and consented to the Participant's right to designate any Beneficiary without further consent by the spouse.

The consent of a spouse in accordance with this subsection (c) shall not be effective with respect to other spouses of the Participant prior to the Participant's annuity starting date (as defined in section 417(f)(2) of the Code), and an election to which paragraph (ii) of this subsection (c) applies shall become void if the circumstances causing the consent of the spouse not to be required no longer exist prior to the Participant's annuity starting date (as so defined).

(d) If a Participant has no Beneficiary under subsection (a) of this Section 9.9, if the Participant's
Beneficiary(ies) predecease the Participant, or if the Beneficiary(ies) cannot be located by the Association, the interest of the deceased Participant shall be paid to the Participant's estate.

9.10.  Facility of Payments tc \l2 "9.10.  Facility of
Payments . If the Association finds that any person to whom a benefit is payable from the Trust Fund is unable to attend to his or her affairs because of illness or accident, any payment due (unless a prior claim therefor shall have been made by a duly appointed guardian, committee or other legal representative) may be paid to the person's spouse, child, grandchild, parent, brother or sister, or to any person deemed by the Association to have incurred expense for such person otherwise entitled to payment. Any such payment shall be a complete discharge of any liability under the Plan therefor.

9.11.  Payment as Discharge of Liability tc \l2 "9.11.
Payment as Discharge of Liability . If a Participant receives a total distribution representing his or her entire vested and nonforfeitable interest under the Plan, such a distribution shall forever constitute a full and complete discharge of the Plan's liability for benefits accrued by such Participant on account of Service by such Participant prior to the date of such distribution.

9.12. Direct Rollover Option tc \l2 "9.12. Direct Rollover Option . Notwithstanding any provision of the Plan to the contrary that may otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Association, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. For purposes of this Section, the following definitions shall apply:


(i) An 'eligible rollover distribution' is any distribution of all or any portion of the distributee's benefit, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or expectancy) of the distributee or the joint lives of the distributee and the distributee's Beneficiary, or for a specified period of ten years or more, or any distribution to the extent such distribution is required under Code section 401(a)(9).

(ii) With respect to a distributee other than the Participant's surviving spouse, an 'eligible retirement plan' is an individual retirement account described in Code section 408(a), an individual retirement annuity described in Code section 403(b), an annuity plan described in Code section 403(a), or a qualified trust described in Code section 401(a). With respect to a distributee who is a Participant's surviving spouse, an eligible retirement plan is an individual retirement account or an individual retirement annuity.

(iii)  A 'distributee' includes an Employee or
former Employee.  In addition, the Employee's or former
Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse, who is an alternate payee under a qualified domestic relations order, are distributees with regard to the interest of the spouse or former spouse.

(iv) A 'direct rollover' is a payment by the Plan to the eligible retirement plan specified by the distributee.

9.13. Distributions to Certain Participants tc \l2 "9.13. Distributions to Certain Participants . Notwithstanding any other provisions of the Plan to the contrary, a Participant who was a Participant in the Plan prior to January 1, 1989 may not elect any form of distribution under the Plan other than to transfer his or her entire vested Account to Plan C for the purpose of applying the transferred amount to the payment of benefits from Plan C in the normal form applicable under Plan C for married or non-married Participants, as the case may be, unless such election fully conforms to the applicable election, waiver and notice requirements of Code sections 401(a)(11) and 417 for defined contribution plans which are subject to such requirements.

ARTICLE 10.  LOANS TO PARTICIPANTS tc \l1 "ARTICLE 10.  LOANS TO
PARTICIPANTS .

10.1.  Loan Application tc \l2 "10.1.  Loan Application .
Upon the written request of a Participant on a loan application form approved or prescribed by the Association, the Association may direct the Trustee to make a loan to such Participant from the Participant's Account, subject to the conditions described in this Article. Effective October 19, 1989, and only for purposes of this Article, the Beneficiary of a Participant shall be treated as a Participant. Notwithstanding the foregoing, only those Participants and Beneficiaries who are "parties in interest" (as defined in section 3(14) of ERISA) with respect to the Plan may apply for a Plan loan under this Article.

10.2.  Rules and Procedures tc \l2 "10.2.  Rules and
Procedures . The Association shall determine the time or times each year when loans shall be available to Participants, and shall formulate such rules and procedures as it deems appropriate relating to such loans, which rules and procedures shall be applied on a uniform and nondiscriminatory basis. The Association may assess such charges and processing fees for loans as it may deem in its sole discretion to be reasonable, which charges and fees may be paid by the Participant or out of the Participant's Account, or applies against the loan amount.

10.3. Maximum Amount of Loan tc \l2 "10.3. Maximum Amount of Loan . The amount of any loan under the Plan shall not exceed the lesser of:

(a) $50,000, reduced by the amount of principal and accrued interest owed by the Participant with respect to any prior loans from qualified retirement plans of his or her Participating Employer, and further reduced by the excess of
(1) the highest outstanding loan balance of the Participant from such plans during the one-year period ending on the day before the loan is made, over (2) the Participant's outstanding loan balance from such plans immediately prior to the loan; or

(b) one-half of the vested and nonforfeitable portion of the Participant's Account, reduced by the amount of principal and accrued interest owed by the Participant with respect to any prior loans from the Plan.

For purposes of this loans, the value of a Participant's Account shall be determined as of the Valuation Date coinciding with or next following receipt from the Participant and recording by the Association of a completed loan application on a form prescribed by the Association.

10.4. Minimum Amount of Loan tc \l2 "10.4. Minimum Amount of Loan . No loan shall be made hereunder for less than $1,000.


10.5.  Note; Interest; Security; Default tc \l2 "10.5.
Note; Interest; Security; Default . Each loan shall be evidenced by a note on a form which shall be supplied by the Association and shall bear interest at a reasonable rate determined by the Association. Such interest rate shall be commensurate with the interest rates charged by persons in the business of lending money for loans which would be made in similar circumstances, as determined by the Association after consultation with such lending institutions as the Association deems appropriate. Each loan must be secured by the Participant's Account. In its sole discretion, the Association may require such additional security as it deems necessary.

If an event of default occurs before a loan is repaid in full, then the unpaid principal of the loan, together with any accrued but unpaid interest, shall become immediately due and payable. The Participant (or his or her Beneficiary, in the event of the Participant's death) shall repay the loan by paying the unpaid principal of the loan, together with any accrued but unpaid interest, within such time as may be specified in the note evidencing such loan. If the loan is not repaid in full within the time specified in such note, such unpaid principal, together with such accrued but unpaid interest, shall be deducted from the vested portion of the Participant's Account, in the manner described below, before making any payments otherwise due under the Plan to the Participant or his or her Beneficiary. For purposes of this paragraph, an event of default occurs if (i) the Participant dies, (ii) the loan is not fully repaid by the time the note matures, (iii) the Participant attempts to revoke any payroll deduction authorization for repayment of the loan without the consent of the Association, (iv) the Participant fails to pay any installment of the loan when due and the Association treats such failure as a default in a manner and at a time consistent with the applicable requirements of the Code; or (v) any other event occurs which the Association, in its sole discretion, believes may jeopardize the repayment of the loan.


The Association shall give written notice to the Participant of an event of default described in the immediately preceding paragraph. If an event of default occurs and the loan is not repaid within the time specified in the note evidencing such loan (which time shall be consistent with the applicable requirements of the Code), the amount of the Participant's vested interest in his or her Account (excluding his or her Elective Contribution, amounts in his or her Employee Contribution Account that are attributable to Elective Contributions which have been recharacterized as Employee Contributions, Matching and/or Discretionary Contributions that have been allocated fewer than 24 months prior to the date of reduction to his or her Account if he or she has not been a Participant for a period of at least 60 months and has not had a separation from service) to the extent such Account is security for the loan, shall be reduced by the amount of the unpaid principal of the loan, together with any accrued but unpaid interest, and the Participant's indebtedness shall thereupon be discharged to the extent of the reduction. In addition, if the value of the Participant's total vested interest in his or her Account (exclusive of his or her Elective Contribution Account and Matching and/or Discretionary Contributions which have been allocated within fewer than 24 months prior to the date of reduction if he or she has not been a Participant for a period of at least 60 months and has not had a separation from service) pledged as security for the loan is insufficient to discharge fully the Participant's indebtedness, his or her Elective Contribution Account and amounts in his or her Employee Contribution Account that are attributable to Elective Contributions which have been recharacterized as Employee Contributions shall be used to reduce the Participant's indebtedness at such time as the Participant is entitled to a distribution from his or her Elective Contribution Account, and any remaining amounts in his or her Matching Contribution Account and/or Discretionary Contribution Account shall be used to reduce the Participant's indebtedness at such time as the Participant has a separation from service, the Participant completes 60 months of participation, or such amounts have been allocated to the Participant for more than 24 months. Such action shall not operate as a waiver of the rights of the Association, the Trustee, or the Plan under applicable law. The Participating Employer also shall be entitled to take any and all other actions necessary and appropriate to foreclose upon any property other than the Participant's Account pledged as security for the loan or to otherwise enforce collection of the outstanding balance of the loan.

10.6. Repayment tc \l2 "10.6. Repayment . Each loan shall be repaid by payroll deduction (or in the case of a Terminated Eligible Employee by direct payment) over such period of time as the Association determines, and on the basis of substantially level payments made no less frequently than quarterly. Such period of time shall not exceed 5 years unless the loan is used to acquire a dwelling unit which is to be used within a reasonable time as a principal residence of the Participant. A Participant who first notifies the Association of his or her intent to do so may prepay any portion of his or her loan at any time, without penalty. The amount of principal and interest repaid by a Participant shall be credited to his or her Account as each repayment is made.

10.7. Repayment upon Distribution tc \l2 "10.7. Repayment upon Distribution . If, as of the time benefits are to be paid to a Participant or his or her Beneficiary under the Plan, there remains any unpaid balance of a loan hereunder, such unpaid balance shall become immediately due and payable in full. Such unpaid balance, together with any accrued but unpaid interest on the loan, shall be deducted from the Participant's Account before any such distribution of benefits is made. No loan shall be made hereunder after the time distributions to a Participant are to be paid.

10.8.  Note as Trust Asset tc \l2 "10.8.  Note as Trust
Asset . A note evidencing a loan to a Participant under this Article shall be an asset of the Trust which is allocated to the Account of the Participant, and shall for purposes of the Plan be deemed to have a fair market value at any given time equal to the unpaid balance of the note plus the amount of any accrued but unpaid interest.

10.9.  Nondiscrimination tc \l2 "10.9.  Nondiscrimination .
 Loans shall be made available to all Participants on a reasonably equivalent basis, except that the Association may make reasonable distinctions based upon credit worthiness, other obligations of the Participant, state law restrictions affecting payroll deductions and other factors that may adversely affect the ability to assure repayment. The Association may reduce or refuse a requested loan where it determines that timely repayment of the loan is not assured.

ARTICLE 11.  SPECIAL TOP-HEAVY PROVISIONS. tc \l1 "ARTICLE 11.
SPECIAL TOP-HEAVY PROVISIONS.

11.1.  Provisions to Apply tc \l2 "11.1.  Provisions to
Apply . The provisions of this Article shall apply for any top-heavy plan year notwithstanding anything to the contrary in the Plan.

11.2.  Minimum Contribution tc \l2 "11.2.  Minimum
Contribution . For any Plan Year which is a top-heavy plan year, the Participating Employers shall contribute to the Trust a minimum contribution on behalf of each Participant who is not a key employee for such year and who has not separated from service from the Participating Employer or its Affiliate by the end of the Plan Year, regardless of whether or not the Participant has elected to make Elective Contributions for the Year. The minimum contribution shall, in general, equal 3% of each such Participant's Compensation, but shall be subject to the following special rules:

(a) If the largest contribution on behalf of a key employee for such year, taking into account only Elective Contributions, Qualified Nonelective Contributions, Matching Contributions, and Discretionary Contributions (including forfeitures applied to reduce any such Participating Employer Contributions), is equal to less than 3% of the key employee's Compensation, such lesser percentage shall be the minimum contribution percentage for Participants who are not key employees. This special rule shall not apply, however, if the Plan is required to be included in an aggregation group and enables a defined benefit plan to meet the requirements of Code section 410(a)(4) or 410.

(b) No minimum contribution will be required with respect to a Participant who is also covered by another top-heavy defined contribution plan of an Affiliate which meets the vesting requirements of Code section 416(b) and under which the Participant receives the top-heavy minimum contribution.

(c) If a Participant is also covered by a top-heavy defined benefit plan of a Participating Employer or its Affiliate, the Association may use any one of the four safe harbor rules set forth in Regulation ?1.416-1(M-12) for determining the minimum contribution, if any, required under the Plan.

(d) The minimum contribution with respect to any Participant who is not a key employee for the particular year will be offset by any Discretionary Contributions, any Qualified Nonelective Contributions (including forfeitures applied to reduce Discretionary Contributions), and any Matching Contributions but only to the extent such Matching
Contribution is not required to be taken into account under
Section 6.5 to satisfy the Code section 401(m) limits, but not any other type of contribution, otherwise made for the Participant's benefit for such year.


(e) If additional minimum contributions are required under this Section, the Association will establish (or cause the Trustee to establish) a special Account to which such contributions will be allocated. Distributions from such Account will be made in accordance with the rules applicable to Discretionary Contribution Accounts.

(f) A minimum contribution required under this Section shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation for the year because of (i) the Participant's failure to complete 1,000 hours of service (or any equivalent provided in the Plan), or (ii) the Participant's failure to make mandatory contributions or Elective Contributions to the Plan, or (iii) compensation less than a stated amount.

11.3.  Special Vesting Schedule tc \l2 "11.3.  Special
Vesting Schedule . Each Employee who is a Participant at any time during a top-heavy plan year shall be vested in not less than the percentage of each of his or her Accounts as set forth in the following vesting schedule (or the Plan's general vesting schedule, if faster), based on the Participant's Years of Service for Vesting:

Years of Service		Vested
   for Vesting  	        Percentage

fewer than 2			  0%
2 but fewer than 3		 20%
3 but fewer than 4		 40%
4 but fewer than 5		 60%
5 but fewer than 6		 80%
6 or more          		100%

Further, no decrease in a Participant's nonforfeitable percentage may occur in the event the Plan's status as top-heavy changes for any Plan Year. If the vesting schedule under the Plan shifts in or out of the above schedule for any Plan Year because of the Plan's top-heavy status, such shift shall be considered to be an amendment to the vesting schedule for all purposes of the Plan.

11.4.  Adjustment to 415 Limitations tc \l2 "11.4.
Adjustment to 415 Limitations .  For purposes of the Code section
415 limits, the definitions of "defined contribution plan fraction" and "defined benefit plan fraction" contained therein shall be modified, for any Plan Year which is a top-heavy Plan
Year, by substituting "1.0" for "1.25" in Code sections
415(e)(2)(B) and 415(e)(3)(B).

11.5. Definitions tc \l2 "11.5. Definitions . For purposes of these top-heavy provisions, the following terms have the following meanings:

(a) "key employee" means a key employee described in Code section 416(i)(l), and "non-key employee" means any employee who is not a key employee (including employees who are former key employees);


(b) "top-heavy plan year" means a Plan Year if any of the following conditions exist:

(i) the top-heavy ratio for the Plan exceeds 60 percent and the Plan is not part of any required aggregation group or permissive aggregation group of plans;

(ii)  this Plan is a part of a required
aggregation group of plans but not part of a permissive aggregation group and the top-heavy ratio for the group of plans exceeds 60 percent; or

(iii) the Plan is part of a required aggregation group and part of a permissive aggregation group of plans and the top-heavy ratio for the permissive aggregation group exceeds 60 percent.

(c)  "top-heavy ratio":

(i) if employer maintains one or more defined contribution plans (including any Simplified Employee
Pension Plan) and the employers has not maintained any defined benefit plan which during the 5-year period ending on the determination date(s) has or has had accrued benefits, the top-heavy ratio for the Plan alone or for the required or permissive aggregation group as appropriate is a fraction, the numerator of which is the sum of the account balances of all key employees on the determination date(s) (including any part of any account balance distributed in the 5-year period ending on the determination date(s)), and the denominator of which is the sum of all account balances
(including any part of an account balance distributed in the 5-year period ending on the determination date(s), both computed in accordance with Code section
416. Both the numerator and the denominator of the top-heavy ratio are increased to reflect any contribution not actually made as of the determination date, but which is required to be taken into account on that date Under Code section 416.


(ii)  If the employer maintains one or more
defined contribution plans (including any Simplified
Employee Pension Plan) and the employer maintains or has maintained one or more defined benefit plans which during the 5-year period ending on the determination date(s) has or has had any accrued benefits, the top-heavy ratio for any required or permissive aggregation group as appropriate is a fraction, the numerator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all key employees , determined in accordance with (i) above, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all key employees as of the determination date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all participants, determined in accordance with (i) above, and the present value of all accrued benefits under the defined benefit plan or plans for all participants as of the determination date(s), all determined in accordance with Code section 416. The accrued benefits under a defined benefit plan in both the numerator and denominator of the top-heavy ratio are increased for any distribution of an accrued benefit made in the 5-year period ending on the determination date.

(iii)  For purposes of (i) and (ii) above the
value of account balances and the present value of accrued benefits will be determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the determination date, except as provided in Code section 416 for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a participant
(A) who is not a key employee but who was a key employee in a prior year, or (B) who has not been credited with at least one hour of service with any employer maintaining the plan at any time during the 5-year period ending on the determination date will be disregarded. The calculation of the top-heavy ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code section 416. Deductible employee contributions will not be taken into account for purposes of computing the top-heavy ratio. When aggregating plans the value of account balances and accrued benefits will be calculated with reference to the determination dates that fall within the same calendar year.

(iv) The accrued benefit of a participant other than a key employee shall be determined under (A) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the employer, or (B) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code section 411(b)(1)(C).

(d) The "permissive aggregation group" is the required aggregation group of plans plus any other plan or plan of the employer which, when considered as a group with the required aggregation group, would continue to satisfy the requirements of Code sections 401(a)(4) and 410.

(e) The "required aggregation group" is (i) each qualified plan of the employer in which at least one key employee participates or participated at any time during the determination period (regardless of whether the plan has terminated), and (ii) any other qualified plan of the employer which enables a plan described in (i) to meet the requirements of Code sections 401(a)(4) and 410(b).


(f) For purposes of computing the top-heavy ratio, the valuation date shall be the last day of the applicable plan year.

(h) the term "determination date" means, with respect to the initial plan year of a plan, the last day of such plan year and, with respect to any other plan year of a plan, the last day of the preceding plan year of such plan.
 The term "applicable determination date" means, with respect to the Plan, the determination date for the Plan
Year of reference and, with respect to any other plan, the determination date for any plan year of such plan which falls within the same calendar year as the applicable determination date of the Plan.

ARTICLE 12.  ADMINISTRATION OF THE PLAN tc \l1 "ARTICLE 12.
ADMINISTRATION OF THE PLAN .

12.1.  Powers and Duties of the Association tc \l2 "12.1.
Powers and Duties of the Association . The Association shall administer the Plan and shall have all discretionary authority and power necessary or appropriate to supervise the administration of the Plan and to control its operation in accordance with the terms and provisions hereof, and to carry out its duties thereunder, including without limiting the generality of the foregoing, the following powers:

(a) To interpret the provisions of the Plan and to determine any question or decide any dispute which may arise under the Plan or in connection with the administration or operation thereof;

(b) To determine the eligibility of any employee of a Participating Bank to become a Participant of a Plan, the eligibility of any Participant to receive a benefit under a Plan, and the amount of any such benefit;

(c) To authorize and direct the payment of all benefits and other sums under the Plan and the disbursement of funds for expenses of administration thereof;

(d) To require any Participating Bank or any Participant to furnish such information as the Association may request for the purpose of the proper administration of the Plan, and to prescribe forms to be used to furnish such information, to make various elections under the Plan, and for any other purpose of the Plan, which prescribed forms shall in all cases be executed and filed with the Association (unless the Association shall otherwise determine);

(e) To make and enforce such rules and regulations for carrying out the provisions of the Plan as the Association may deem proper or desirable to enable it to administer and carry out its duties hereunder;

(f) To employ legal counsel, accountants, actuaries, consultants, and agents, and to obtain such clerical and other services as it may deem necessary or appropriate in carrying out the provisions of the Plan;

(g) To delegate to any trustee or trustees of the Association, or to any employee or employees thereof, the authority to perform any ministerial or routine act in connection with the administration of the Plan, and to authorize one or more trustees or employees to execute instruments and documents in the name or on behalf of the Association;

(h)  To charge interest, at such rate as the
Association may from time to time determine to be reasonable, to any Participating Bank with respect to any contribution required to be made by it to the Plan;

(i) To establish from time to time a funding policy of the Plan consistent with the objectives of the Plan and ERISA; and

(j) To take such other actions and make such determinations as the Association deems necessary or appropriate to administer the Plan and to supply any omission or reconcile any ambiguity or inconsistency in the Plan, in such manner and to such extent as it deems expedient to carry the same into effect.

In exercising its powers and duties hereunder, and in any exercise of discretion or any action by the Association, the Association shall act in accordance with uniform rules applied without discrimination between Participants and shall treat all Participants in similar circumstances in a uniform manner.

12.2. Appointment of Trustee and Investment Managers tc \l2 "12.2. Appointment of Trustee and Investment Managers . The Association shall expressly have authority to appoint and remove the Trustee and any successor Trustee under the Trust. Any such Trustee shall be a national banking association or trust company and shall be a member bank of the Federal Reserve Bank system.

The Association shall also have the authority at any time and from time to time to appoint and remove one or more Investment Managers for part of all of the Trust Fund. Whenever an Investment Manager shall have been appointed as aforesaid, it shall have and may exercise all of the powers and duties of a trustee under a trust agreement with respect to the investment and reinvestment of the part of the Trust Fund with respect to which the Investment Manager has been appointed. Any such Investment Manager shall meet the requirements for an investment manager under ERISA and shall acknowledge in writing that it is a fiduciary with respect to the Plan.

In accordance with the terms of the Trust, the Association shall establish and may from time to time change the investment policy with respect to the Trust Fund, which investment policy shall be consistent with the objective of the Plan and with the requirements of ERISA. In its discretion, the Association may delegate to any Trustee or Investment Manager appointed in accordance with this Section the authority to establish and change the investment policy with respect to the Trust.

12.3. Conclusiveness of Various Documents tc \l2 "12.3. Conclusiveness of Various Documents . Neither the Association nor any of its trustees or officers shall be responsible for any reports furnished by an actuary or accountant retained or employed by the Association, but shall be entitled to rely thereon, as well as on all tables, valuations, and certificates furnished by such actuary or accountant, and on all opinions and recommendations of legal counsel.


12.4. Indemnification tc \l2 "12.4. Indemnification . Any trustee, officer, or employee of the Association who is considered to occupy or to have occupied a fiduciary capacity with respect to the Plan shall be indemnified by the Association for any liability, loss, damage or injury (including amounts paid in settlement with approval of the Association), and reasonable costs and expenses related thereto, arising by reason of any act or omission affecting the Plan or affecting Participants, former or retired Participants, or their beneficiaries, to the fullest extent permitted under ERISA or other applicable law; provided, however, that the act or omission shall have occurred in the course of the person's service as a trustee, officer, or employee of the Association and that the act or omission shall have been in good faith as determined by a disinterested majority of the board of trustees of the Association (whose determination made in good faith and not arbitrarily or capriciously shall be conclusive). No trustee, officer, or employee of the Association shall be liable with respect to a breach of fiduciary duty, if such breach occurred before he became a fiduciary or after he ceased to be a fiduciary. The Association, by a vote of its trustees, shall expressly have the power to purchase insurance to cover potential liabilities of any trustee, officer, or employee who serves in a fiduciary capacity with respect to the Plan, and the obligation of the Association to indemnify any such trustee, officer, or employee shall be offset to the extent of any otherwise applicable insurance coverage under any such policy maintained by the Association. The Association shall also have the power, exercisable by vote of its trustees, to agree to indemnify any bank or other agent or administrative agent of the Association under the Plan, to the extent authorized by the board of trustees of the Association.

12.5.  Claims Procedure tc \l2 "12.5.  Claims Procedure .
If any person entitled to benefits under the Plan is denied such benefits, the Association shall notify such person of its decision in writing, give the reason for such decision and advise the person of his right to request a review of his claim. Such request may be made in writing to the Association within sixty
(60) days after receipt of the Association's notice. Within sixty (60) days after filing such request, the claimant may, in the full discretion of the Association, be granted a hearing before the Association. The decision resulting from any such hearing shall be made in writing and shall specify the reasons for such decisions and the provisions of the Plan or other related documents upon which the decision is based. Such decision shall be delivered to the claimant within one hundred and twenty (120) days after his request for a review of his claim is first received by the Association. The Association may establish such rules and regulations as it may determine necessary or appropriate to carry out its duties under this Section and make such records, transcripts, and reports as it may deem appropriate under the circumstances then prevailing.


12.6. Expenses of Administration tc \l2 "12.6. Expenses of Administration . Subject to the applicable requirements of ERISA and, to the extent not preempted thereby, Section 30 of Chapter 170 of the Massachusetts General Laws, as amended, expenses for the administration of the Association ("Association expenses"), expenses for the administration of the Plan ("Plan expenses"), and expenses of the Trustee appointed to administer the Trust Fund (including reasonable legal fees and the compensation of the Trustee ("Trust expenses") will be paid in such manner as the Association in its sole discretion shall determine, which may include payment from the Trust fund. Plan expenses may include, but shall not be limited to, amounts due from a withdrawing Participating Employer under Section 13.4 and recordkeeping expenses charged by the Association for recordkeeping services provided to the Plan. The Association in its sole discretion shall determine what constitutes Association expenses, Plan expenses and Trust expenses.

12.7.  Authority to Correct Operational Defects tc \l2
"12.7. Authority to Correct Operational Defects . The Association will have the full discretionary power and authority to correct any "operational defect" in any manner or by any method it deems appropriate in its sole discretion in order to cause the Plan (i) to operate in accordance with its terms, or
(ii) to maintain its tax qualified status under the Code. For purposes of this Section, an "operational defect" is any operational or administrative action (or inaction) in connection with the Plan which, in the judgment of the Association, fails to conform with the terms of the Plan or causes or could cause the Plan to lose its tax qualified status under the Code.

12.8.  Effect of Interpretation or Determination tc \l2
"12.8. Effect of Interpretation or Determination . Any interpretation of the Plan or other determination with respect to the Plan by the Association shall be final and binding and conclusive on all persons in the absence of clear and convincing evidence that the Association acted arbitrarily and capriciously.


ARTICLE 13.  AMENDMENT AND TERMINATION tc \l1 "ARTICLE 13.
AMENDMENT AND TERMINATION .

13.1. Amendment or Termination by Association tc \l2 "13.1. Amendment or Termination by Association . The Association may,
at any time or from time to time and in such manner as it deems appropriate, amend the Plan, in whole or in part, or terminate the Plan, either prospectively or retroactively; provided, however, that the Plan shall not be amended or terminated in such a manner as would cause or permit any part of the Trust Fund to be diverted to purposes other than for the exclusive benefit of Participant, Terminated Eligible Employees entitled to benefits, and retired Participants, or in such a manner as would cause or permit any portion of such Trust Fund to revert to, or become the property of, any Participating Employer, except as otherwise permitted under the Plan or by applicable law.

13.2. Voluntary Participation tc \l2 "13.2. Voluntary Participation . Each Participating Employer shall adopt the Plan and Trust, as to its Eligible Employees, with the bona fide intention and expectation that its participation and contributions will be continued indefinitely; but, subject to the limitations and conditions set forth herein, and subject to the provisions of any applicable collective bargaining agreement covering its Participants, the Participating Employer shall have no obligation to maintain its participation hereunder for any given length of time.

13.3.  Withdrawal by Participating Employer tc \l2 "13.3.
Withdrawal by Participating Employer .  Notwithstanding Section
13.2 above, a Participating Employer shall withdraw from participation in the Plan upon the happening of any of the following events:

(a)  the dissolution of the Participating Employer;

(b) merger, consolidation, or reorganization of the Participating Employer into one or more corporations or organizations, unless the surviving corporation or organization is a Participating Employer or is an Employer which elects to continue participation in the Plan by adoption of the By-Laws in accordance with its terms;

(c) sale of all or substantially all of the assets of the Participating Employer, unless the purchaser is a Participating Employer or is an Employer which elects to continue participation in the Plan by adoption of the By-
Laws in accordance with its terms;

(d)  a withdrawal date agreed to by the Participating
Employer and the Association's Board of Trustees;

(e) the resolution of the Association's Board of Trustees to terminate the participation of a Participating
Employer under any Plan for failure of a Participating
Employer to make proper contributions to or to comply with any other provision of the Plan or By-Laws of the Association; or


(f)  any act or occurrence which either

(i)  the Association's Board of Trustees
determines to be a "partial termination" of the Plan as to any or all Eligible Employees of a Participating
Employer, or

(ii)  which has been finally and expressly
determined in an administrative or judicial proceeding to be a partial termination within the meaning of section 411(d)(3) of the Code.

For purposes of paragraph (f)(i) above, the Association's
Board of Trustees shall determine that the sale or other disposition of a branch, division or other unit of a Participating Employer is a "partial termination" of the Plan of such Employer as to the Eligible Employees of such Employer who are employed in such branch, division or other unit, if all of the following special conditions are satisfied:

(A)  such Participating Employer first
submits a written request for such a determination to such Board of Trustees; and

(B)  such Participating Employer submits to
such Board of Trustees, in addition to the written request described in subpart (A) above, a certified vote or votes of the governing body of such Employer, stating that all additional costs associated with the full vesting of such accrued benefits which are required pursuant to Section
13.5 of the Plan as a result of such partial termination shall be due and payable by such Participating Employer; and

(C)  such Board of Trustees in its sole
discretion determines that under all the facts and circumstances presented, such "partial termination" will not discriminate in favor of any highly compensated employee (as defined in section
414(q) of the Code) or otherwise cause any Plan to fail to meet the applicable requirements of the Code or ERISA.

For purposes of paragraph (f)(i) above, if such Board of Trustees in its sole discretion determines that under all the facts and circumstances presented a partial termination must be declared in order to cause any Plan to continue to meet the applicable requirements of the Code or ERISA, then it shall determine that such partial termination has occurred, whether or not a Participating Employer makes the written request described in subpart (A) above or submits the certified vote described in subpart (B) above. A
Participating Employer's withdrawal under the Plan shall be effective as of its Withdrawal Date which shall be the last day of the month during which any of the events set forth above occurs.

13.4. Effect of Withdrawal on a Withdrawing Participating Employer tc \l2 " . In the event that the Plan participation of a Participating Employer shall be terminated as provided in
Section 13.3, the following amount shall be due and payable from the withdrawing Participating Employer on the Participating Employer's Withdrawal Date: the lump sum value of the anticipated costs, estimated by the Trustee, which will be necessary to administer the Plan and to pay the expenses of making all benefit payments (excluding the amounts of such benefit payments) with respect to all Plan benefits which are or which are expected to become payable to Participants, Terminated Eligible Employees, Beneficiaries, surviving spouses, or other eligible survivors, as the result of the participation in the Retirement Program of the withdrawing Participating Employer.

13.5.  Effect of Withdrawal on Participants and
Beneficiaries tc \l2 "13.5. Effect of Withdrawal on Participants and Beneficiaries . In the event that a Participating Employer shall withdraw from participation in the Plan as provided in
Section 13.3:

(a) Any rights of Participants no longer employed by such Participating Employer as of such Participating
Employer's Withdrawal Date (excluding any Participant who transfers to the employ of a new employer pursuant to the terms of the events discussed in Section 13.3 above which triggers such withdrawal), former Participants and their Beneficiaries, surviving spouses and other eligible survivors under the Plan shall be unaffected by such Participating Employer's withdrawal, to the maximum extent permitted by law;

(b) With respect to each Participant who is an active Employee of the Participating Employer as of such Participating Employer's Withdrawal Date or who transfers to the employ of a new employer pursuant to the terms of the event described in Section 13.3 above which triggers such Participating Employer's withdrawal:

(i) no further service for any purpose under the Plan shall be earned by the Participant as an Employee of such Participating Employer; and

(ii)  notwithstanding the provisions of
Section 8.2, each Participant in the Plan shall have a non-forfeitable right to his or her Account under the Plan, to the extent that such benefits have accrued as of the date of Plan termination.

(c) Benefits to be provided under the Plan to a Participant, Terminated Eligible Employee, retired
Participant, Beneficiary, surviving spouse or eligible survivor shall be distributed at the time and in the form set forth in Article 9.


13.6.  Failure to Maintain Qualified Status tc \l2 "13.6.
Failure to Maintain Qualified Status . If the participation of any Participating Employer in the Plan shall adversely affect the status of the Plan as a "qualified" plan under the applicable provisions of the Code, such Employer shall thereby be deemed to have withdrawn from the Plan and the Trustee shall forthwith, upon receipt of notice to such effect from such Employer or otherwise, segregate the funds then standing to the credit of Eligible Employees of such Participating Employer for their benefit. The funds thus segregated shall be held by the Trustee as a separate fund in a savings account, or otherwise as the Trustee may determine, to be dealt with and distributed in accordance with the written directions or instructions of such former Participating Employer. The Trustee shall be authorized to take such actions with respect to such Employer and the funds held for the account of its Employees as it shall deem necessary or desirable to maintain the Plan as a "qualified" plan under the Code.

13.7.  Merger, Consolidation or Transfer of Plan Assets tc
\l2 "13.7. Merger, Consolidation or Transfer of Plan Assets . Any provision contained in this Article to the contrary notwithstanding, following a Participating Employer's withdrawal under the Plan in accordance with this Article, no merger or consolidation of the Plan with, or transfer of any assets or liabilities of the Plan to, any plan outside of the Plan shall be effected unless the Association acting through its Board of Trustees shall specifically approve such merger, consolidation or transfer. In the event of such approval, and the subsequent merger or consolidation of the Plan with, or transfer of assets or liabilities of the Plan to, any other plan outside of the Retirement Program, a Participant who was an actively employed Participant of the transferor plan immediately prior to the effective date of such merger, consolidation or transfer, and who is included under such other plan, shall be entitled to a benefit under such other plan (if it were terminated immediately after such merger, consolidation or transfer) which is not less than the benefit which such actively employed Participant would have been entitled to receive under the transferor plan if the transferor plan had been terminated immediately prior to such merger, consolidation or transfer.


ARTICLE 14.  MISCELLANEOUS tc \l1 "ARTICLE 14.  MISCELLANEOUS .

14.1.  Exclusive Benefit Rule tc \l2 "14.1.  Exclusive
Benefit Rule . No part of the corpus or income of the Trust forming part of the Plan will be used for or diverted to purposes other than for the exclusive benefit of each Participant and Beneficiary, except as otherwise provided or permitted under Code section 401(a)(13) and the provisions of the Plan relating to Qualified Domestic Relations Orders, the payment of reasonable expenses of administering the Plan, the return of contributions upon nondeductibility or mistake of fact, or the failure of the Plan to qualify initially.

14.2.  Limitation of Rights tc \l2 "14.2.  Limitation of
Rights . Neither the establishment of the Plan or the Trust, nor any amendment thereof, nor the creation of any fund or account, nor the payment of any benefits, will be construed as giving to any Participant or other person any legal or equitable right against any Participating Employer or Association or Trustee, except as provided herein, and in no event will the terms of employment or service of any Participant be modified or in any way be affected hereby. It is a condition of the Plan, and each Participant expressly agrees by his or her participation herein, that each Participant will look solely to the assets held in the Trust for the payment of any benefit to which he or she is entitled under the Plan.

14.3.  Nonalienability of Benefits tc \l2 "14.3.
Nonalienability of Benefits . The benefits provided hereunder will not be subject to the voluntary or involuntary alienation, assignment, garnishment, attachment, execution or levy of any kind, and any attempt to cause such benefits to be so subjected will not be recognized, except to such extent as may be permitted or required under Code section 401(a)(13), as determined by the Association in its sole discretion.

14.4. Rights of Eligible Employees tc \l2 "14.4. Rights of Eligible Employees . Nothing herein contained shall be deemed to give any Eligible Employee the right to be retained in the service of a Participating Employer or to interfere with the right of the Participating Employer to discharge such Eligible Employee, nor shall it interfere with the Eligible Employee's right to terminate his or her service at any time.


14.5. Payment Under Domestic Relations Order tc \l2 "14.5. Payment Under Domestic Relations Order . Notwithstanding any
provisions of the Plan to the contrary, if there is entered any judgment, decree or order (including approval of a property settlement agreement) which relates to the provision of child support, alimony payments or marital property rights to a spouse, former spouse, child of other dependent of a Participant, which is made pursuant to a state domestic relations law (including a community property law) and which creates or recognizes the existence of an alternate payee's right to receive all or a portion of the vested benefits payable with respect to such Participant, then such benefits will be paid in accordance with the applicable requirements of such judgment, decree or order, provided such judgment, decree or order is determined by the Association to constitute a qualified domestic relations order (a "QDRO") within the meaning of section 414(p) of the Code and section 206 of ERISA. For purposes of the Plan, in addition to requiring or permitting payments to be made to the alternate payee in such form and at such time as payments may be made to the Participant, the QDRO may require or permit a payment to be made, or to commence, to the alternate payee prior to the time payments may be made to the Participant.

14.6. Plan Mergers tc \l2 "14.6. Plan Mergers . This section sets forth special provisions applicable to mergers of other plans with the Plan which occur from time to time.

(a)  Merger of Depositors Trust Company 401(k) Plan.
Effective as of July 1, 1994, the Depositors Trust Company
401(k) Plan was merged with the Plan. In connection with the merger, all of the provisions of the Plan were substituted for the provisions of the Depositors Trust
Company 401(k) Plan except as follows:

(i) The following vesting schedule is substituted for the vesting schedule found in Section 8.2 of the Plan for those individuals who were plan participants in the Depositors Trust Company 401(k) Plan on July 1,
1994.

Years of Vesting Service		Applicable Percentage

fewer than 3					  0
3 but fewer than 4				 50
4 but fewer than 5				 75
5 or more					100

(ii)  For purposes of measuring service for
vesting and eligibility prior to January 1, 1994, the Depositors Trust Company 401(k) Plan hour of service provisions will apply to all persons who were participants in that plan on July 1, 1994 (which provisions are incorporated herein by reference). For purposes of measuring service for vesting and eligibility on and after January 1, 1994, the Plan's elapsed time service provisions will apply to such participants.

(iii)  Any other provision of the Depositors Trust
Company 401(k) Plan which constitutes a protected benefit, right or feature under the applicable provisions of the Code.

(b)  Merger of Metropolitan Bank Profit-Sharing Plan.
Effective as of December 31, 1994, the Metropolitan Bank
Profit-Sharing Plan and Trust was merged with the Plan and Trust. In connection with the merger, all of the provisions of the Plan were substituted for the provisions of the Metropolitan Plan except as follows:


(i) For purposes of measuring service for vesting prior to January 1, 1995, the Metropolitan Bank Profit-
Sharing Plan definition of Year of Service (Section
1.63) and other related provisions will apply to all persons who were participants in that Plan on December
31, 1994 (which provisions are incorporated herein by reference). For purposes of measuring service for vesting on and after January 1, 1994, the Plan's elapsed time service provisions will apply to such participants.

(ii)  Metropolitan Bank Profit-Sharing Plan
Section 1.59, defining the term "Total Permanent
Disability", and Section 6.3, providing for full vesting and for distribution upon Total and Permanent
Disability, will continue to apply to all persons who were participants in that Plan on December 31, 1994
(which provisions are incorporated herein by reference).

(iii)  Metropolitan Bank Profit-Sharing Plan
Section 6.5(a)(2) providing for installment payments will continue to apply to all persons who were participants in that Plan on December 31, 1994 (which provisions are incorporated herein by reference).

(iv)  Any other provision of the Metropolitan Bank
Profit-Sharing Plan which constitutes a protected benefit, right or feature under the applicable provisions of the Code.

(c) Merger of Mercantile Bank and Trust Company 401(k) Plan. Effective as of January 1, 1998, the Mercantile Bank and Trust Company 401(k) Plan and its related trust (the 'Mercantile plan and trust') are merged with and into the Plan and Trust. In connection with the merger, all of the provisions of the Plan and Trust are substituted for and completely replace the provisions of the Mercantile plan and trust except as follows:

(i) Solely for purposes of determining vesting in amounts attributable to contributions under the Mercantile plan and trust prior to January 1, 1998, all of the applicable provisions of the Mercantile plan and trust in effect on December 31, 1997 relating to the determination of vesting will continue to apply (which provisions are incorporated herein by reference for such purpose only).

(ii)  Solely for purposes of determining in-
service withdrawal rights in amounts attributable to contributions made prior to January 1, 1998, all of the applicable provisions of the Mercantile plan and trust in effect on December 31, 1997 relating to in-service withdrawals will continue to apply (which provisions are incorporated herein by reference for such purpose only).


(d)  Merger of Other Tax Qualified Defined Contribution
Plans into the Plan. From time to time, the Association may permit, in such manner as it deems appropriate, a tax qualified defined contribution plan of another employer (the "other plan") to be merged with and into the Plan. In connection with such merger, all of the provisions of the Plan are substituted for the provisions of the other plan, except those provisions of the other plan which constitute a protected benefit right or feature within the meaning of Code section 411(d)(6), which provisions of the other plan shall continue to be in effect under the Plan to the extent required by Code section
411(d)(6) and are incorporated herein by reference. Furthermore, the rights to benefits of an individual who was a participant in the other plan prior to the effective date of the merger will be determined in accordance with the provisions of the other plan as in effect from time to time prior to the effective date of the merger.

14.7.  Veterans' Reemployment and Benefit Rights.
Notwithstanding any provision of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code section 414(u).

ARTICLE 15.  ADOPTION AGREEMENT tc \l1 "ARTICLE 15.  ADOPTION
AGREEMENT .

15.1. Adoption Agreement tc \l2 " . The Adoption Agreement shall be that separate document through which the Participating Employer adopts the Plan and elects among the various options offered under the Plan, and which, when executed by the Participating Employer and the Trustee, becomes an integral part of the Plan. Any Participating Employer may change any election on the Adoption Agreement currently in effect by filing with the Trustee a duly executed Adoption Agreement containing the change in election, provided that no change in election shall retroactively reduce the benefit or vesting percentage to which any Participant, former Participant or Beneficiary is entitled under the Plan.

IN WITNESS WHEREOF, the Cooperative Banks Employees
Retirement Association has caused this instrument to be executed in its name and on its behalf by its officer thereunto duly authorized at Norwood, Massachusetts, on this 30th day of December, 1998.



COOPERATIVE BANKS EMPLOYEES
  RETIREMENT ASSOCIATION




By:


Title:




PLANA


PLANA
	-75-


Exhibit 7

THE PLAN C 1998 RESTATEMENT
CONSISTS OF THE PLAN C 1994,
RESTATEMENT, EXECUTED ON
OCTOBER 26, 1994, THE FIRST
AMENDMENT EXECUTED ON
SEPTEMBER 27, 1995, THE SECOND
AMENDMENT EXECUTED ON
SEPTEMBER 23, 1998 AND CERTAIN
OTHER CHANGES GENERALLY
DESIGNED TO COMPLY WITH
RECENT LAW AND REGULATIONS.













THE DEFINED BENEFIT PENSION PLAN (PLAN C)

OF THE

COOPERATIVE BANKS EMPLOYEES RETIREMENT PROGRAM


(1998 RESTATEMENT)













	FOREWORD

This is The Defined Benefit Pension Plan (Plan C) (the "Plan") which forms part of The
Cooperative Banks Employees Retirement Program (the "Retirement Program"). The Retirement
Program was originally established in 1946 and has been amended and restated periodically thereafter. The Retirement Program was amended and restated as of November 1, 1976 to comply with the Employee Retirement Income Security Act of 1974 ("ERISA") and was again amended and restated as of November 1, 1984 to comply with the applicable requirements of the
Tax Equity and Fiscal Responsibility Act of 1982, the Tax Reform Act of 1984 and the
Retirement Equity Act of 1984. The Plan was amended and restated to comply with the applicable requirements of the Tax Reform Act of 1986, the Omnibus Budget Reconciliation Acts of 1986 and 1987, the Technical and Miscellaneous Revenue Act of 1988, and other applicable statutory and regulatory requirements. The Plan was restated in 1993 to incorporate the provisions of several amendments since being restated in 1989, as well as to make additional changes. The Plan was further amended, generally effective as of January 1, 1989 by the 1994
Restatement to incorporate the provisions of an amendment to the 1993 Restatement, as well as to make additional desired changes and to fully comply with the current requirements of applicable law.

The Plan has now been further amended by this 1998 Restatement to incorporate the provisions of two amendments to the 1994 Restatement, as well as to make additional desired changes and to comply with the current requirements of applicable law and regulations. This
1998 Restatement is generally effective as of January 1, 1998, provided, however, any provision of the Plan which is required by law to be effective as of an earlier or later date will be effective as of such date.

The Plan is intended to be a "single plan" within the meaning of Code section 414(l), and for reporting and disclosure purposes is classified as a "multiple employer plan - other."

	THE DEFINED BENEFIT PENSION PLAN (PLAN C)
	OF THE
	COOPERATIVE BANKS EMPLOYEES RETIREMENT
	PROGRAM

	1998 RESTATEMENT

	Table of Contents

ARTICLE 	PAGE

ARTICLE 1.  INTRODUCTION	1
1.1.  Purpose	1
1.2.  Application of the restated Defined Benefit Pension Plan (Plan C)	1
1.3.  Defined Terms	1
1.4.  Applicable Law	1
1.5.  Headings	1

ARTICLE 2.  DEFINITIONS OTHER THAN SERVICE DEFINITIONS	2
2.1.  "Accrued Pension"	2
2.2.  "Actuary"	2
2.3.  "Actuarial Equivalent"	3
2.4.  "Adoption Agreement	4
2.5.  "Affiliate"	4
2.6.  "Association"	4
2.7.  "Base Benefit Percentage"	5
2.8.  "Beneficiary"	5
2.9.  "By-Laws"	5
2.10.  "Code"	5
2.11.  "Compensation"	5
2.12.  "Covered Compensation"	6
2.13.  "Deferred Retirement Date"	6
2.14.  "Disability"	6
2.15.  "Early Retirement Age"	7
2.16.  "Early Retirement Date"	7
2.17.  "Eligible Employee"	7
2.18.  "Employee"	7
2.19.  "Employer"	7
2.20.  "Employer Contribution Account Balance"	7
2.21.  "Entry Date"	7
2.22.  "ERISA"	7
2.23.  "Final Average Compensation"	8
2.24.  "Highly Compensated Employee"	8
2.25.  "Key Employee"	8
2.26.  "Maximum Excess Allowance"	8
2.27.  "Normal Retirement Date"	9
2.28.  "Participant"	9
2.29.  "Participating Employer"	9
2.30.  "Participating Employer's Participation Date"	9
2.31.  "Pensioner"	9
2.32.  "Plan"	9
2.33.  "Plan Year"	9
2.34.  "Prior Plan"	10
2.35.  "Provisional Payee"	10
2.36.  "Qualified Domestic Relations Order"	10
2.37.  "Retirement Program"	10
2.38.  "Social Security Retirement Age"	10
2.39.  "Terminated Eligible Employee"	10
2.40.  "Trust"	10
2.41.  "Trustee"	10
2.42. "Withdrawal Date"	10

ARTICLE 3.  SERVICE DEFINITIONS; SPECIAL SERVICE RULES	11
3.1.  "Absence in Military Service"	11
3.2.  "Authorized Leave of Absence"	11
3.3.  "Credited Service"	11
3.4.  "Employment Commencement Date"	12
3.5.  "Hour of Service"	12
3.6.  "One-Year Break in Service"	13
3.7.  "Period of Service"	13
3.8.  "Reemployment Commencement Date"	14
3.9.  "Termination of Employment"	14
3.10.  "Vesting Service"	14
3.11.  "Year of Eligibility Service"	14
3.12.  Crediting Periods of Service earned before Employer becomes a
Participating
Employer	15
3.13. Crediting Periods of Service earned before Employer is merged with or acquired by
a Participating Employer	15
3.14.  Application of Service Definitions	15

ARTICLE 4.  PARTICIPATION	16
4.1.  Participation Requirements. 	16
4.2.  Date of Participation.	16
4.3.  Required Information.	16
4.4.  Reemployed Eligible Employees.	16
4.5.  Duration of Participation.	16
4.6.  Reclassification of employment status.	16

ARTICLE 5.  REQUIREMENTS FOR RETIREMENT BENEFITS	18
5.1.  Normal Retirement.	18
5.2.  Early Retirement.	18
5.3.  Deferred Retirement.	18
5.4.  Deferred Commencement of Benefits.	18

ARTICLE 6.  AMOUNT OF PENSION	19
6.1.  Amount of Pension at Normal Retirement Date.	19
6.2.  Amount of Accrued Pension at Early Retirement Date	20
6.3.  Computation of Accrued Pension Prior to Normal Retirement Date.	20
6.4.  Amount of Accrued Pension at Deferred Retirement Date.	21
6.5.  Non-duplication of Benefits.	21
6.6.  Veterans' Reemployment and Benefit Rights.	21

ARTICLE 7.  VESTING	22
7.1.  Vesting Schedule	22
7.2.  Special Vesting Rules	22
7.3.  Payment of Vested Pension	22
7.4.  Changes in Vesting Schedule	23

ARTICLE 8.  RESTRICTIONS ON PENSIONS	24
8.1.  Code Section 415 Limitations	24
8.2.  Restrictions on Distributions to Certain Highly Compensated Employees
	24
8.3.  Nonalienability of Benefits	24
8.4.  Required Distributions	24
8.5.  Rights of Eligible Employees	25

ARTICLE 9.  FORM OF PENSION	26
9.1.  Standard Form of Pension for Participants who are not Married	26
9.2.  Standard Form of Pension for Married Participants	26
9.3.  Waiver of Standard Forms of Pension	26
9.4.  Optional Forms of Pension	28
9.5.  Distributions required by a Qualified Domestic Relations Order	29
9.6.  Direct Rollover Option	29
9.7.  Small Payments	30
9.8.  Facility of Payments	30
9.9.  Payment as discharge of liability	30

ARTICLE 10.  DEATH BENEFITS	31
10.1.  Death Benefits Limited	31
10.2.  Death of Participant prior to Annuity Starting Date	31
10.3.  Designation of Beneficiary	31
10.4.  Death of Participants after Annuity Starting Date	31

ARTICLE 11.  CONTRIBUTIONS AND TRUST FUND	32
11.1.  Participating Employer Contributions.	32
11.2.  No Contributions by Participants	32
11.3.  Establishment of Trust Fund.	32
11.4.  No Liability Imposed on the Participating Employer.	32
11.5.  Exclusive Benefit Rule.	32
11.6.  Return of Contribution	32
11.7.  Direct transfers from Plan A	33
11.8.  Forfeitures	33

ARTICLE 12.  ADMINISTRATION OF THE PLAN	34
12.1.  Powers and Duties of the Association.	34
12.2.  Appointment of Trustee and Investment Managers	35
12.3.  Conclusiveness of Various Documents	35
12.4.  Indemnification	35
12.5.  Claims Procedure	36
12.6.  Expenses of Administration.	36
12.7.  Authority to Correct Operational Defects	37
12.8.  Effect of Interpretation or Determination	37

ARTICLE 13.  AMENDMENT AND TERMINATION	38
13.1.  Amendment or Termination by Association.	38
13.2.  Voluntary Participation.	38
13.3.  Withdrawal by Participating Employer.	38
13.4.  Effect of Withdrawal on a Withdrawing Participating Employer.	40
13.5.  Effect of Withdrawal on Participants and Beneficiaries.	40
13.6.  Effect of Plan Termination.	41
13.7.  Failure to Maintain Qualified Status.	41
13.8.  Merger, Consolidation or Transfer of Plan Assets.	42
13.9.  Merger of Abington National Bank Pension Plan into the Plan	42
13.10.  Merger of Workingmens Plan	42

ARTICLE 14.  SPECIAL TOP HEAVY PROVISIONS	44
14.1.  Provisions to apply	44
14.2.  Minimum Benefits.	44
14.3.  Special Vesting Schedule.	44
14.4.  Adjustment to 415 Limitations.	45
14.5.  Definitions.	45



ARTICLE 15.  ADOPTION AGREEMENT	48
15.1.  Adoption Agreement	48

ARTICLE 16.  RETIREE MEDICAL ACCOUNT	49
16.1.   In General	49
16.2.   Benefits from the 401(h) Account	49
16.3.   Contributions to the 401(h) Account	49
16.4.   Eligible retired Participants	49








ARTICLE 1.  INTRODUCTION tc \l1 "ARTICLE 1.  INTRODUCTION

1.1. Purpose tc \l2 "1.1. Purpose . The Plan and its related trust are intended to qualify as a defined benefit pension plan and trust under Code sections 401(a) and 501(a). The purpose of the Plan is to provide benefits generally upon retirement to Participants in a manner consistent and in compliance with such Code sections and Title I of ERISA.

1.2.	 Application of the restated Defined Benefit Pension Plan (Plan C) tc
\l1 "1.2.
Application of the restated Defined Benefit Pension Plan (Plan C) . Except as otherwise specifically provided herein, the provisions of this restated Defined Benefit Pension Plan (Plan C) shall apply only to those individuals who are Eligible Employees on or after January 1, 1998.
Except as otherwise specifically provided herein, the rights and benefits, if any, of a former
Employee whose employment terminated before January 1, 1998 or other effective dates specified in the Plan shall be determined in accordance with the provisions of the Retirement Program as in effect from time to time before that date. Generally, the provisions of the Plan in effect at the time an Employee terminates employment are controlling with respect to that Employee.

1.3. Defined Terms tc \l2 "1.3. Defined Terms . All capitalized terms used in the following provisions of the Plan have the meanings given them under the Articles entitled
"Definitions Other Than Service Definitions" and "Service Definitions; Special Service Crediting
Rules."

1.4. Applicable Law tc \l2 "1.4. Applicable Law . The provisions of the Plan shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts, except to the extent to which the Plan is governed by federal law.

1.5. Headings tc \l2 "1.5. Headings . The headings of the Plan are inserted for convenience of reference only and shall have no effect upon the meaning of the provisions hereof.


ARTICLE 2.  DEFINITIONS OTHER THAN SERVICE DEFINITIONS tc \l1 "ARTICLE
2.  DEFINITIONS OTHER THAN SERVICE DEFINITIONS

Where used in the Plan, the words and phrases contained in Article 2 and
Article 3 have
the meanings specified below, unless a different meaning is plainly required by the context.
Wherever used in this instrument, a singular word shall be deemed to include the singular and plural, in all cases where the context requires.

2.1. "Accrued Pension" tc \l2 "2.1. "Accrued Pension" means, as of any determination date, the annual pension, in the standard form referred to in Section 9.1, payable at Normal
Retirement Date or Deferred Retirement Date, which the Participant has earned as of such determination date in accordance with the provisions of Article 6. Unless otherwise provided under the Plan, each section 401(a)(17) employee's Accrued Pension under the Plan will be the greater of the Accrued Pension determined for the employee under (a) or (b) below:

(a) the employee's Accrued Pension determined with respect to the benefit formula applicable for the Plan Year beginning on or after January 1, 1994, as applied to the employee's total years of service taken into account under the Plan for the purposes of benefit accruals, or

(b)  the sum of:

(1)  the employee's Accrued Pension as of the last day of the last
Plan Year beginning prior to January 1, 1994, frozen in accordance with section 1.401(a)(4)-13 of the regulations, and

(2) the employee's Accrued Pension determined under the benefit formula applicable for the plan year beginning on or after January 1, 1994, as applied to the employee's years of service credited to the employee for Plan Years beginning on or after January 1, 1994, for purposes of benefit accruals.

A section 401(a)(17) employee means an Employee whose current
Accrued Pension as of a date on or after the first day of the first Plan Year beginning on or after January 1, 1994, is based on Compensation for a year beginning prior to the first day of the first Plan Year beginning on or after January 1, 1994, that exceeded the dollar limitation under Code section 401(a)(17).

2.2. "Actuary" tc \l2 "2.2. "Actuary" means the firm which (a) shall be designated by the
Association from time to time to make all actuarial computations in connection with the Plan, and
(b) shall act through any of its partners or employees who shall be enrolled by the Joint Board for the Enrollment of Actuaries pursuant to Section 3042 of ERISA to practice before the
Department of Labor and the Internal Revenue Service.


2.3. "Actuarial Equivalent" tc \l2 "2.3. "Actuarial Equivalent" , or terms of similar import, means an amount having equal value as a benefit or benefits otherwise payable in a different form or at a different time under the Plan, on the basis of the 1984 Unisex Pension
Mortality Table and an interest rate that would be used (as of the first day of the Plan Year in which such amount begins to be paid) by the Pension Benefit Guaranty Corporation (the
"PBGC") to value annuities (immediate or deferred, whichever is appropriate) upon termination of a trusteed, single-employer plan. In determining the amount of a lump sum payment under the
Plan, the applicable interest rate will be the rate (immediate or deferred, whichever is appropriate) or combination of rates that would be used (as of the first day of the Plan Year in which lump sum payment is made) by the PBGC to value the Accrued Pension of the particular Participant or
Beneficiary in the event the Plan were terminated. If the amount of that payment (determined using the applicable interest rate described in the prior sentence) is greater than $25,000, the applicable interest rate shall be 105 percent of the rate described in the prior sentence; provided, however, effective January 1, 1994, the percentage of the rate described in the prior sentence shall be determined in accordance with the following table:


  PBGC Percentage Rate
(immediate rate in effect
 on the first day of the
 Plan Year)              		Applicable Percentage

 	 Under 6					120
 At least 6 but less than 7			115
 At least 7 but less than 8			110
 At least 8 but less than 9			105
 9 or more					100

further provided, however, that the use of such interest rate shall not result in any lump sum payment being decreased to less than $25,000 or less than the lump sum payment determined as of December 31, 1993 under the applicable provisions of the Plan in effect on December 31,
1993. Notwithstanding the foregoing, in determining the amount of a lump sum payment made under the Plan on and after January 1, 2000 (i) the mortality table to be used will be the mortality table based on the prevailing IRS Commissioner's standard table (described in Code section
807(d)(5)(A)) used to determine reserves for group annuity contracts issued on the date on which distribution is made (without regard to any other subparagraph of Code section 807(d)(5)), that is prescribed by such Commissioner in revenue rulings, notices, other guidance published in the
Internal Revenue Bulletin, and (ii) the interest rate to be used will be the average of annual interest rates on 30-year Treasury securities as specified by the IRS Commissioner (in revenue rulings, notices or other guidance published in the Internal Revenue Bulletin) for August,
September and October preceding the Plan Year in which distribution is made.

2.4. "Adoption Agreement tc \l2 "2.4. "Adoption Agreement " means the agreement described in the Plan made by and between a Participating Employer and the Trustee.

2.5. "Affiliate" tc \l2 "2.5. "Affiliate" of a Massachusetts Cooperative Bank or other organization which is permitted to participate in the Retirement Program pursuant to the By-Laws means (i) any corporation after it becomes a member of a controlled group of corporations (as defined in section 414(b) of the Code) with such Bank or other organization,
(ii) any trade or
business, whether or not incorporated, after it comes under common control (as defined in section 414(c) of the Code) with such Bank or other organization, (iii) any trade or business that is a member of an affiliated service group (as defined in section 414(m) of the Code) of which such Bank or other organization is also a member, or (iv) any other entity required to be aggregated with such Bank or other organization under section 414(o) of the Code.

2.6. "Association" tc \l2 "2.6. "Association" means the Cooperative Banks Employees
Retirement Association, organized and operated pursuant to the provisions of Sections 30, 31 and
32 of Chapter 170 of the General Laws of Massachusetts, as amended from time to time.


2.7. "Base Benefit Percentage" tc \l2 "2.7. "Base Benefit Percentage" for a particular
Plan Year means the percentage applied to Final Average Compensation in Sections 6.1(a)(i) and
6.1(b)(i). A Participating Employer may elect a Base Benefit Percentage of one-half percent
(1/2%), three-fourths percent (3/4%), one percent (1%), one and one-fourth percent (1 1/4%) or one and one-half percent (1 1/2%).

2.8. "Beneficiary" tc \l2 "2.8. "Beneficiary" means any person designated by a
Participant (or a Participant's Beneficiary) to receive any benefits which become payable under the
Plan upon the death of the Participant (or the Beneficiary).

2.9.  "By-Laws" tc \l2 "2.9.  "By-Laws"  means the By-Laws of the
Association, as
amended from time to time in accordance with the provisions thereof.

2.10. "Code" tc \l2 "2.10. "Code" means the Internal Revenue Code of 1986, as amended from time to time. Reference to any section or subsection of the Code includes reference to any comparable or succeeding provisions of any legislation which amends, supplements or replaces such section or subsection, and also includes reference to any regulations issued pursuant to or with respect to such section or subsection.

2.11.  "Compensation" tc \l2 "2.11.  "Compensation"  means:

(a) for purposes of determining benefits under the Plan, the amount of compensation described in (i) or (ii) below, as elected by the Participating Employer in its
Adoption Agreement, where

(i) is the total salary and wages paid to a Participant during the Plan Year by the Participating Employer, including overtime, bonus payments, commissions, and any other distributions (but excluding taxable fringe benefit payments), increased by the amounts which would have been received by the Participant from the Participating Employer as such total salary and wages but for an election under sections 125, 401(k), or 403(b) of the Code;

(ii) is the amount described in (i) above, but excluding solely in the case of an individual who is a Highly Compensated Employee, commissions (in excess of the amount elected by the Participating Employer in its Adoption Agreement).


(b)  for purposes of Code section 415 limits and minimum benefits under Code section 416, the Participant's salary, wages and other amounts received from a
Participating Employer or its Affiliate, as defined under Code section 415(c)(3) and the regulations promulgated thereunder. To the extent permitted under Code sections 415 and 416, Compensation under this paragraph will also include amounts which would have been received by the Participant from a Participating Employer or its Affiliate as salary and wages but for an election under sections 125, 401(k) or 403(b) of the Code.

(c) for purposes of determining the status of an individual as a Highly Compensated Employee, or as a key Employee under Code section 416, the Participant's salary, wages and other amounts received from a Participating Employer or its Affiliate, as defined in Code section 415(c)(3) and the regulations promulgated thereunder, increased by amounts which would have been received by the Participant from the Participating
Employer or its Affiliate as such salary and wages but for an election under sections 125,
401(k), or 403(b) of the Code.

(d) in no event may the amount of Compensation taken into account under paragraphs (a) or (b) above exceed the amount determined from time to time under Code section 401(a)(17). The Association may prescribe procedures for applying such limit consistent with the applicable requirements of Code section 401(a)(17).

2.12. "Covered Compensation" tc \l2 "2.12. "Covered Compensation" of a Participant, for each Plan Year, means the average (without indexing) of the taxable wage bases in effect for each calendar year during the 35-year period ending with the calendar year in which the
Participant attains the Social Security Retirement Age, assuming no increase in such wage base for years after the year of determination and before the Participant actually attains the Social
Security Retirement Age. A Participant's Covered Compensation for a Plan Year ending after the
35-year period described in this Section is the Participant's Covered Compensation for the year during which the Participant attained the Social Security Retirement Age. A Participant's
Covered Compensation for a Plan Year ending before the 35-year period described in this Section is the taxable wage base in effect as of the beginning of the Plan Year. A Participant's Covered
Compensation shall be automatically adjusted for each Plan Year.

2.13. "Deferred Retirement Date" tc \l2 "2.13. "Deferred Retirement Date" means the first day of any calendar month coinciding with or next following the date on which a Participant elects to retire or to commence receiving a pension at any time after his or her Normal Retirement
Date.


2.14. "Disability" tc \l2 "2.14. "Disability" means an Eligible Employee's physical or mental incapacity which has terminated his or her Eligible Employee status if the Participating
Employer, on the basis of the certification of a licensed physician acceptable to it and such other medical substantiation as it may reasonably require from time to time, has determined that the
Eligible Employee is unable to perform his or her regular duties with his or her Participating
Employer. In such event, the Eligible Employees' Disability shall be deemed to commence 90 days following the date on which he or she terminated his or her Eligible Employee status by reason of such physical or mental incapacity, and shall end on the date which is the earlier of
(a) his or her Normal Retirement Date, or (b) the date on which the Participating Employer determines (either on the basis of the certification of a licenced physician acceptable to it or on the basis of the Eligible Employee's failure to submit such medical substantiation as the Participating
Employer may reasonably require from time to time) that the Eligible Employee is no longer disabled. For purposes of this Section, medical substantiation of Disability shall not be required more frequently than semiannually.

2.15. "Early Retirement Age" tc \l2 "2.15. "Early Retirement Age" means the earliest of the date on which a Participant has (a) attained his or her 62nd birthday,
(b) attained his or her
55th birthday and completed at least 5 years of Vesting Service, or (c) attained his or her 50th birthday and completed at least 15 years of Vesting Service.

2.16. "Early Retirement Date" tc \l2 "2.16. "Early Retirement Date" means the first day of any calendar month, prior to a Participant's Normal Retirement Date and coinciding with or following the date he or she attains his or her Early Retirement Age, on which he or she elects to retire.

2.17. "Eligible Employee" tc \l2 "2.17. "Eligible Employee" means an individual who is a common-law employee of a Participating Employer. In no event shall a "leased employee" (as defined in Code section 414(m)) become an Eligible Employee until he or she becomes actually employed by a Participating Employer.

2.18. "Employee" tc \l2 "2.18. "Employee" means any individual who is a common-law employee of a Participating Employer or its Affiliate, and to the extent required by section 414(n) of the Code, any leased employee (as defined in section 414(n) of the Code) who performs services for such Employer. Notwithstanding the foregoing, if such leased employees constitute less than 20% of an Employer's non-highly compensated workforce within the meaning of section
414(n)(5)(c)(ii) of the Code, the term Employee shall not include those leased employees covered by a plan described in section 414(n)(5) of the Code.

2.19. "Employer" tc \l2 "2.19. "Employer" means (i) a Massachusetts Cooperative Bank or other organization which is permitted to participate in the Retirement Program pursuant to the
By-Laws, and (ii) any Affiliate of each such Bank or other organization, and any successor to any of the foregoing, either singly or as a group, as the context may require.

2.20.  "Employer Contribution Account Balance" tc \l2 "2.20.  "Employer
Contribution
Account Balance" means that portion of a Participant's account balance under The Defined
Contribution Plan (Plan A) of The Cooperative Banks Employees Retirement Program as of
December 31, 1988 that is attributable to contributions made by a Participating Employer and earnings on such contributions.

2.21.  "Entry Date" tc \l2 "2.21.  "Entry Date"  means January 1, April 1,
July 1, or
October 1 of any Plan Year.

2.22.  "ERISA" tc \l2 "2.22.  "ERISA"  means the Employee Retirement Income
Security
Act of 1974, as from time to time amended. Reference to any section or subsection of ERISA refers to any comparable or succeeding provisions of any legislation which amends, supplements or replaces such section or subsection, and also includes reference to any regulation issued pursuant to or with respect to such section or subsection.


2.23. "Final Average Compensation" tc \l2 "2.23. "Final Average Compensation" means effective as of January 1, 1995, the highest average of three consecutive Plan Year's
Compensation, out of the Participant's entire Period of Service with the Participating Employer to his or her Normal Retirement Date, Deferred Retirement Date, Early Retirement Date or the date he or she became a Terminated Eligible Employee (whichever is applicable), or other applicable determination date. If the period of the Participant's Service is less than three complete Plan
Years, "Final Average Compensation" will be his or her total aggregate Compensation divided by his to her total Period of Service. Prior to January 1, 1995, "Final Average Compensation" was determined with reference to the highest average of twelve (12) consecutive calendar quarters'
Compensation.

2.24. "Highly Compensated Employee" tc \l2 "2.24. "Highly Compensated Employee" means an Employee of an Employer who is a "highly compensated employee" within the meaning of Code section 414(q), the provisions of which are incorporated herein by reference.

2.25. "Key Employee" tc \l2 "2.25. "Key Employee" means a key employee within the meaning of Code section 416.

2.26. "Maximum Excess Allowance" tc \l2 "2.26. "Maximum Excess Allowance" means, (a) in the case of a Participating Employer which elects to provide Participants with an unreduced Accrued Pension as described in Section 6.2(c), the percentage set out in Column II in the table below, and (b) in all other cases, the percentage set out in Column III in the table below.


I					II				III

Age at Retirement   		Maximum Excess Allowance  		Maximum
Excess
									Allowance

65 or older	22.75% 	22.75%
64	21.00%              	22.50%
63	19.25%              	22.21%
62	17.50%              	21.87%
61	22.43%              	22.43%
60	23.62%              	23.62%
59	23.49%              	23.49%
58	23.33%              	23.33%
57	23.16%              	23.16%
56	22.38%              	22.38%
55	21.77%              	21.77%
54	21.30%              	21.30%
53	20.92%              	20.92%
52	20.74%              	20.74%
51	20.71%              	20.71%
50	20.90%              	20.90%


2.27. "Normal Retirement Date" tc \l2 "2.27. "Normal Retirement Date" means the first day of the calendar month coinciding with or next following the Participant's 65th birthday.

2.28. "Participant" tc \l2 "2.28. "Participant" means an Eligible Employee or
Terminated Eligible Employee who participates in the Plan pursuant to its provisions.

2.29. "Participating Employer" tc \l2 "2.29. "Participating Employer" means an
Employer that has adopted the Plan in accordance with the By-Laws and has entered into an
Adoption Agreement.

2.30.  "Participating Employer's Participation Date" tc \l2 "2.30.
"Participating
Employer's Participation Date" means the date as of which such Participating Employer adopts the Plan for the benefit of its Eligible Employees.

2.31. "Pensioner" tc \l2 "2.31. "Pensioner" means any person who is receiving periodic payments of his or her Accrued Pension.

2.32. "Plan" tc \l2 "2.32. "Plan" means The Defined Benefit Pension Plan (Plan C) of
The Cooperative Banks Employees Retirement Program.

2.33.  "Plan Year" tc \l2 "2.33.  "Plan Year"  means the calendar year.


2.34. "Prior Plan" tc \l2 "2.34. "Prior Plan" means the provisions of the Past Service
Plan (formerly "Plan B") and the Supplemental Plan of The Cooperative Banks Employees
Retirement Program, as in effect prior to January 1, 1989.

2.35. "Provisional Payee" tc \l2 "2.35. "Provisional Payee" means a person designated by a Participant in accordance with Article 9 to receive a joint and survivor benefit in the event of the Participant's death after his or her retirement date.

2.36. "Qualified Domestic Relations Order" tc \l2 "2.36. "Qualified Domestic Relations
Order" means any judgment, decree or order (including approval of a property settlement agreement) which constitutes a "qualified domestic relations order" within the meaning of Code section 414(p). A judgment, decree or order shall not be considered not to be a Qualified
Domestic Relations Order merely because it requires a distribution to an alternate payee (or the segregation of accounts pending distribution to an alternate payee) before the Participant is otherwise entitled to a distribution under the Plan.

2.37. "Retirement Program" tc \l2 "2.37. "Retirement Program" means The Cooperative Banks Employees Retirement Program as from time to time in effect.

2.38. "Social Security Retirement Age" tc \l2 "2.38. "Social Security Retirement Age" shall mean the age used as the retirement age for the Participant under
Section 216 of the Social
Security Act, except that such section shall be applied without regard to the age increase factor, and as if the early retirement age under Section 216 of the Act were 62.

2.39. "Terminated Eligible Employee" tc \l2 "2.39. "Terminated Eligible Employee" means an individual who has ceased to be an Eligible Employee (other than on account of death) prior to becoming eligible to retire on his or her Normal Retirement Date or Early Retirement
Date.

2.40. "Trust" tc \l2 "2.40. "Trust" means the Trust established under a trust agreement between the Association and the Trustee for purposes of the Plan.

2.41. "Trustee" tc \l2 "2.41. "Trustee" means any person or persons who are at any time acting as Trustee under the Trust.

2.42. "Withdrawal Date" tc \l2 "2.42. "Withdrawal Date" means the date as of which a
Participating Employer withdraws from the Plan pursuant to the provisions of the Plan.

ARTICLE 3.  SERVICE DEFINITIONS; SPECIAL SERVICE RULES tc \l1 "ARTICLE
3.  SERVICE DEFINITIONS; SPECIAL SERVICE RULES

3.1. "Absence in Military Service" tc \l2 "3.1. "Absence in Military Service" means an absence of an Employee in military or governmental service for the United States of America for the period during which the Employee retains rights to reemployment with his or her Participating
Employer or its Affiliate under the federal laws of the United States of America; provided, that the Employee in fact returns to the active service of his or her Participating Employer or its
Affiliate within the period during which he or she is entitled to such reemployment rights.

3.2. "Authorized Leave of Absence" tc \l2 "3.2. "Authorized Leave of Absence" means any absence of an Employee granted by his or her Participating Employer or its Affiliate in accordance with rules of uniform application to all Employees similarly situated.

3.3. "Credited Service" tc \l2 "3.3. "Credited Service" shall mean for any Participant, the aggregate of all his or her Periods of Service, but excluding:

(a) except as otherwise provided in this Article, any period prior to the adoption of the Plan by the Participant's Participating Employer;

(b) any period during which he or she was absent due to Disability or an Authorized Leave of Absence;

(c) any period prior to 5 consecutive One-Year Breaks in Service which is not included in his or her Vesting Service by reason of Section 3.10(b) hereof;

(d) any period prior to a Termination of Employment if he or she received a distribution or commenced to receive payment of his or her Accrued Pension pursuant to
Article 8, unless the Participant subsequently repaid such amount pursuant to this Section;
and

(e) any Period of Service during which he or she was not employed by a Participating
Employer; provided, however, a Participating Employer may elect to include such Period of
Service in accordance with rules and procedures prescribed by the Association.


On his or her Reemployment Commencement Date, a former Participant who received a
benefit hereunder shall have the right to repay the entire amount distributed. However, such
repayment shall be made before the earlier of      (i) the fifth anniversary
of the date the Participant
is reemployed or (ii) the Participant's annuity starting date after reemployment. The amount of the repayment shall bear interest at the rate determined under Code section 411(c)(2)(C). Upon the timely repayment of a distribution permitted under this Section, a Participant's prior Years of
Credited Service, attributable to service prior to the distribution, shall be reinstated. In the event that a Participant who received a distribution is reemployed and does not repay amounts distributed, the Participant's Accrued Pension under the Plan shall be adjusted to reflect the fact that the Participant's prior Years of Credited Service, attributable to his or her service prior to the distribution, were not restored. For purposes of Section 6.1, a Participating Employer may elect, in its Adoption Agreement, either to limit the number of years of Credited Service used in its pension formula's years-of-Credited Service multiplier to 25, or to provide that the number of such years shall be unlimited, with no maximum limit placed upon the number of such years used in such multiplier.

3.4. "Employment Commencement Date" tc \l2 "3.4. "Employment Commencement Date" means the date on which an Employee first performs an Hour of Service.

3.5. "Hour of Service" tc \l2 "3.5. "Hour of Service" means, for purposes of determining the beginning of an Employee's periods of Credited Service and Vesting Service, each hour described in paragraph (a) below, and for purposes of determining an Employee's Years of
Eligibility Service, each hour described in paragraphs (a), (b), (c) and (d) below, where

(a) is each hour for which the Employee is directly or indirectly paid, or entitled to payment, for the performance of duties for a Participating Employer or its Affiliate, each such hour to be credited to the Employee for the period of service in which the duties were performed;

(b) is each hour for which the Employee is directly or indirectly paid, or entitled to payment, by a Participating Employer or its Affiliate (including payments made or due from a trust fund or insurer to which the Participating Employer or its Affiliate contributes or pays premiums) on account of a period of time during which no duties are performed
(irrespective of whether a Termination of Employment has occurred) due to vacation, holiday, illness, incapacity, disability, layoff, jury duty, military duty or leave of absence, each such hour to be credited to the Employee for the period of Eligibility Service in which such period of time occurs, subject to the following rules:

(i) No more than 501 Hours of Service shall be credited under this paragraph (b) to the Employee on account of any single continuous period during which the Employee performs no duties;

    (ii) Hours of Service shall not be credited under this paragraph (b) to an
Employee for a payment which solely reimburses the Employee for medically related expenses incurred by the Employee, or which is made or due under a plan maintained solely for the purpose of complying with applicable worker's compensation, unemployment compensation, or disability insurance laws; and


  (iii) If the period during which the Employee performs no duties falls within two or more computation periods, and if the payment made on account of such period is not calculated on the basis of units of time, the Hours of Service credited with respect to such period shall be allocated between not more than the first two such computation periods on any reasonable basis consistently applied with respect to similarly situated Employees;

(c) is each hour not counted under paragraph (a) or (b) for which back pay, irrespective of mitigation of damages, has been awarded or agreed to be paid by the
Participating Employer or its Affiliate, each such hour to be credited to the Employee for the computation period to which the award or agreement for back pay pertains, provided that crediting of Hours of Service under this paragraph (c) with respect to periods described in paragraph (b) above shall be subject to the limitations and special rules set forth in clauses (i), (ii) and (iii) of paragraph (b); and

(d) is each non-compensated hour while an Employee that is not credited under
(a), (b) or (c) above during a period of Authorized Leave of Absence or Absence in
Military Service from his or her Participating Employer or its Affiliate or within such longer period as may be specified by the Participating Employer or its Affiliate for which the Employee returns for work.

Hours of Service to be credited to an individual under (a), (b) and (c) above shall be calculated and credited pursuant to paragraphs (b) and (c) of Section 2530.200(b)-2 of the
Department of Labor Regulations which are incorporated herein by reference. Hours of Service to be credited to an individual during an absence described in (d) above shall be determined by the
Employer with reference to the individual's most recent normal work schedule. If the Employer cannot so determine the number of Hours to be credited, there shall instead be credited eight
Hours of Service for each day of absence.

3.6. "One-Year Break in Service" tc \l2 "3.6. "One-Year Break in Service" means, for any Employee or former Employee, a 12-month period commencing on his or her Termination of
Employment or any anniversary thereof during which the Employee or former Employee failed to perform an Hour of Service for an Employer. Solely for purposes for determining whether an
Employee has incurred a One-Year Break in Service, if an Employee is absent from work beginning after December 31, 1984 (i) by reason of the Employee's pregnancy,
(ii) by reason of
the birth of the Employee's child, (iii) by reason of the placement of a child with the Employee in connection with the adoption of such child by the Employee, or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement, the date of an
Employee's Termination of Employment shall be twelve (12) months after the date otherwise determined. The preceding sentence will be construed and applied in a manner consistent with the
Family Medical Leave Act of 1993.

3.7. "Period of Service" tc \l2 "3.7. "Period of Service" means for each Employee, the period of time elapsed between his or her Employment Commencement Date or Reemployment
Date and his or her Termination of Employment. Each Period of Service shall be measured in years and days.


3.8.  "Reemployment Commencement Date" tc \l2 "3.8.  "Reemployment
Commencement
Date" means the date on which a rehired former Employee of a Participating Employer first performs an Hour of Service on or following such reemployment.

3.9. "Termination of Employment" tc \l2 "3.9. "Termination of Employment" means the date on which an Employee quits, is discharged, retires or dies.

3.10. "Vesting Service" tc \l2 "3.10. "Vesting Service" means, for any Participant, the aggregate of all his or her Periods of Service, but excluding, in all cases:

(a) except as provided in this Article, any Period of Service rendered prior to his or her Participating Employer's Participation Date;

(b)  any Period of Service rendered prior to a Termination of Employment, if:

(i) upon Termination of Employment, the Participant did not have a nonforfeitable right to a benefit under the provisions of the Plan; and

    (ii) such Participant had at least 5 consecutive One-Year Breaks in Service following such Termination of Employment and preceding his or her next Reemployment Commencement Date.

In addition, if an Employee has a Reemployment Commencement Date within 12 months after the date of his or her Termination of Employment, such Employee's Vesting Service shall include the period of severance measured from his or her date of Termination of Employment until his or her subsequent Reemployment Commencement Date.

Vesting Service shall also include any period not otherwise included in a Period of Service during which a Participant is absent due to Disability, Authorized Leave of Absence, Absence in
Military Service or absent on maternity, paternity leave described in the definition of One-Year
Break in Service.

Two or more Periods of Service or periods of severance that are included in a Participant's
Vesting Service and that contain fractions of a year (computed in months and days) shall be aggregated on the basis of 365 days constituting a year.

3.11. "Year of Eligibility Service" tc \l2 "3.11. "Year of Eligibility Service" means a 12-consecutive-month period commencing on an Employee's Employment Commencement Date, or any Plan Year thereafter which commences after such Employment Commencement Date, during which he or she completes at least 1,000 Hours of Service.


3.12. Crediting Periods of Service earned before Employer becomes a Participating
Employer tc \l2 "3.12. Crediting Periods of Service earned before Employer becomes a
Participating Employer . All or any portion of periods of service earned by an Employee prior to his or her Participating Employer's Participation Date shall be credited on a nondiscriminatory basis under the Plan as of such Participation Date for vesting or benefit purposes if the
Association approves such crediting and if his or her Participating Employer agrees, on or prior to such Participation Date, to pay the cost, if any, of crediting such periods of service under the Plan.

3.13. Crediting Periods of Service earned before Employer is merged with or acquired by a Participating Employer tc \l2 "3.13. Crediting Periods of Service earned before Employer is merged with or acquired by a Participating Employer . All or any portion of periods of service earned by an Employee prior to his or her employer's merger with or acquisition by a Participating
Employer shall be credited on a nondiscriminatory basis under the Plan for eligibility, vesting or benefit purposes (or any combination thereof) if and to the extent the Association approves such crediting and if such Participating Employer agrees to pay the cost, if any, of crediting such periods of service under the Plan.

3.14. Application of Service Definitions tc \l2 "3.14. Application of Service Definitions .
 All provisions of the Plan relating to the crediting of service shall be construed and applied consistent with the requirements of section 413(c) of the Code.

ARTICLE 4.  PARTICIPATION tc \l1 "ARTICLE 4.  PARTICIPATION

4.1.  Participation Requirements.  tc \l2 "4.1.  Participation Requirements.

(a) Age and Service. Unless waived or reduced under (b) below, to become a Participant in the Plan each Eligible Employee must have attained age 21 and completed one Year of Eligibility Service.

(b) Waiver. Under its Adoption Agreement, a Participating Employer may elect to waive or reduce either or both of the age and service requirements described in (a) above.

4.2.  Date of Participation. tc \l2 "4.2.  Date of Participation.   An
Eligible Employee will
become a Participant in the Plan on the Entry Date coinciding with or next following the date on which he or she satisfies the participation requirements of Section 4.1 provided he or she is an Eligible Employee on such date.

4.3.  Required Information. tc \l2 "4.3.  Required Information.   Upon
becoming a
Participant, an Eligible Employee must give the Association correct information as to his or her date of birth and such other information as may reasonably be required in order to compute his or her benefits under the Plan. A misstatement by a Participant with respect to age or any other information reasonably required by the Association shall be corrected when it becomes known that any such misstatement of fact has occurred, and the proper adjustment in benefits shall thereupon be made; provided, however, that (a) no such adjustment shall be made with respect to a misstatement resulting from incorrect information furnished by the Participant affected, if the adjustment would have the effect of increasing the Participant's Accrued Pension or the
Participating Employer's contribution, and (b) no such adjustment shall result in the retroactive payment of benefits to the Participant.

4.4.  Reemployed Eligible Employees. tc \l2 "4.4.  Reemployed Eligible
Employees.   Any
vested Participant who is rehired after a Termination of Employment shall again become a
Participant on his or her Reemployment Commencement Date. Any non-vested Participant who is rehired after a Termination of Employment shall again become a Participant on his or her
Reemployment Commencement Date if he or she has not incurred 5 consecutive One-Year Breaks in Service after his or her Termination of Employment. Any non-vested Participant who has incurred 5 consecutive One-Year Breaks in Service shall become a Participant again only after he or she completes a Year of Eligibility Service after his or her Reemployment Commencement
Date.

4.5. Duration of Participation. tc \l2 "4.5. Duration of Participation. Participation in the
Plan shall terminate on the date on which the Participant ceases to have a vested right to receive benefits under the Plan.


4.6. Reclassification of employment status. tc \l2 "4.6. Reclassification of employment
status.   Notwithstanding anything herein to the contrary, an individual who is not characterized
or treated as a common law employee of the Participating Employer shall not be eligible to participate in the Plan. However, in the event that such an individual is reclassified or deemed to be reclassified as a common law employee of the Participating Employer, the individual shall be eligible to participate in the Plan as of the Entry Date coinciding with or next following the actual date of such reclassification (to the extent such individual otherwise qualifies as an Eligible
Employee hereunder). If the effective date of any such reclassification is prior to the actual date of such reclassification, in no event shall the reclassified individual be eligible to participate in the
Plan retroactively to the effective date of such reclassification.

ARTICLE 5. REQUIREMENTS FOR RETIREMENT BENEFITS tc \l1 "ARTICLE 5. REQUIREMENTS FOR RETIREMENT BENEFITS

5.1.  Normal Retirement. tc \l2 "5.1.  Normal Retirement.   Each Participant
who attains
age 65 while an Eligible Employee shall have a fully vested and nonforfeitable interest in his or her Accrued Pension and may retire on his or her Normal Retirement Date and receive a pension, or if elected by the Participating Employer in the Adoption Agreement, may elect to receive a pension without terminating, commencing on his or her Normal Retirement Date, in the amount specified in Section 6.1.

5.2.  Early Retirement. tc \l2 "5.2.  Early Retirement.   Each Participant
who has attained
his or her Early Retirement Age while an Eligible Employee shall have a fully vested and non-forfeitable interest in his or her Accrued Pension and may elect to retire on his or her Early
Retirement Date and receive a pension, commencing on his or her Early Retirement Date or on the first day of any calendar month thereafter, but prior to his or her Normal Retirement Date, in the amount specified in Section 6.2. The Participant's election of an early benefit commencement date will not be effective unless made within the 90-day period prior to his or her "annuity starting date" (as defined in section 417(f)(2) of the Code). At least 30 days (or such shorter period as may be permitted under the Code) but not more than 90 days prior to his or her "annuity starting date" (as defined in section 417(b)(2) of the Code), the Association will furnish to the Participant a written notification in nontechnical terms describing the effects of an early commencement of benefits and the rights of the Participant with respect thereto. However, the foregoing election period and notification requirements will not apply if the total value of the Participant's benefit, determined in the same manner (and using the same assumptions) as under
Section 9.7, is $5,000
or less.

5.3.  Deferred Retirement. tc \l2 "5.3.  Deferred Retirement.   Each
Participant described
in Section 5.1 who does not terminate on his or her Normal Retirement Date, but remains in the active service of his or her Participating Employer after his or her Normal Retirement Date shall continue to have a fully vested and non-forfeitable interest in his or her Accrued Pension and may retire on his or her Deferred Retirement Date and receive a pension, commencing on his or her
Deferred Retirement Date, or if elected by the Participating Employer in the Adoption
Agreement, may elect to receive a pension without terminating, commencing on the first day of any month after his or her Normal Retirement Date, in the amount specified in
Section 6.4.

5.4.  Deferred Commencement of Benefits. tc \l2 "5.4.  Deferred Commencement
of
Benefits.   Notwithstanding any provisions of the Plan to the contrary, a
Participant who is
entitled to a normal, early or deferred retirement benefit under Articles 5 and 6, or a vested termination benefit under Article 7, may elect, in accordance with rules prescribed by the
Association, to defer commencement of such benefit to the first day of any calendar month after his or her Normal Retirement Date (or after his or her actual retirement date, if later), but not later than April 1 of the calendar year following the calendar year he or she attains age 70. Such
Participant's benefit will be equal to the Actuarial Equivalent of his or her Accrued Pension, determined as of his or her benefit commencement date.

ARTICLE 6.  AMOUNT OF PENSION tc \l1 "ARTICLE 6.  AMOUNT OF PENSION

6.1. Amount of Pension at Normal Retirement Date. tc \l2 "6.1. Amount of Pension at
Normal Retirement Date.   In the case of a Participant described in Section
5.1 who retires or is
eligible to receive a pension on his or her Normal Retirement Date, his or her annual pension shall be the greater of (a) or (b), if applicable, where

(a) is

(i) Base Benefit Percentage times the Participant's Final Average Compensation times Years of Credited Service earned after December 31, 1988; plus

(ii) One-half percent (1/2%) times the Participant's Final Average Compensation above the Participant's Covered Compensation times Years of Credited Service earned after December 31, 1988; where Years of Credited Service in excess of the greater of (A) 35 less the years of service used in determining the benefit in (iii) below and (B) zero are not taken into account; plus

(iii) the Participant's accrued pension determined under the Supplemental Plan of The Cooperative Banks Employees Retirement Program as of December 31, 1988; plus

(iv) the Participant's accrued pension under the Past Service Plan of The Cooperative Banks Employees Retirement Program (formerly "Plan B") as of December 31, 1988. See Schedule A for a listing of Participants and their accrued pensions as of December 31, 1988, and

(b) is

(i) Base Benefit Percentage times the Participant's Final Average Compensation times Years of Credited Service; plus

    (ii) One-half percent (1/2%) times the Participant's Final Average Compensation above the Participant's Covered Compensation times Years of Credited Service; minus

  (iii)  the Participant's Employer Contribution Account Balance as of
December
31, 1988 converted to an Actuarial Equivalent life annuity (using a 7% interest rate with no pre-age 65 mortality but with post-age 65 mortality from the 1984 Unisex
Pension Mortality Table) payable at age 65.


Notwithstanding the above, in no event shall the amount of a Participant's
Accrued
Pension determined under Section 6.1(b)(ii) above exceed the amount of Accrued Pension equal to a Participant's Final Average Compensation above his or her Covered Compensation times the
Maximum Excess Allowance.

Subsection (b) will apply only in the case of a Participant who was an Eligible Employee of a Participating Employer that elected to participate in the Supplemental Plan of The
Cooperative Banks Employees Retirement Program prior to January 1, 1989.

6.2. Amount of Accrued Pension at Early Retirement Date tc \l2 "6.2. Amount of
Accrued Pension at Early Retirement Date . In the case of a Participant described in Section 5.2 who elects to retire on his or her Early Retirement Date, his or her Accrued Pension at his or her
Early Retirement Date shall be:

(a) a deferred pension, commencing on his or her Normal Retirement Date, which pension shall be the amount of Accrued Pension accrued up to his or her Early Retirement
Date, computed in accordance with the provisions of Section 6.3; or

(b) a pension, commencing on his or her Early Retirement Date or the first day of any calendar month thereafter, but prior to his or her Normal Retirement Date, as elected by the Participant, which pension shall be the amount of his or her Accrued Pension accrued up to his or her Early Retirement Date, computed in accordance with the provisions of Section 6.3, reduced by

(i) five-ninths of one percent (5/9%) for each month not in excess of 60 by which the annuity starting date precedes the Participant's Normal Retirement Date, and

(ii) five-eighteenths of one percent (5/18%) for each month in excess of 60 but not in excess of 180 by which the annuity starting date precedes the Participant's Normal Retirement Date.

(c) Notwithstanding Section 6.2 (b)(i) above, a Participating Employer may elect in the Adoption Agreement to provide its Participants with an unreduced Accrued
Pension, so long as the benefit commencement date occurs on or after the date the
Participant attains age 62.

6.3.  Computation of Accrued Pension Prior to Normal Retirement Date. tc \l2
"6.3.
Computation of Accrued Pension Prior to Normal Retirement Date.   To
determine the
Participant's Accrued Pension under Section 6.1 at the time of his or her Termination of
Employment prior to his or her Normal Retirement Date, the amount determined under Section
6.1 shall be determined based on Years of Credited Service, Final Average Compensation and
Covered Compensation as of the Participant's Termination of Employment.


6.4.  Amount of Accrued Pension at Deferred Retirement Date. tc \l2 "6.4.
Amount of
Accrued Pension at Deferred Retirement Date.   In the case of a Participant
described in
Section 5.3 who continues to be employed by his or her Participating Employer after his or her
Normal Retirement Date, the amount of his or her Accrued Pension or her Deferred Retirement
Date shall be determined under Section 6.1, but based on his or her Final Average Compensation, and years of Credited Service as of his or her Deferred Retirement Date; provided, however, his or her Accrued Pension on his or her Deferred Retirement Date shall be no less than his or her
Accrued Pension determined as of his or her Normal Retirement Date, increased to its Actuarial
Equivalent on his or her Deferred Retirement Date.  The provisions of this
Section 6.4 shall be
interpreted and applied in accordance with the applicable provisions of the Code and ERISA relating to benefits payable to a Participant who continues to be employed after his or her Normal
Retirement Date.

6.5. Non-duplication of Benefits. tc \l2 "6.5. Non-duplication of Benefits. Notwithstanding any provision of the Plan to the contrary, in the case of a Participant whose
Credited Service includes a Period of Service with an employer which maintains a tax qualified defined benefit pension plan (other than the Plan) in which such Participant participates, such
Participant's Accrued Pension shall be reduced by any benefit accrued by such Participant during such Period of Service under such other pension plan.

6.6.  Veterans' Reemployment and Benefit Rights. tc \l2 "6.6.
Notwithstanding any
provision of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code section
414(u).

ARTICLE 7.  VESTING

 tc \l1 "ARTICLE 7.  VESTING 	7.1.  Vesting Schedule tc \l2 "7.1.  Vesting
Schedule .  If a
Participant becomes a Terminated Eligible Employee, he or she shall have a vested and nonforfeitable right to a percentage of his or her Accrued Pension, determined as of the date he or she becomes a Terminated Eligible Employee, based on the number of his or her years of Vesting
Service as set forth in the following vesting schedule:

Years of 	Percentage
Vesting Service	Vested
Less than 2	  0%
2 but less than 3	 20%
3 but less than 4	 40%
4 but less than 5	 60%
5 but less than 6	 80%
6 or more	100%
7.2.  Special Vesting Rules tc \l2 "7.2.  Special Vesting Rules .
Notwithstanding any
provision of the Plan to the contrary, a Participant will be fully vested in 100% of the Accounts maintained for his or her benefit upon the happening of any one of the following events:

(a) the Participant's attainment of his or her Early Retirement Age while an Employee;

(b)  the Participant's death while an Employee;

(c) the termination or partial termination of the Plan or the complete cessation of contributions to the Plan while the Participant is an Employee, to the extent that the
Participant is affected by such termination, partial termination, or complete discontinuance.


7.3. Payment of Vested Pension tc \l2 "7.3. Payment of Vested Pension . A Participant will be entitled to receive his or her vested Accrued Pension commencing on his or her Normal
Retirement Date. In lieu of payment of his or her vested Accrued Pension commencing on his or her Normal Retirement Date, a Participant may elect to receive, commencing on what would have been his or her Early Retirement Date or on the first day of any calendar month thereafter, but prior to his or her Normal Retirement Date, his or her Accrued Pension reduced in the same manner described in Section 6.2(b) to reflect such early commencement. A Participant's election to receive a vested Accrued Pension prior to his or her Normal Retirement Date will not be effective unless made within the 90-day period prior to his or her "annuity starting date" (as defined in section 417(f)(2) of the Code). At least 30 days (or such shorter period as may be permitted under the Code), but not more than 90 days prior to his or her "annuity starting date"
(as defined in section 417(f)(2) of the Code), the Association will furnish to the Participant a written notification in nontechnical terms describing the effects of an early commencement of benefits and the rights of the Participant with respect thereto. However, the foregoing election period and notification requirements will not apply if the total value of the Participant's benefit, determined in the same manner (and using the same assumptions) as under
Section 9.7, is $5,000
or less.

7.4.  Changes in Vesting Schedule tc \l2 "7.4.  Changes in Vesting Schedule .
If the
Plan's vesting schedule is amended, or the Plan is amended in any way that directly or indirectly adversely affects the computation of a Participant's vested percentage (or if the Plan changes to or from a top-heavy vesting schedule), each Participant who has completed 3 Years of Service for
Vesting may elect, within the period described below, to have his or her vested percentage determined without regard to such amendment or change. The period referred to in the preceding sentence will begin on the date the amendment of the vesting schedule is adopted and will end 60 days thereafter, or, if later, 60 days after the later of

(a)  the date on which such amendment becomes effective; and

(b) the date on which the Participant is issued written notice of such amendment by the Association.

ARTICLE 8.  RESTRICTIONS ON PENSIONS tc \l1 "ARTICLE 8.  RESTRICTIONS ON
PENSIONS

8.1.	 Code Section 415 Limitations tc \l2 "8.1.	 Code Section 415
Limitations .  The
annual benefit to which a Participant is entitled under the Plan shall not, in any limitation year, be in an amount which would exceed the applicable limitations under section 415 of the Code, which is hereby incorporated by reference. If the benefit payable under the Plan would (but for this
Section) exceed the limitations of section 415 of the Code by reason of a benefit payable under another plan aggregated with this Plan under section 415(f), the benefit under this Plan shall be reduced only after all reductions have been made under such other plan. If the benefit payable under this Plan would (but for this Section) exceed the limitations described in section 415(e) of the Code, the benefit under this Plan shall be reduced prior to any such reduction in annual additions under the defined contribution plan or plans taken into account for purposes of the Code section 415(e) determination (the provisions of this sentence will cease to apply on and after
January 1, 2000.) For purposes of this Section, the limitation year shall be the Plan Year.

8.2. Restrictions on Distributions to Certain Highly Compensated Employees tc \l2 "8.2.
Restrictions on Distributions to Certain Highly Compensated Employees . Notwithstanding any other provision of the Plan to the contrary, the annual payments to a Highly Compensated
Employee or former Highly Compensated Employee who is among the 25 such individuals entitled to benefits under the Plan with the greatest compensation shall be restricted to an amount equal to the payments that would be made on behalf of the Employee under a single life annuity that is the Actuarial Equivalent of the sum of the Employee's Accrued Pension and the Employee's other benefits under the Plan, all as determined pursuant to, and to the extent required by,
Treasury Regulation 1.401(a)(4)-5(b)(3). In the event of Plan termination, the benefit of any
Highly Compensated Employee (and Former Highly Compensated Employee) is limited to a benefit that is nondiscriminatory under section 401(a)(4) of the Code.

8.3. Nonalienability of Benefits tc \l2 "8.3. Nonalienability of Benefits . The benefits provided hereunder will not be subject to voluntary or involuntary alienation, assignment, garnishment, attachment, execution or levy of any kind, and any attempt to cause such benefits to be so subjected will not be recognized, except to such extent as may be permitted or required under Code section 401(a)(13) as determined by the Association in its sole discretion.

8.4. Required Distributions tc \l2 "8.4. Required Distributions . Unless the Participant elects otherwise, in no event shall the payment of benefits to any Participant commence later than the 60th day after the latest of the following:

(a) the close of the Plan Year in which occurs the date on which the Participant attains the age sixty-five (65);

(b) the close of the Plan Year in which occurs the 10th anniversary of the year in which the Participant commenced participation in the Plan; or

(c) the close of the Plan Year in which the Participant ceases to be an Employee.

Notwithstanding the foregoing, distribution of a Participant's benefit shall occur no later than the
Participant's required beginning date (as defined in section 401(a)(9) of the Code) and may continue to the Participant or to his or her Beneficiary no longer than the maximum period permitted under section 401(a)(9), the provisions of which are incorporated herein by reference.

8.5. Rights of Eligible Employees tc \l2 "8.5. Rights of Eligible Employees . Nothing
herein contained shall be deemed to give any Eligible Employee the right to be retained in the service of a Participating Employer or to interfere with the right of the Participating Employer to discharge such Eligible Employee, nor shall it interfere with the Eligible Employee's right to terminate his or her service at any time.


ARTICLE 9.  FORM OF PENSION tc \l1 "ARTICLE 9.  FORM OF PENSION

9.1. Standard Form of Pension for Participants who are not Married tc \l2 "9.1. Standard
Form of Pension for Participants who are not Married . Except as otherwise provided in Section
9.7, the standard form of pension payable under the Plan to a Participant who is not married on his or her "annuity starting date" (as defined in section 417(f)(2) of the Code) is a pension payable monthly to the Participant during his or her lifetime, the first payment to be due on the date of the commencement of his or her benefits under the Plan, and the last payment to be due for the calendar month in which his or her death occurs.

9.2.  Standard Form of Pension for Married Participants tc \l2 "9.2.
Standard Form of
Pension for Married Participants . Except as otherwise provided in Section 9.7, the standard form of pension payable under the Plan to a Participant who is married on his or her "annuity starting date" (as defined in section 417(f)(2) of the Code) and who has not made an election under Section 9.3 below, will be a qualified joint and survivor form (which form will be of
Actuarial Equivalent value to the standard form described in Section 9.1) under which a reduced pension will be payable to the Participant during his or her lifetime and following his or her death the same amount of such reduced pension will be payable to the person to whom the Participant was married on his or her "annuity starting date" (as defined above), such amount to be payable during the remaining lifetime of such person. Such qualified joint and survivor annuity form of pension will be at least as valuable (within the meaning of regulation 1.401(a)-20A-16) as any other optional form of benefit payable under the Plan at the same time. If the person to whom a survivor annuity is payable under this Section dies after the Participant's "annuity starting date"
(as defined above) and while the Participant is alive, the Participant will continue to receive during his or her remaining lifetime the same amount of reduced pension payable to him or her under this
Section during the joint lifetime of the Participant and such person and the last payment to be due for the calendar month in which the Participant's death occurs.

9.3.  Waiver of Standard Forms of Pension tc \l2 "9.3.  Waiver of Standard
Forms of
Pension . A Participant may elect to waive the standard form of annuity described in Sections 9.1 or 9.2, but only if such election satisfies the requirements of this Section.

(a)	Election Period.  The election period during which a Participant may elect
to waive the applicable standard annuity form described in Sections 9.1 or
9.2 begins on
the date which is 90 days before his or her "annuity starting date" (as defined in section
417(f)(2) of the Code) and continues until such date.


(b) Required Information. At least 30 days (or such shorter period of time as may be permitted under the Code) but not more than 90 days prior to the Participant's "annuity starting date" (as defined in section 417(f)(2) of the Code), the Association will furnish to each Participant (including a Participant no longer in the employ of the Participating
Employer) a written notification in nontechnical terms containing (i) the terms and conditions of the applicable standard form of benefit described in Sections
9.1 and 9.2,
including the circumstances in which it will be provided, (ii) the Participant's right to make, and the effect of, an election to waive the applicable standard form of benefit, (iii) the rights of the Participant's spouse, if any, under paragraph (c), (iv) the right to make, and the effect of, a revocation of an election under this Section, (v) a general description of the eligibility conditions and other material features of the optional forms of payment under the Plan (including the right to defer a distribution until the Participant's Normal
Retirement Date) and sufficient additional information to explain the relative values of the optional forms of payment, and (vi) a general explanation of the relevant financial effects on the amount of a Participant's benefit of an election under this Section.

(c) Election Procedure. A Participant may waive the applicable standard form of annuity described in Section 9.1 or 9.2 and elect an optional form at any time during the election period described in (a) above. Any such waiver and election shall specify the optional form of benefit elected and shall state the specific non-spouse beneficiary, if any, who will receive a benefit upon the Participant's death, and shall be made in such form and manner as the Administrator shall prescribe. In no event, however, shall a waiver and election by a Participant who is married on his or her "annuity starting date" (as defined above) take effect unless:

(i) the Participant's spouse consents to, and acknowledges the effect of, the waiver and election, such consent and acknowledgment to state specifically the optional form of benefit elected and the non-spouse beneficiary, if any, elected by the Participant (including any class of beneficiaries and any contingent beneficiaries), and to be made in writing and witnessed by either a notary public or a duly authorized representative of the Association, or

(ii) it is established to the satisfaction of the Association that spousal consent cannot be obtained because there is no spouse, because the spouse has died (evidenced by a certificate of death), because the spouse cannot be located
(based on information supplied by a government agency or independent investigator), or because of such other circumstances as the Secretary of the Treasury or his or her delegate may prescribe, or

(iii) the Association receives from the Participant a court order certifying either that the Participant is legally separated from his or her spouse or has been abandoned by the spouse, and a Qualified Domestic Relations Order with respect to the Participant does not otherwise require spousal consent, or


(iv) the Participant, simultaneously with electing to waive the joint and survivor annuity benefit described in Section 9.2, elects an optional form of benefit that has the effect of a "qualified joint and survivor annuity" with respect to the
Participant within the meaning of section 401(a)(11) and 417 of the Code and names his or her spouse as the survivor annuitant. In the event a spouse is legally incompetent to give consent, the spouse's legal guardian, even if the guardian is the
Participant, may given consent under (i) above on behalf of the spouse. Any consent by or on behalf of a spouse (or establishment that spousal consent cannot be obtained) shall be effective only with respect to such spouse and such specific beneficiary and optional form selected, but shall be irrevocable once made.

(d) Revocation. A Participant may revoke any waiver and election made under this Section without need of spousal consent by filing a written revocation with the
Association at any time during the election period described in paragraph (a) above. No such revocation shall prevent the Participant from making a subsequent waiver and election under this Section during such election period.

9.4. Optional Forms of Pension tc \l2 "9.4. Optional Forms of Pension . Any Participant who has waived the applicable standard form of pension may elect to receive his or her pension in one of the optional forms described below, each of which shall be of Actuarial Equivalent value to a single life annuity commencing at the same time, except that the joint and survivor annuity described below with a Participant's surviving spouse as the joint annuitant shall be at least as valuable (within the meaning of regulation 1.401(a)-20A-16) as any other optional form of benefit payable under the Plan at the same time.

(a) the form described in Section 9.1, if not otherwise applicable to the Participant;

(b) an optional joint and survivor form under which a reduced pension will be payable monthly to the Participant during his or her lifetime and following his or her death
50 percent, 75 percent, or 100 percent of such reduced pension, as elected by the
Participant, will be payable monthly to the Participant's Provisional Payee (who may, but need not, be the Participant's surviving spouse) during the remaining lifetime of such
Provisional Payee. If the Provisional Payee to whom a survivor benefit is payable under this paragraph dies after the date of commencement of benefits to the Participant and while the Participant is alive, the Participant will continue to receive during his or her remaining lifetime the same amount of reduced pension as was payable to him or her during the joint lifetime of the Participant and his or her Provisional Payee, with the last payment to be due for the calendar month in which the Participant's death occurs;


(c) a five, ten or fifteen year (whichever the Participant elects) certain and continuous form under which an adjusted pension will be payable monthly to the
Participant during his or her lifetime; provided, however, that if his or her death occurs during the 60, 120 or 180-month period (whichever is applicable) following the date his or her benefits commence, such adjusted pension will be payable monthly to the Participant's
Beneficiary for the remainder of the 60, 120 or 180-month period (whichever is applicable), or to the Beneficiary's Beneficiary if he or she (or they) should also die within the 60, 120 or 180-month period (whichever is applicable); and

(d)  a lump sum payment.

No optional form of benefit may be elected under the Plan unless distributions under the form are expected to satisfy the minimum distribution rules of section 401(a)(9) of the Code with respect to the Participant (including without limitation the minimum distribution incidental benefit rules included therein).

9.5.  Distributions required by a Qualified Domestic Relations Order tc \l2
"9.5.
Distributions required by a Qualified Domestic Relations Order . To the extent required by a
Qualified Domestic Relations Order, the Association shall make distributions of vested benefits to alternate payees named in such order in a manner consistent with the distribution options otherwise available under the Plan to unmarried Participants, regardless of whether the Participant is otherwise entitled to a distribution at such time under the Plan.

9.6. Direct Rollover Option tc \l2 "9.6. Direct Rollover Option . Notwithstanding any provision of the Plan to the contrary that may otherwise limit a distributee's election under this
Section, for distributions made on or after January 1, 1993, a distributee may elect, at the time and in the manner prescribed by the Association, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. For purposes of this Section, the following definitions shall apply:

(i) An "eligible rollover distribution" is any distribution of all or any portion of the distributee's benefit, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives of the distributee and the distributee's Beneficiary, or for a specified period of ten years or more, or any distribution to the extent such distribution is required under
Code Section 401(a)(9).

(ii) With respect to a distributee other than the Participant's surviving spouse, an
"eligible retirement plan" is an individual retirement account described in Code Section
408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code
Section 401(a).
With respect to a distributee who is a Participant's surviving spouse, an eligible retirement plan is an individual retirement account or an individual retirement annuity.


(iii) A "distributee" includes an Employee or former Employee. In addition, the
Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse, who is an alternate payee under a qualified domestic relations order, are distributees with regard to the interest of the spouse or former spouse.

(iv) A "direct rollover" is a payment by the Plan to the eligible retirement plan specified by the distributee.

9.7. Small Payments tc \l2 "9.7. Small Payments . If the Actuarial Equivalent lump sum value of a Participant's Accrued Pension under the Plan at the time the Participant becomes a
Terminated Eligible Employee is less than $5,000, the Association shall direct the Trustee to make a payment of such amount in cash in a single lump sum.

9.8. Facility of Payments tc \l2 "9.8. Facility of Payments . If the Association finds that any person to whom a benefit is payable from the Trust Fund is unable to attend to his or her affairs because of illness or accident, any payment due (unless a prior claim therefor shall have been made by a duly appointed guardian, committee or other legal representative) may be paid to the Pensioner's spouse, child, grandchild, parent, brother or sister, or to any person deemed by the
Association to have incurred expense for such person otherwise entitled to payment. Any such payment shall be a complete discharge of any liability under the Plan therefor.

9.9. Payment as discharge of liability tc \l2 "9.9. Payment as discharge of liability . If a
Participant receives a total distribution representing his or her entire interest or the present value of his or her total Accrued Pension under the Plan, such a distribution shall forever constitute a full and complete discharge of the Plan's liability for benefits accrued by such Participant on account of service by such Participant prior to the date of such distribution.


ARTICLE 10.  DEATH BENEFITS tc \l1 "ARTICLE 10.  DEATH BENEFITS

10.1. Death Benefits Limited tc \l2 "10.1. Death Benefits Limited . Except as otherwise provided in this Article, no death benefits will be payable hereunder to anyone following the death of the Participant.

10.2.  Death of Participant prior to Annuity Starting Date tc \l2 "10.2.
Death of
Participant prior to Annuity Starting Date . In the case of a Participant who dies prior to his or her annuity starting date, his or her Beneficiary is entitled to a death benefit equal to the Actuarial
Equivalent of the deceased Participant's Accrued Pension calculated as of the date of the
Participant's death.

The form of preretirement death benefit payable under this Section will be either a single life annuity or a lump sum, as elected by the Beneficiary (provided, however, if the Beneficiary is not the Participant's spouse and is not age 50, such Beneficiary may only elect a lump sum), and will be paid at such time as the Beneficiary elects consistent with the applicable requirements of
Code section 401(a)(9). The Association will prescribe such rules and procedures as it deems appropriate regarding available elections as to the form and time of payment of such preretirement death benefit.

10.3.  Designation of Beneficiary tc \l2 "10.3.  Designation of Beneficiary .
Each
Participant shall designate a Beneficiary or Beneficiaries to receive any death benefits which may be payable under the Plan, but he or she may change his or her Beneficiary from time to time either before or after his or her retirement by filing written notice thereof with the Association on such form as it shall prescribe; provided, however, that no designation of a Beneficiary who is not the Participant's spouse on his or her death shall be effective unless such designation is made in accordance with the applicable requirements (including the spousal consent rules) of Code sections 401(a)(11) and 417 and the regulations promulgated thereunder.

Any consent by a spouse under (a) above, or a determination by the Association with respect to such spouse under (b) above, shall be effective only with respect to such spouse. Any such consent shall be irrevocable but shall be effective only with respect to the specific Beneficiary designation. If the Participant's designated Beneficiary predeceases him or her, or if the
Participant dies without having designated a Beneficiary, then the Participant's Beneficiary shall be deemed to be his or her surviving spouse or, if none, any one or more of the following as determined by the Association in its sole discretion: the Participant's child or children (including a stepchild or stepchildren and a child or children by adoption), mother, father, sister, brother, or executors or administrators. Any such payment shall fully discharge the liability of the Plan with respect to such payment.

10.4. Death of Participants after Annuity Starting Date tc \l2 "10.4. Death of Participants after Annuity Starting Date . In the case of any Participant who dies after his or her annuity starting date, no death benefit will be payable hereunder except as otherwise provided under a joint and survivor annuity form or optional form of benefit in effect pursuant to Sections 9.2 or
9.4.

ARTICLE 11.  CONTRIBUTIONS AND TRUST FUND tc \l1 "ARTICLE 11.
CONTRIBUTIONS AND TRUST FUND

11.1.  Participating Employer Contributions. tc \l2 "11.1.  Participating
Employer
Contributions.   Each Participating Employer shall make such contributions to the Trustee as shall
be required under accepted actuarial principles to provide pensions under the Plan, with respect to its Participants, and to maintain the Plan in an actuarially sound condition. All contributions under the Plan shall be made on the condition that they are deductible under Code section 404 of the Code by the Participating Employer for the taxable year for which made.

11.2. No Contributions by Participants tc \l2 "11.2. No Contributions by Participants .
Except as provided in Section 11.7, contributions to the Plan by Participants shall be neither required nor permitted.

11.3.  Establishment of Trust Fund. tc \l2 "11.3.  Establishment of Trust
Fund.   The
Association will enter into a trust agreement with a Trustee under which agreement the Trustee shall accept, hold and invest such contributions as the Participating Employers shall deliver to it and pay such benefits as the Participating Employers shall direct in writing. Contributions with respect to a Participating Employer will be accounted for separately. The contributions, together with any income, gains, or profits, less distributions and losses, shall constitute the Trust Fund.

11.4. No Liability Imposed on the Participating Employer. tc \l2 "11.4. No Liability
Imposed on the Participating Employer. Except as otherwise expressly provided by law, any person having a right or claim under the Plan shall look solely to the assets of the Trust Fund; and in no event shall the Participating Employer or its officers or governing body be liable, jointly or severally, or to any person whomever on account of any claim arising by reason of provisions of the Plan or of any instrument or instruments implementing the provisions thereof.

11.5.  Exclusive Benefit Rule. tc \l2 "11.5.  Exclusive Benefit Rule.   No
part of the
corpus or income of the Trust forming part of the Plan will be used for or diverted to purposes other than for the exclusive benefit of each Participant and Beneficiary, except as otherwise provided or permitted under Code section 401(a)(13) and the provisions of the Plan relating to
Qualified Domestic Relations Orders, the payment of reasonable expenses of administering the
Plan, the return of contributions upon nondeductibility or mistake of fact, or the failure of the Plan to qualify initially.


11.6. Return of Contribution tc \l2 "11.6. Return of Contribution . If a contribution by a
Participating Employer to the Trust is (i) made by reason of a good faith mistake or fact, or
(ii) believed by said Participating Employer in good faith to be deductible under Section 404 of the Code, but the deduction is disallowed, the Trustee will, upon request by the Participating
Employer, return to the Participating Employer the excess of the amount contributed over the amount that would have been contributed had there not occurred a mistake of fact or a mistake in determining the deduction. Such excess will be reduced by the losses of the Trust attributable thereto, if and to the extent such losses exceed the gains and income attributable thereto. No return of a contribution will be made more than one year after the mistaken payment of the contribution, or disallowance of the deduction, as the case may be.

11.7.  Direct transfers from Plan A tc \l2 "11.7.  Direct transfers from Plan
A .  A
Participant who is entitled to a distribution from The Defined Contribution Pension Plan (Plan A) of The Cooperative Banks Employees Retirement Program may, in such manner as determined by the Association, elect a direct transfer of the distribution to the Plan.
Any such direct transfer
shall be permitted only at the Participant's Early Retirement Age, Normal Retirement Age or
Deferred Retirement Age and only for the purpose of applying the transferred amount to the payment of benefits from the Plan in the form of an annuity that is available under the Plan in accordance with Article 9.

11.8. Forfeitures tc \l2 "11.8. Forfeitures . Forfeitures under the Plan will be applied to reduce the contributions of the Participating Employers and will not be applied to increase the benefits of any person hereunder prior to termination of the Plan. A Participant will forfeit any portion of his or her Accrued Pension to which he or she does not have a vested right upon the actual or deemed distribution of his or her vested Accrued Pension. In addition, the portion of any Participant's Accrued Pension with respect to which he or she has previously received a distribution and which is attributable to prior service will be disregarded upon determination of the Accrued Pension to be paid after the Participant again severs from employment or ceases to be an Eligible Employee. Any individual, however, who forfeits all of a portion of his or her
Accrued Pension under this Section and later accrues additional benefits under the Plan as an
Eligible Employee may repay to the Plan the amount earlier distributed, with interest at the rate determined under Code section 411(c)(2)(C) in effect on the date of repayment; provided, however, that such repayment must be made prior to the earlier of (i) 5 years after the first day the employee is subsequently reemployed, or (ii) the Participant's annuity starting date after reemployment. In the case of any repayment under this Section, a Participant's Accrued Pension will be recomputed by taking into account service performed by the Participant with respect to which he or she already received a distribution.


ARTICLE 12.  ADMINISTRATION OF THE PLAN tc \l1 "ARTICLE 12.
ADMINISTRATION OF THE PLAN

12.1.  Powers and Duties of the Association. tc \l2 "12.1.  Powers and Duties
of the
Association.   The Association shall administer the Plan and shall have all discretionary authority
and power necessary or appropriate to supervise the administration of the Plan and to control its operation in accordance with the terms and provisions hereof, and to carry out its duties thereunder, including without limiting the generality of the foregoing, the following powers:

(a) To interpret the provisions of the Plan and to determine any question or decide any dispute which may arise under the Plan or in connection with the administration or operation thereof;

(b) To determine the eligibility of any employee of a Participating Bank to become a Participant of a Plan, the eligibility of any Participant to receive a benefit under a Plan, and the amount of any such benefit;

(c) To authorize and direct the payment of all benefits and other sums under the
Plan and the disbursement of funds for expenses of administration thereof;

(d) To require any Participating Bank or any Participant to furnish such information as the Association may request for the purpose of the proper administration of the Plan, and to prescribe forms to be used to furnish such information, to make various elections under the Plan, and for any other purpose of the Plan, which prescribed forms shall in all cases be executed and filed with the Association (unless the Association shall otherwise determine);

(e) To make and enforce such rules and regulations for carrying out the provisions of the Plan as the Association may deem proper or desirable to enable it to administer and carry out its duties hereunder;

(f) To employ legal counsel, accountants, actuaries, consultants, and agents, and to obtain such clerical and other services as it may deem necessary or appropriate in carrying out the provisions of the Plan;

(g) To delegate to any trustee or trustees of the Association, or to any employee or employees thereof, the authority to perform any ministerial or routine act in connection with the administration of the Plan, and to authorize one or more trustees or employees to execute instruments and documents in the name or on behalf of the Association;

(h) To charge interest, at such rate as the Association may from time to time determine to be reasonable, to any Participating Bank with respect to any contribution required to be made by it to the Plan;

(i) To establish from time to time a funding policy of the Plan consistent with the objectives of the Plan and ERISA; and

(j) To take such other actions and make such determinations as the Association deems necessary or appropriate to administer the Plan and to supply any omission or reconcile any ambiguity or inconsistency in the Plan, in such manner and to such extent as it deems expedient to carry the same into effect.

In exercising its powers and duties hereunder, and in any exercise of discretion or any action by the Association, the Association shall act in accordance with uniform rules applied without discrimination between Participants and shall treat all Participants in similar circumstances in a uniform manner.

12.2.  Appointment of Trustee and Investment Managers tc \l2 "12.2.
Appointment of
Trustee and Investment Managers . The Association shall expressly have authority to appoint and remove the Trustee and any successor Trustee under the Trust. Any such Trustee shall be a national banking association or trust company and shall be a member bank of the Federal Reserve
Bank system.

The Association shall also have the authority at any time and from time to time to appoint and remove one or more Investment Managers for part of all of the Trust Fund. Whenever an
Investment Manager shall have been appointed as aforesaid, it shall have and may exercise all of the powers and duties of a trustee under a trust agreement with respect to the investment and reinvestment of the part of the Trust Fund with respect to which the Investment Manager has been appointed. Any such Investment Manager shall meet the requirements for an investment manager under ERISA and shall acknowledge in writing that it is a fiduciary with respect to the
Plan.

In accordance with the terms of the Trust, the Association shall establish and may from time to time change the investment policy with respect to the Trust Fund, which investment policy shall be consistent with the objective of the Plan and with the requirements of ERISA. In its discretion, the Association may delegate to any Trustee or Investment Manager appointed in accordance with this Section the authority to establish and change the investment policy with respect to the Trust.

12.3.  Conclusiveness of Various Documents tc \l2 "12.3.  Conclusiveness of
Various
Documents . Neither the Association nor any of its trustees or officers shall be responsible for any reports furnished by an actuary or accountant retained or employed by the Association, but shall be entitled to rely thereon, as well as on all tables, valuations, and certificates furnished by such actuary or accountant, and on all opinions and recommendations of legal counsel.


12.4. Indemnification tc \l2 "12.4. Indemnification . Any trustee, officer, or employee of the Association who is considered to occupy or to have occupied a fiduciary capacity with respect to the Plan shall be indemnified by the Association for any liability, loss, damage or injury
(including amounts paid in settlement with approval of the Association), and reasonable costs and expenses related thereto, arising by reason of any act or omission affecting the Plan or affecting
Participants, former or retired Participants, or their beneficiaries, to the fullest extent permitted under ERISA or other applicable law; provided, however, that the act or omission shall have occurred in the course of the person's service as a trustee, officer, or employee of the Association and that the act or omission shall have been in good faith as determined by a disinterested majority of the board of trustees of the Association (whose determination made in good faith and not arbitrarily or capriciously shall be conclusive). No trustee, officer, or employee of the Association shall be liable with respect to a breach of fiduciary duty, if such breach occurred before he became a fiduciary or after he ceased to be a fiduciary. The Association, by a vote of its trustees, shall expressly have the power to purchase insurance to cover potential liabilities of any trustee, officer, or employee who serves in a fiduciary capacity with respect to the Plan, and the obligation of the
Association to indemnify any such trustee, officer, or employee shall be offset to the extent of any otherwise applicable insurance coverage under any such policy maintained by the Association.
The Association shall also have the power, exercisable by vote of its trustees, to agree to indemnify any bank or other agent or administrative agent of the Association under the Plan, to the extent authorized by the board of trustees of the Association.

12.5. Claims Procedure tc \l2 "12.5. Claims Procedure . If any person entitled to benefits under the Plan is denied such benefits, the Association shall notify such person of its decision in writing, give the reason for such decision and advise the person of his right to request a review of his claim. Such request may be made in writing to the Association within sixty (60) days after receipt of the Association's notice. Within sixty (60) days after filing such request, the claimant may, in the full discretion of the Association, be granted a hearing before the
Association. The decision resulting from any such hearing shall be made in writing and shall specify the reasons for such decisions and the provisions of the Plan or other related documents upon which the decision is based. Such decision shall be delivered to the claimant within one hundred and twenty (120) days after his request for a review of his claim is first received by the
Association. The Association may establish such rules and regulations as it may determine necessary or appropriate to carry out its duties under this Section and make such records, transcripts, and reports as it may deem appropriate under the circumstances then prevailing.


12.6. Expenses of Administration. tc \l2 "12.6. Expenses of Administration. Subject to the applicable requirements of ERISA and, to the extent not preempted thereby, Section 30 of
Chapter 170 of the Massachusetts General Laws, as amended, expenses for the administration of the Association ("Association expenses"), expenses for the administration of the Plan ("Plan expenses"), and expenses of the Trustee appointed to administer the Trust Fund (including reasonable legal fees and the compensation of the Trustee) ("Trust expenses") will be paid in such manner as the Association in its sole discretion shall determine, which may include payment from the Trust fund. Plan expenses may include, but shall not be limited to, amounts due from a withdrawing Participating Employer under Section 13.4 and recordkeeping expenses charged by the Association for recordkeeping services provided to the Plan. The Association in its sole discretion shall determine what constitutes Association expenses, Plan expenses and Trust expenses.

12.7.  Authority to Correct Operational Defects tc \l2 "12.7.  Authority to
Correct
Operational Defects . The Association will have the full discretionary power and authority to correct any "operational defect" in any manner or by any method it deems appropriate in its sole discretion in order to cause the Plan (i) to operate in accordance with its terms, or (ii) to maintain its tax qualified status under the Code. For purposes of this Section, an "operational defect" is any operational or administrative action (or inaction) in connection with the Plan which, in the judgment of the Association, fails to conform with the terms of the Plan or causes or could cause the Plan to lose its tax qualified status under the Code.

12.8. Effect of Interpretation or Determination tc \l2 "12.8. Effect of Interpretation or
Determination . Any interpretation of the Plan or other determination with respect to the Plan by the Association shall be final and binding and conclusive on all persons in the absence of clear and convincing evidence that the Association acted arbitrarily and capriciously.


ARTICLE 13.  AMENDMENT AND TERMINATION tc \l1 "ARTICLE 13.
AMENDMENT AND TERMINATION

13.1.  Amendment or Termination by Association. tc \l2 "13.1.  Amendment or
Termination by Association.   The Association may, at any time or from time
to time, and in such
manner as it deems appropriate, amend the Plan, in whole or in part, or terminate the Plan;
provided, however, that, except as otherwise permitted under the Plan or by applicable law, the
Plan shall not be amended or terminated in such a manner as would cause or permit any part of the Trust Fund to be diverted to purposes other than for the exclusive benefit of Participants,
Terminated Eligible Employees entitled to benefits, and Pensioners, or in such a manner as would cause or permit any portion of such Trust Fund to revert to, or become the property of, any
Participating Employer, prior to the satisfaction of all the Participating Employers' liabilities under the Plan. Upon satisfaction of all of the Participating Employers' liabilities under the Plan, assets of the Trust Fund may revert to the respective Participating Employers.

13.2.  Voluntary Participation. tc \l2 "13.2.  Voluntary Participation.
Each Participating
Employer shall adopt the Plan and Trust, as to its Eligible Employees, with the bona fide intention and expectation that its participation and contributions will be continued indefinitely; but, subject to the limitations and conditions set forth herein, and subject to the provisions of any applicable collective bargaining agreement covering its Participants, the Participating Employer shall have no obligation to maintain its participation hereunder for any give length of time.

13.3. Withdrawal by Participating Employer. tc \l2 "13.3. Withdrawal by Participating
Employer.   Notwithstanding Section 13.2 above, a Participating Employer shall withdraw from
participation in the Plan upon the happening of any of the following events:

(a)  the dissolution of the Participating Employer;

(b) the merger, consolidation, or reorganization of the Participating Employer into one or more corporations or organizations, unless the surviving corporation or organization is a Participating Employer or is an Employer which elects to continue participation in the Plan by adoption of the By-Laws in accordance with its terms;

(c) sale of all or substantially all of the assets of the Participating Employer, unless the purchaser is a Participating Employer or is an Employer which elects to continue participation in the Plan by adoption of the By-Laws in accordance with its terms;

(d) a withdrawal date agreed to by the Participating Employer and the Association's Board of Trustees;


(e) the resolution of the Association's Board of Trustees to terminate the participation of a Participating Employer under the Plan for failure of a Participating
Employer to make proper contributions to or to comply with any other provision of the
Retirement Program or the By-Laws of the Association;

(f) final decree, from which no timely or further appeal is taken, terminating the
Plan as to a Participating Employer, by the United States District Court for the District of
Massachusetts pursuant to the application of the Pension Benefit Guaranty Corporation;
or

(g)  any act or occurrence which either

(i) the Trustees determine to be a "partial termination" of the Plan as to any or all Eligible Employees of a Participating Employer, or

(ii) which has been finally and expressly determined in an administrative or judicial proceeding to be a partial termination within the meaning of section 411(d)(3) of the Code.

For purposes of paragraph (b)(i) above, the Trustees shall determine that the sale or other disposition of a branch, division or other unit of a Participating
Employer is a "partial termination" of the Plan of such Bank as to the Eligible
Employees of such Bank who are employed in such branch, division or other unit, if all of the following special conditions are satisfied:

(A) such Participating Employer first submits a written request for such a determination to the Trustees; and

(B) such Participating Employer submits to the Trustees, in addition to the written request described in subpart (A) above, a certified vote or votes of the governing body of such Bank, stating that all additional costs associated with the full vesting of such accrued benefits which are required pursuant to Section 13.6 of the Plan as a result of such partial termination shall be due and payable by such Participating Employer, as provided in
Section 13.4 of the Plan; and

(C) the Trustees in their sole discretion determine that under all the facts and circumstances presented, such "partial termination" will not discriminate in favor of any highly compensated employee (as defined in section 414(q) of the Code) or otherwise cause the Plan to fail to meet the applicable requirements of the Code or ERISA.


For purposes of paragraph (b)(i) above, if the Trustees determine in their sole discretion that under all the facts and circumstances presented, a partial termination must be declared in order to cause the Plan to continue to meet the applicable requirements of the Code or ERISA, then they shall determine that such partial termination has occurred, whether or not a Participating Employer makes the written request described in subpart (A) above or submits the certified vote described in subpart (B) above. A Participating Employer's withdrawal under the
Plan shall be effective as of its Withdrawal Date which shall be the last day of the month during which any of the events set forth above occurs.

13.4. Effect of Withdrawal on a Withdrawing Participating Employer. tc \l2 "13.4. Effect
of Withdrawal on a Withdrawing Participating Employer.   In the event that
the Plan participation
of a Participating Employer shall be terminated as provided in Section 13.3, the following amounts shall be due and payable from the withdrawing Participating Employer on the
Participating Employer's Withdrawal Date:

(a) all unfunded accrued benefits of the Participating Employer, based on the accrued benefits and Plan assets attributable to the participation in the Plan of the
Participating Employer; and

(b) the lump sum value of the anticipated costs, estimated by the Trustee, which will be necessary to administer the Plan and to pay the expenses of making all benefit payments (excluding the amounts of such benefit payments) with respect to all Plan benefits which are or which are expected to become payable to Participants, Terminated
Eligible Employees, Beneficiaries, surviving spouses, or other eligible survivors, as the result of the participation in the Retirement Program of the withdrawing Participating
Employer.

13.5. Effect of Withdrawal on Participants and Beneficiaries. tc \l2 "13.5. Effect of
Withdrawal on Participants and Beneficiaries.   In the event that a
Participating Employer shall
withdraw from participation in the Plan as provided in Section 14.3:

(a) any rights of Participants no longer employed by such Participating Employer as of such Participating Employer's Withdrawal Date (excluding any Participant who transfers to the employ of a new employer pursuant to the terms of the event described in
Section 13.3 above which triggers such withdrawal), former Participants and their
Beneficiaries, surviving spouses and other eligible survivors under the Plan shall be unaffected by such Participating Employer's withdrawal to the maximum extent permitted by law;

(b) with respect to each Participant who is and active Employee of the Participating Employer as of such Participating Employer's Withdrawal Date or who transfers to the employ of a new employer pursuant to the terms of the event described in
Section 13.3 above which triggers such Participating Employer's withdrawal:

(i) no further service for purposes of vesting or benefit accrual shall be earned by the Participant as an Employee of such Participating Employer; and

(ii) notwithstanding the provisions of Section 7.1, each such Participant in the Plan shall have a nonforfeitable right to his or her Accrued Pension under the
Plan, to the extent that such benefits have accrued as of the Withdrawal
Date; and

(c)  Benefits to be provided under the Plan to a Participant, Terminated
Eligible
Employee, Pensioner, Beneficiary, surviving spouse or eligible survivor shall be distributed at the time and in the form set forth in Articles 5 through 10. For this purpose, an individual shall be considered a Terminated Eligible Employee as of his or her
Participating Employer's Withdrawal Date.

13.6. Effect of Plan Termination. tc \l2 "13.6. Effect of Plan Termination. In the event that the Plan terminates as provided in Section 13.1, no further Credited Service or Accrued
Pension shall be earned by affected Eligible Employees, Participants, Terminated Eligible
Employees or Pensioners with respect to employment after the date of termination of the Plan.
The benefits of Participants as of the date of termination or partial termination shall be paid in accordance with the following:

The rights of affected Participants, Terminated Eligible Employees and Pensioners whose pensions have not yet commenced, to the extent funded as of the date of termination or partial termination, shall become nonforfeitable and the available assets of the Plan shall be allocated among the Participants, Terminated Eligible Employees and Pensioners in the order of precedence set forth in section 4044(a) of ERISA. Any residual assets of the Plan remaining after distribution in accordance with the foregoing provisions of this paragraph shall be distributed to the respective
Participating Employers, provided that

(a)  all liabilities of the Plan to Participants, Terminated Eligible
Employees and
Pensioners have been satisfied, and

(b)  the distribution does not contravene any provisions of law.

13.7. Failure to Maintain Qualified Status. tc \l2 "13.7. Failure to Maintain Qualified
Status.   If the participation of any Participating Employer in the Plan shall adversely affect the
status of the Plan as a "qualified" plan under the applicable provisions of the Code, such
Participating Employer shall thereby be deemed to have withdrawn from the Plan and the Trustee shall forthwith, upon receipt of notice to such effect from such Employer or otherwise, segregate the funds then standing to the credit of Eligible Employees of such Participating Employer for their benefit. The funds thus segregated shall be held by the Trustee as a separate fund in a savings account, or otherwise as the Trustee may determine, to be dealt with and distributed in accordance with the written directions or instructions of such former Participating Employer. The
Trustee shall be authorized to take such actions with respect to such Employer and the funds held for the account of its Employees as it shall deem necessary or desirable to maintain the Plan as a
"qualified" plan under the Code.


13.8.  Merger, Consolidation or Transfer of Plan Assets. tc \l2 "13.8.
Merger,
Consolidation or Transfer of Plan Assets.   Any provision contained in this
Article to the contrary
notwithstanding, following a Participating Employer's withdrawal under the Plan in accordance with this Article, no merger or consolidation of the Plan with, or transfer of any assets or liabilities of the Plan to, any plan outside of the Plan shall be effected unless the Association acting through its Board of Trustees shall specifically approve such merger, consolidation or transfer. In the event of such approval, and the subsequent merger or consolidation of the Plan with, or transfer of assets or liabilities of the Plan to, any other plan outside of the Retirement Program, a
Participant who was an actively employed Participant of the transferor plan immediately prior to the effective date of such merger, consolidation or transfer, and who is included under such other plan, shall be entitled to a benefit under such other plan (if it were terminated immediately after such merger, consolidation or transfer) which is not less than the benefit which such actively employed Participant would have been entitled to receive under the transferor plan if the transferor plan had been terminated immediately prior to such merger, consolidation or transfer.

13.9. Merger of Abington National Bank Pension Plan into the Plan tc \l2 "13.9. Merger of Abington National Bank Pension Plan into the Plan . Effective July 1, 1989, the Abington
National Bank Pension Trust ("Abington Plan") is merged into the Plan, conditional upon the receipt by the Association of a favorable determination from the Internal Revenue Service that the merger of the Abington Plan into the Plan will not adversely affect the qualification of the
Retirement Program. Upon receipt of such determination, the assets held in the trust under the
Abington Plan shall be transferred to the Trust Fund. Participants who were former participants in the Abington Plan shall continue to vest in the amount of the benefits so transferred to the Plan in accordance with the vesting schedule set out in Section 7.1 with respect to any service with any
Participating Employer after June 30, 1989. In accordance with Sections 3.12 and 3.13, all periods of service prior to June 30, 1989 during which such Employee was an employee of a
Participating Employer or a non-Participating Employer which merged into a Participating
Employer shall be counted for purposes of eligibility to participate in the Plan and Vesting
Service.

13.10.  Merger of Workingmens Plan tc \l2 "13.10.  Merger of Workingmens Plan
 .
Effective June 1, 1992, the Workingmens Cooperative Bank Pension Plan and Trust, as in effect on May 31, 1992, (the "Workingmens Plan") is merged into the Plan, conditional upon approval of such merger by the Federal Deposit Insurance Corporation. Upon receipt of such approval, the assets held in the trust under the Workingmens Plan shall be transferred to the Trust Fund.
Individuals who were participants in the Workingmens Plan and had an accrued benefit thereunder on May 31, 1992 (the "Workingmens Accrued Benefit") shall become Participants in the Plan
("Workingmens Participants"); provided, however, that no Workingmens Participant shall accrue additional service or benefit for any purpose under the Plan after May 31, 1992.


The amount of a Workingmens Participant's benefit under the Plan shall be his or her
Workingmens Accrued Benefit; provided, however, that such benefit shall not include any death benefit, other than the qualified pre-retirement spousal death benefit. Each Workingmens
Participant shall be fully vested in his or her Workingmens Accrued Benefit. Each Workingmens
Participant shall continue to have the same forms of distributions with respect to his or her
Workingmens Accrued Benefit as were provided for under the terms of the Workingmens Plan.
In all other respects, a Workingmens Participant's rights with respect to his or her Workingmens
Accrued Benefit will be determined under the terms of the Plan as from time to time in effect on or after June 1, 1992.

ARTICLE 14. SPECIAL TOP HEAVY PROVISIONS tc \l1 "ARTICLE 14. SPECIAL TOP HEAVY PROVISIONS

14.1. Provisions to apply tc \l2 "14.1. Provisions to apply . The provisions of this
Article shall apply for any top-heavy plan year notwithstanding anything to the contrary in the
Plan.

14.2.  Minimum Benefits. tc \l2 "14.2.  Minimum Benefits.   The benefit
payable at any
time to each Participant who is not a key employee, determined as of the end of such Plan Year
(and as of the end of any subsequent Plan Year) and when expressed as an annual benefit payable as a single life annuity commencing at the Participant's Normal Retirement Date, shall not be less than the lesser of

(a) the product of (1) two percent of the Participant's high five year compensation and (2) the number of his or her years of service for minimum benefit purposes (excluding any such year that was not a top heavy plan year), and

(b)  twenty percent of his or her high five year compensation;

provided, however, if the Participant is also covered by a top heavy defined contribution plan of a
Participating Employer or its Affiliate, the Association may use any one of the four safe harbor rules set forth in Regulation 1.416-1(M-12) for determining the minimum benefits, if any, required under the Plan.

If payment of the Participant's benefit under the Plan is suspended in circumstances in which, but for section 411(a)(3)(B) of the Code and section 203(a)(3)(B) of ERISA, such suspension would constitute a forfeiture of benefits, the minimum benefit described above, to the extent affected by such suspension, shall be actuarially increased (using the assumptions used in determining an Actuarial Equivalent benefit) to reflect such period of suspension.

14.3. Special Vesting Schedule. tc \l2 "14.3. Special Vesting Schedule. Each individual who is a Participant at any time during a top-heavy Plan Year shall be vested in not less than the percentage of his or her Accrued Pension as set forth in the following schedule (or the Plan's general vesting schedule if faster), based on his or her completed years of Vesting Service:


Years of Vesting		Nonforfeitable
    Service     		  Percentage

Less than 2				 0
2 but less than 3			20
3 but less than 4			40
4 but less than 5			60
5 but less than 6			80
6 or more			         100

Further, no decrease in a Participant's nonforfeitable percentage may occur in the event the Plan's status as top heavy changes for any Plan Year. If the vesting schedule under the Plan shifts in or out of the above schedule for any Plan Year because of the Plan's top heavy status, such shift shall be considered to be an amendment to the vesting schedule for all purposes of the Plan.

14.4.  Adjustment to 415 Limitations. tc \l2 "14.4.  Adjustment to 415
Limitations.   For
purposes of the Code section 415 limits, the definitions of "defined contribution plan fraction" and
"defined benefit plan fraction" contained therein shall be modified, for any Plan Year which is a top-heavy Plan Year, by substituting "1.0" for "1.25" in Code sections 415(e)(2)(B) and
415(e)(3)(B).

14.5.  Definitions. tc \l2 "14.5.  Definitions.   For purposes of this
Article:

(a) "High Five Year Compensation" means the average of the Participant's annual
Compensation for those five consecutive years of service for minimum benefit purposes
(or, if the Participant has less than sixty such months, then for his or her actual number of consecutive years of service for minimum benefit purposes) for which his or her aggregate
Compensation is greatest. Any Plan Year which is not a year of service for minimum benefit purposes shall be ignored in determining whether the Participant's years of service for minimum benefit purposes are consecutive.

(b) "Key employee" means a key employee described in Code section 416(i)(1), and "non-key employee" means any employee who is not a key employee (including employees who are former key employees).


(c) "Top heavy plan year" means a Plan Year if the sum of the present values of the total Accrued Pension of all key employees under the Plan and under each other defined benefit plan (as of the applicable determination date of each such plan) which is aggregated with this Plan, plus the sum of the account balances of all key employees under each defined contribution plan (as of the applicable determination date of each such plan) which is aggregated with this Plan, exceeds sixty percent of the sum of such amounts for all Employees or former Employees (other than former key employees but including beneficiaries of deceased former Employees) under such plans.

The following rules shall apply for purposes of making the necessary determinations under the paragraph (c):

(i)  All determinations hereunder will be computed in accordance with section 416 of the Code and the regulations promulgated thereunder, which are specifically incorporated herein by reference.

(ii) The term "determination date" means, with respect to the initial plan year of a plan, the last day of such plan year and, with respect to any other plan year of a plan, the last day of the preceding plan year of such plan. The term
"applicable determination date" means, with respect to the Plan, the determination date for the Plan Year of reference and, with respect to any other plan, the determination date for any plan year of such plan which falls within the same calendar year as the applicable determination date of the Plan. Accrued benefits or account balances under a plan will be determined as of the most recent valuation date of the plan; provided, however, that in the case of a defined benefit plan such valuation date must be the same date as is employed for minimum funding purposes, and in the case of a defined contribution plan the value so determined will be adjusted for contributions made after the valuation date to the extent required by applicable Treasury regulations.

(iii) There shall be aggregated with this Plan (A) any other plan of an Employer under which at least one key employee participates and which is able to satisfy the requirements of sections 401(a)(4) and 410 of the Code by reason, at least in part, of the existence of this Plan, and (B) if at least one key employee is a
Participant hereunder, any other plan of an Employer (B-1) in which a key employee participates or (B-2) which enables another such plan (including, but not limited to, the Plan) to satisfy the requirements of sections 401(a)(4) and 410 of the Code. Any plan of an Employer not required to be aggregated with the Plan may nevertheless, at the discretion of the Administrator, be aggregated with the
Plan if the benefits and coverage of all aggregated plans would continue to satisfy the requirements of sections 401(a)(4) and 410 of the Code.

			(iv) The determination of the present value of accrued benefits under a defined benefit plan shall be made on the basis of the mortality assumptions and interest rate used in determining an Actuarial Equivalent benefit.

(d) "Year of service for minimum benefit purposes" means, with respect to any
Participant, the aggregate of all of his or her Periods of Service except:


(1)  any such Period of Service which began before January 1, 1984, and

(2) any such Period of Service after the last day of the most recent Plan Year which was a top heavy plan year.


ARTICLE 15.  ADOPTION AGREEMENT tc \l1 "ARTICLE 15.  ADOPTION
AGREEMENT

15.1. Adoption Agreement tc \l2 "15.1. Adoption Agreement . The Adoption Agreement shall be that separate document through which the Participating Employer adopts the
Plan and elects among the various options offered under the Plan, and which, when executed by the Participating Employer and the Trustee, becomes an integral part of the Plan. Any
Participating Employer may change any election on the Adoption Agreement currently in effect by filing with the Trustee a duly executed Adoption Agreement containing the change in election, provided that no change in election shall retroactively reduce the benefit or vested percentage to which any Participant, former Participant or Beneficiary is entitled under the Plan.


ARTICLE 16.  RETIREE MEDICAL ACCOUNT tc \l1 "ARTICLE 16.  RETIREE
MEDICAL ACCOUNT

16.1.    In General tc \l2 "   In General .  The Association will establish
(or cause to be
established), as of January 1, 1993, an account from which medical benefits may be paid with respect to eligible retired Participants pursuant to Section 401(h) of the Code. The account, hereinafter referred to as the '401(h) Account', will be a separate account for recordkeeping purposes. The 401(h) Account need not be segregated from the other assets of the Plan for investment purposes; however, the Association may segregate all or part of the 401(h) Account in its discretion, and to the extent the 401(h) Account is segregated, it may be held in a separate trust established under this Plan and qualifying under Code section 501(a). It shall be impossible, at any time prior to the satisfaction of all liabilities under the Plan to provide the medical benefits described in Section 16.2 below, for any part of the corpus or income of the 401(h) Account to be used for, or diverted to any purpose other than the providing of such benefits. However, upon the satisfaction of all liabilities under the Plan to provide such benefits, any amount remaining in the 401(h) Account will be returned to the Participating Employers, in such proportions as is determined by the Association.

16.2.    Benefits from the 401(h) Account tc \l2 "   Benefits from the 401(h)
Account .  Benefits
for medical expenses (including without limitation premiums for sickness, accident or hospitalization insurance or similar coverage) will be paid in such amounts, at such time or times, in such manner, and to such payees as is provided under the Participating Employers' retiree medical programs as in effect from time to time. All assets of the 401(h) Account will be available to pay benefits with respect to any eligible retired Participant, and no separate fund or subaccount need be segregated for any such Participant.

16.3.    Contributions to the 401(h) Account tc \l2 "   Contributions to the
401(h) Account .
Each Participating Employer may make direct contributions to the 401(h) Account in such amounts and at such time or times as it determines in its discretion. Such contributions must be reasonable and ascertainable, and are subject to the general conditions relating to Plan contributions under Article 12. However, in no event shall the aggregate amount of such contributions, when added to any actual contributions for life insurance protection under the Plan, exceed 25 percent of the total actual contributions to the Plan under this Section and Section 11.1
(other than contributions to fund past service credits) after the date on which the 401(h) Account is established. Any forfeitures with respect to medical benefits under the 401(h) Account must be applied as soon as possible to reduce Participating Employer contributions to fund such benefits.

16.4.    Eligible retired Participants tc \l2 "   Eligible retired
Participants .  For purposes of this
Article, an "eligible retired Participant" is a Participant

(a) with respect to whom a Termination Date has occurred; and


(b) who is eligible for retiree medical benefits under the Participating Employers' retiree medical programs as in effect from time to time.

IN WITNESS WHEREOF, The Cooperative Banks Employees Retirement Association has caused this instrument to be executed in its name and on its behalf by its officer thereunto duly authorized at Norwood, Massachusetts, on this 30th day of December, 1998.


COOPERATIVE BANKS EMPLOYEES
RETIREMENT ASSOCIATION




By:

Title:



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                                                  Exhibit 16



                        BANK INVESTMENT FUND

                          Yield worksheet

                   FUND ONE         DATE 12/31/98



           Yield = 2[( a - b        6
                        ____    + 1)  -1]
                     [(  cd )

  a = dividends and interest earned during the period.

  b = expenses accrued for the period (net of reimbursements).

  c = the average daily number of shares outstanding during the period that were entitled to receive dividends.

  d = the maximum offering price per share on the last day of the period.

              a = 601,463.67         b = 600.00
              c = 129,822.1810        d =  987.5026

                a - b =  600,865.67

                            cd =  128,199,741.28

  Yield in accordance with the above formula is    5.69%.



                                                     Exhibit 16




                           BANK INVESTMENT FUND

                          Total Return Worksheet

           FUND ONE                         DATE 1 year
                                            Ended 12/31/98


                        n                          1
  Total Return: P(l + T)       =  ERV or     [(ERV)   /n}
                                             -------       -1
                                             [(P  )     }


  p = a hypothetical initial payment of $1000

  T = average annual total return

  n = number of years

  ERV =    ending redeemable value of a hypothetical $1000
           payment made at the beginning of the 1, 5, or 10 year periods to the end of the 1, 5, or 10 year periods (or fractional portion thereof).

           P    = 1000.00            T = 6.32%

           n    = 1                ERV = 1,063.1672

  Total return in accordance with the above formula is 6.32%.




                                                    Exhibit 16




                           BANK INVESTMENT FUND

                          Total Return Worksheet

                       FUND ONE                DATE 5 years
                                               Ended 12/31/98

                               n                    1
         Total Return: P(l + T)   =    ERV or [( ERV)    /n}
                                              --------       -1
                                                (P )       }


  p = a hypothetical initial payment of $1000

  T = average annual total return

  n = number of years

  ERV =    ending redeemable value of a hypothetical $1000
           payment made at the beginning of the 1, 5, or 10 year periods to the end of the 1, 5, or 10 year periods (or fractional portion thereof).

             P = 1000.00       T   =      5.50%

             n = 5 years      ERV =  1306.7711

  Total return in accordance with the above formula is 5.50%.
























                                                     Exhibit 16




                           BANK INVESTMENT FUND

                          Total Return Worksheet

                       FUND ONE            DATE 10 years
                                           Ended 12/31/98

                              n                        1
        Total Return: P(l + T)     ERV or    [( ERV )   /n}
                                               -----       -1
                                              [( P  )     }

  p = a hypothetical initial payment of $1000

  T = average annual total return

  n = number of years

  ERV    = ending redeemable value of a hypothetical $1000
           payment made at the beginning of the 1, 5, or 10 year periods to the end of the 1, 5, or 10 year periods (or fractional portion thereof).

                     P = 1000.00     T   = 7.19%

                     n = 10 years    ERV = 2003.1762

  Total return in accordance with the above formula is 7.19%.

                                                   Exhibit 16


                          BANK INVESTMENT FUND

                             Yield worksheet


                             LIQUIDITY FUND       DATE 12/31/98




                   Yield = c  *     365
                                    ----
                                       7

                     c   =    a
                            ----
                              b

           a net investment income (per share) or net change

           b beginning value = 1000.00

           c base period return = net investment income
                                  ---------------------
                                  beginning value

           a =     .9758                     b=   1000.00

                            c =    .0009758


           Yield in accordance with the above formula is 5.09%.




                                                    Exhibit 17



                    INDEPENDENT AUDITOR'S CONSENT




We consent to the incorporation by reference in Form N-1A of our report dated January 28, 1999, and appearing on Page 18 of the Offering Circular on the financial statements of Bank Investment Fund -
Fund One, appearing on Pages 19 through 28 of the Offering Circular for the year ended December 31, 1998.





                                  Parent McLaughlin & Nangle
                                  Certified Public Accountants




Boston, Massachusetts
January 28, 1999





                                                   Exhibit 17



                    INDEPENDENT AUDITOR'S CONSENT




We consent to the incorporation by reference in Form N-1A of our report dated January 28, 1999, and appearing on Page 16 of the Offering Circular on the financial statements of Bank Investment Fund -
Liquidity Fund, appearing on Pages 17 through 27 of the Offering
Circular for the year ended December 31, 1998.





                                  Parent McLaughlin & Nangle
                                  Certified Public Accountants







Boston, Massachusetts
January 28, 1999













                                                     Exhibit 18

                           BANK INVESTMENT FUND

                                 FUND ONE

                            PRICE MAKE UP SHEET


           Date:         12/31/98

  Net Asset Value - January 1
                                                     $ 143,608,498

  Cash Invested:

       YTD-Yesterday        $1,674,618

       INV-Today                 -0-                  1,674,618

  Dividends Reinvested:

      YTD-Yesterday           2,467,917

      DR-Today                  249,008                 2,716,925

  Cash Redeemed:

      YTD-Yesterday         (20,116,046)

      RED-Today                  -0-                (20,116,046)

  Realized Gains (Losses):

     YTD-Yesterday                2,375

    G/L-Today                   -0-                       2,375

  Unrealized Depreciation:

     YTD-Yesterday             (588,959)

     Appreciation/
     (Depreciation) Today        -0-                    (588,959)


  TOTAL NET ASSETS - TODAY                           $128,475,329


















                                                   Exhibit 18


  PRE-NET ASSET VALUE COMPUTATION:

       Total Net Assets - Yesterday

        (Adjusted - see below)                       $128,226,322

        Today's Appreciation/
         Depreciation in Inv. Sec.*                        0

        Number of Shares Outstanding-
        Yesterday (Adjusted - see below)             129,849.0975

        Pre-NAV per share                               $987.5026


           POST-NET ASSET VALUE COMPUTATION:

           Total Net Assets - Today                  $128,475,329

           Shares Outstanding:

               Today                                  130,101.2565

               Current
               Redemptions                              - 0 -
               Current
               Investments   (Dividend Reinvestment)      252.1590

               Number of
               shares out-
               standing today                         130,101.2565

           NET ASSET VALUE PER SHARE                      987.5026


           *INVESTMENT SECURITIES  PORTFOLIO

                            Yesterday            Today

            Market          $128,989,962         $128,989,962

            Cost             128,067,239          128,067,239

           Appreciation/
           Depreciation       $ -0-                $  -0-

           TODAY'S CHANGE                            $  -0-





                                                Exhibit 18

                           BANK INVESTMENT FUND

                              Liquidity Fund

                            PRICE MAKE UP SHEET

                            Date:  12/31/98


  Net Asset Value - January 1
                                                    $235,204,464

  Cash Invested:

      YTD-Yesterday            $1,468,133,724

      INV-Today                     -0-         1,468,133,724

  Dividends Reinvested:

      YTD-Yesterday            $    8,493,134

  DR-Today                            761,793         9,254,927

  Cash Redeemed:

      YTD-Yesterday           ($1,425,964,481)

      RED-Today                     -0-       ($1,425,964,481)

  Realized Gains (Losses):

      YTD-Yesterday                 -0-

      G/L-Today                     -0-              -0-

  Unrealized Appreciation:

      YTD-Yesterday                 -0-
     Appreciation/
     (Depreciation) Today          -0-                -0-



           TOTAL NET ASSETS - TODAY                $286,628,634










                                                      Exhibit 18


 PRE-NET ASSET VALUE COMPUTATION:

           Total Net Assets - Yesterday            $286,628,634

           Today's Appreciation/
           Depreciation in Inv. Sec.                       0

           Number of Shares Outstanding-
               Yesterday                             286,628.6340

           Pre-NAV per share                          $1000.00


           POST-NET ASSET VALUE COMPUTATION:

           Total Net Assets - Today                $286,628,634

           Shares Outstanding:

           Today                                     285,832.1230

           Current
           Redemptions                                  - 0 -


           Current
           Investments   (Dividend Reinvestment)         796.5112

           Number of
           shares out-standing today                286,628.6342

  NET ASSET VALUE PER SHARE                            $1000.00


           INVESTMENT SECURITIES PORTFOLIO*

                           Yesterday                      Today

           Market                  $

           Cost

           Appreciation/
           Depreciation            $


           TODAY'S CHANGE                                    $


   This Section is Not Applicable - Amortized Cost Method used.




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